As filed with the Securities and Exchange Commission on July 11, 2007
                                      Registration No. 333-140554

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEDIATRIC PROSTHETICS, INC.
(Name of small business issuer in its charter)

Idaho	3842	68-0566694
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial	Identification
organization)	Classification	No.)
Code Number)

12926 Willow Chase Drive
Houston, TX 77070
(281) 897-1108
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Linda Putback-Bean
Chief Executive Officer
12926 Willow Chase Drive
Houston, TX 77070
(281) 897-1108
(Name, address and telephone number of agent for service)

Copies to:

David M. Loev,		John S. Gillies,
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. (  ).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount Being Registered	Proposed Maximum Price Per Share (1)	Proposed Maximum Aggregate Price (1)	Amount of Registration Fee(2)
Common Stock $0.001 par value per share	9,356,392 (3)	$0.035	$327,473.72	$10.05
Common Stock $0.001 par value per share	2,857,142 (4)	$0.035	$99,999.97	$3.07
Common Stock $0.001 par value per share	2,000,000 (5)	$0.035	$70,000.00	$2.15
Common Stock $0.001 par value per share	3,000,000 (6)	$0.035	$105,000.00	$3.22
Common Stock $0.001 par value per share	696,427 (7)	$0.035	$24,374.95	$0.75
Total	17,909,961	$0.035	$626,848.64	$19.24

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended and based on the closing price of our common stock as reported on the Over-The-Counter Bulletin Board on July 6, 2007.

(2) This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices.

(3) Represents a portion of the shares of common stock issuable in connection with the conversion of Callable Secured Convertible Notes. The registrant agreed to sell an aggregate of $1,500,000 in Callable Secured Convertible Notes to certain purchasers, of which $600,000 of such notes have been sold to date. The notes are convertible into shares of our common stock at a 50% discount to the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received.

(4) Represents an aggregate of 1,428,571 shares of common stock issuable to Peter Kertes in connection with the conversion of an outstanding loan owed by the registrant to Mr. Kertes, which loan is convertible into shares of the registrant's common stock at a rate of one share for each $0.035 of debt owed, and an additional 1,428,571 warrants held by Mr. Kertes to purchase shares of the registrant's common stock at an exercise price of $0.045 per share.

(5) Represents an aggregate of 2,000,000 shares of common stock issuable to Lionheart Associates, LLC, doing business as Fairhills Capital, in connection with the exercise of 2,000,000 warrants to purchase shares of the registrant's common stock at an exercise price of $0.10 per share. The warrants expire if unexercised on May 30, 2015.

(6) Represents an aggregate of 3,000,000 shares of common stock issuable to National Financial Communications Corp., doing business as OTC Financial Network, in connection with the exercise of 3,000,000 warrants to purchase shares of the registrant's common stock. One third of the 3,000,000 warrants, or 1,000,000 warrants are exercisable at $0.10 per share, one third are exercisable at $0.20 per share, and one third are exercisable at $0.30 per share. The warrants expire if unexercised on May 8, 2010.

(7) Represents shares issued to Global Media Fund Inc. and Andrew Austin in consideration for services rendered to the registrant by Global Media Fund Inc. in connection with a Service Agreement described below.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

PEDIATRIC PROSTHETICS, INC.
RESALE OF 17,909,961 SHARES OF COMMON STOCK

The selling shareholders listed on page 60 may offer and sell up to 17,909,961 shares of our common stock under this Prospectus for their own account.

Our common stock currently trades on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol "PDPR" however, our securities are currently highly illiquid, and subject to large swings in trading price, and are only traded on a sporadic and limited basis. Selling shareholders will sell at prevailing market prices or privately negotiated prices on the OTCBB.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling shareholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling shareholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is nor permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 14, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS ___, 2007

TABLE OF CONTENTS

Prospectus Summary	6
Summary Financial Data	10
Forward Looking Statements	13
Risk Factors	14
Use of Proceeds	24
Dividend Policy	24
Legal Proceedings	24
Directors, Executive Officers, Promoters and Control Persons	25
Security Ownership of Certain Beneficial Owners and Management	27
Interest of Named Experts and Counsel	28
Indemnification of Directors and Officers	28
Description of Business	30
Management's Discussion and Analysis of Financial Condition and Results of Operations	42
Controls and Procedures	53
Description of Property	54
Certain Relationships and Related Transactions	54
Executive Compensation	55
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	58
Descriptions of Capital Stock	58
Shares Available for Future Sale	58
Plan of Distribution and Selling shareholders	59
Market for Common Equity and Related Stockholder Matters	68
Additional Information	69
Legal Matters	69
Financial Statements	F-1
Part II	70

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Pediatric" refer to Pediatric Prosthetics, Inc., an Idaho corporation, "Common Stock" refers to the common stock, par value $0.001 per share, of Pediatric Prosthetics, Inc.

We are engaged in the custom fitting and fabrication of custom made prosthetic limbs for both upper and lower extremities to infants and children throughout the United States. We buy manufactured components from a number of manufacturers and combine those components to fabricate custom measured, fitted and designed prosthetic limbs for our patients. We also create "anatomically form-fitted suspension sockets" that allow the prosthetic limbs to fit comfortably and securely with each patient's unique residual limb. These suspension sockets must be hand crafted to mirror the surface contours of a patient's residual limb, and must be dynamically compatible with the underlying bone, tendon, ligament, and muscle structures in the residual limb. We currently employ five employees, including three licensed prosthetists and have fifteen (15) consulting contracts with our host prosthetic providers ("Host Affiliates"), which have facilities in various locations in nineteen states. These consulting agreements allow us to utilize the Host Affiliate's patient-care facilities and billing personnel to aid us in fitting and fabricating custom-made artificial limbs and provide related care and training in multiple geographic locations.

We generate an average of approximately $8,000 of gross profit per fitting of the prosthetics devices, however, the exact amount of gross profit we will receive for each fitting, will depend on the exact mix of arms versus legs fitted and the number of re-fittings versus new fittings. We are accredited by the Texas Department of Health as a fully accredited prosthetics provider. We began operations as a fully accredited prosthetic facility on March 18, 2004. We have a website at www.kidscanplay.com, which contains information which we do not desire to be incorporated by reference into this filing.

In April 2006, we borrowed $50,000 from a shareholder, Peter Kertes, and issued a promissory note and warrants in connection with such loan. The promissory note bears interest at the rate of 12% per annum, and was due and payable on September 29, 2006, which due date has since been extended to May 29, 2007, but which has not been further extended and/or paid as of the date of this Prospectus. This loan is also convertible into an aggregate of 1,428,571 shares of common stock at the rate of one share for each $0.035 owed. Mr. Kertes also received as consideration for the $50,000 promissory note, 1,428,571 warrants, which are exercisable for shares of common stock at an exercise price of $0.045 per share, and which expire if unexercised on May 22, 2008.

On May 30, 2006, we entered into a Securities Purchase Agreement, with various third parties (the "Purchasers") to sell an aggregate of $1,500,000 in Callable Secured Convertible Notes, which bear interest at the rate of 6% per annum (the "Debentures," the “Notes” or the “Convertible Notes”), of which an aggregate of $600,000 in Debentures was sold to the Purchasers on May 30, 2006, an aggregate of $400,000 in Debentures was sold to the Purchasers in February 2007, and the remaining $500,000 is to be sold upon the date this registration statement is declared effective by the SEC, assuming such Registration Statement is declared effective with the SEC. The Debentures are convertible into shares of our common stock at a 50% discount to the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received (the “Conversion Price”). In connection with the sale of the Debentures, we issued the various third party Purchasers, Stock Purchase Warrants to purchase an aggregate of 50,000,000 shares of our common stock at an exercise price of $0.10 per share, which warrants expire if unexercised on May 30, 2013.

We also agreed to issue a finder, Lionheart Associates, LLC doing business as Fairhills Capital ("Lionheart"), a finder's fee in connection with the funding which included warrants to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.10 per share. The Lionheart warrants expire if unexercised on May 30, 2013. Additionally, in connection with the closing of the sale of the Debentures, described above, we agreed to issue OTC Financial Network, as a finder's fee in connection with the funding, 3,000,000 warrants to purchase shares of our common stock. The 3,000,000 warrants are exercisable into shares of our common stock as follows, 1,000,000 warrants are exercisable at $0.10 per share, 1,000,000 warrants are exercisable at $0.20 per share, and 1,000,000 warrants are exercisable at $0.30 per share. The warrants granted to OTC Financial Network expire if unexercised on May 8, 2010.

In February 2006, we entered into a service agreement (the "Service Agreement") with Global Media Fund Inc. ("Global"), whereby Global agreed to distribute certain newspaper features, which Global guaranteed would be placed in at least 100 newspapers and radio features regarding the Company, which Global guaranteed would be placed in at least 400 radio stations. In consideration for executing the Service Agreement, the Company issued Global 220,000 restricted shares of common stock pursuant to the Service Agreement and Andrew Austin 30,000 shares of restricted common stock as a commission in connection with the Service Agreement in March 2006 and issued Global 446,427 shares of common stock and Mr. Austin 53,571 shares of our common stock in June 2006. We gave Global formal notice of termination the Service Agreement in March 2007; however, we do not have any plans to issue Global or Mr. Austin any additional shares of common stock.

This Registration Statement relates to the registration of 17,909,961 shares of common stock, which represents 9,356,392 shares of common stock issuable upon conversion of the Debentures; 1,428,571 shares of common stock issuable upon conversion of a $50,000 convertible note which is convertible into shares of our common stock at the rate of one share for each $0.035 of debt owed; 6,428,571 shares exercisable in connection with three separate warrant agreements with separate individuals and entities, which provide for the issuance of 1,428,571 shares in connection with warrants to purchase shares of common stock at an exercise price of $0.045 per share, 2,000,000 warrants to purchase shares of common stock at an exercise price of $0.10 per share, and warrants to purchase 3,000,000 shares of common stock, with 1,000,000 warrants exercisable at $0.10 per share, 1,000,000 shares exercisable at $0.20 per share and 1,000,000 warrants exercisable at $0.30 per share; and 696,427 shares of common stock of which 612,856 shares have previously been issued to Global Media and 83,571 shares have previously been issued to Andrew Austin as a commission in connection with the Global Media Service Agreement.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	17,909,961 shares by selling shareholders

Common Stock Outstanding Before The Offering:	100,274,889 shares

Common Stock Outstanding After The Offering (including the shares of common stock registered herein):
117,488,423 shares (assuming the full conversion of all of the shares registered herein in connection with the conversion of the Debentures, as well as the full exercise of all the shares issuable in connection with the warrants, which are registered herein).

Common Stock Issuable in Connection With the Full Conversion of $1,500,000 in Convertible Notes (of which $1,000,000 have been sold to date):
100,000,000 shares* (this amount assumes the conversion of the entire amount of the $1,500,000 in Debentures which the Purchasers have agreed to purchase ($1,000,000 of which have been sold to date) and includes all of the shares of common stock registered herein on the Purchaser’s behalf, as well as the additional shares of common stock issuable in connection with the conversion of the Debentures which are not being registered herein.

* based on a Conversion Price (as defined below) of approximately $0.015 as of July 9, 2007.

Common Stock Outstanding Assuming the Conversion of the Entire Amount of the Purchasers $1,500,000 in Convertible Notes (of which $1,000,000 has been sold to date, and $500,000 of which the Purchasers have agreed to purchase) into shares of our Common Stock, as well as Shares of Common Stock Being Registered Herein:

225,345,565 shares (which amount includes 7,857,142 shares of common stock issuable in connection with the conversion of convertible notes and exercise of warrants being registered herein for parties other than the Purchasers, and 100,000,000 shares*, representing the total number of shares of common stock issuable in connection with the conversion of the Debentures by the Purchasers, of which only 9,356,392 shares are being registered in connection with herein).

* based on a Conversion Price (as defined below) of approximately $0.015 as of July 9, 2007.

Use Of Proceeds:
We will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholders in connection with the common stock issuable upon conversion of the Debentures and/or the shares of common stock previously issued, however, we may receive up to $864,286 in connection with the exercise of the 6,428,571 shares of common stock underlying the warrants which we are registering herein. See "Use of Proceeds."

Limited Market:
Our common stock is quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol "PDPR." The market for our common stock is highly volatile, sporadic and illiquid as discussed in more detail below, under the heading "Risk Factors." We can provide no assurance that there will be a market for our securities in the future. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Principal Offices:	12926 Willow Chase Drive Houston, TX 77070

Telephone Number:	(281) 897-1108
Website:	www.kidscanplay.com (which includes information that we do not desire to be incorporated by reference into this Prospectus).

SUMMARY FINANCIAL DATA

  You should read the summary financial information presented below for the year ended June 30, 2006, and the three months ended March 31, 2007. We derived the summary financial information from our audited financial statements for the years ended June 30, 2006 and 2005, and our unaudited financial statements for the three and nine months ended March 31, 2007 and 2006, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

Summary Statement of Operations

	Three Months Ended	Year ended
	March 31, 2007	June 30, 2006

Revenue	$133,323	$716,107

Operating expenses:
Cost of sales, except for
items stated separately below	62,707	219,272
Selling, general and
administrative expenses	406,155	1,373,939
Depreciation expense	6,038	20,231

Total operating expenses	474,900	1,613,442

Loss from operations	(341,577)	(897,335)

Other income and (expense):
Interest income	-	8
Interest expense	(70,141)	(81,873)
Change in value of derivative
financial instruments	411,778	(3,742,205)
Gain on extinguishment of debt	-	310,799
Other expenses	-	(2,811)

Total other income (expense)	341,637	(3,516,082)

Net income (loss)	$60	$(4,413,417)

Net income (loss) per common share - basic
and diluted	$0.00	$(0.05)

Weighted average shares of common
stock outstanding - basic and diluted	98,274,889	95,998,042

Summary Balance Sheet

	March 31, 2007	June 30, 2006
ASSETS

Current assets:
Cash and cash equivalents	$79,175	$274,641
Trade accounts receivable, net	274,649	268,642
Prepaid expenses and other
current assets	13,920	13,396
Current portion of deferred
financing cost, net	152,113	109,693
Total current assets	519,857	666,372

Furniture and equipment, net	52,917	59,138
Deferred financing cost	177,462	239,334
Total assets	$750,236	$964,844

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Trade accounts payable	$131,451	$143,167
Accrued liabilities	249,954	257,680
Current portion of convertible debt,
net of discount of $0 and $25,000
at March 31, 2007 and
June 30, 2006, respectively	75,000	60,000
Due to related party	500	500
Derivative financial instruments	2,671,318	5,119,365
Total current liabilities	3,128,223	5,580,712

Convertible debt, net of discount of
$838,379 and $592,716 at
March 31, 2007 and
June 30, 2006, respectively	161,621	7,284
Deferred rent	11,166	12,575

Total liabilities	3,301,010	5,600,571

Commitments and contingencies	-	-

Stockholders' deficit:
Preferred stock, par value $0.001;
authorized 10,000,000 shares;
issued and outstanding 1,000,000 shares
at March 31, 2007 and June 30, 2006	1,000	1,000
Common stock, par value $0.001; authorized
100,000,000 shares; issued and outstanding
98,274,889 at March 31, 2007 and
June 30, 2006	98,275	98,275

Additional paid-in capital	8,271,324	7,764,327
Accumulated deficit	(10,921,373)	(12,499,329)

Total stockholders' deficit	(2,550,774)	(4,635,727)

Total liabilities and stockholders' deficit	$750,236	$964,844

FORWARD-LOOKING STATEMENTS

Statements contained in this registration statement on Form SB-2 may be forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "expect," "anticipate," "estimate," "would be," "believe," or "continue" or the negative or other variations of comparable terminology. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties are set forth below. Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished. Such statements (none of which is intended as a guarantee of performance) are subject to certain assumptions, risks and uncertainties, which could cause our actual future results, achievements or transactions to differ materially from those projected or anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this registration statement is filed with the SEC. These forward looking-statements are subject to a number of risks and uncertainties, certain of which are beyond our control.

Additional factors that could cause actual results to differ materially from those indicated in the forward-looking statements are discussed under the caption "Risk Factors". Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no duty to update these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the additional factors which may affect our business, including the disclosures made under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this Prospectus.

RISK FACTORS

Any investment in shares of our common stock involves a high degree of risk. You should carefully consider the following information about these risks before you decide to buy our common stock. If any of the following risks actually occur, our business would likely suffer. In such circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

WE HAVE EXPERIENCED SUBSTANTIAL OPERATING LOSSES AND MAY INCUR ADDITIONAL OPERATING LOSSES IN THE FUTURE.

During the fiscal years ended June 30, 2006 and 2005, we incurred net losses of $4,413,417 and $4,356,519, respectively, and experienced negative cash flows from operations of $436,226 and $298,454, respectively. During the nine months ended March 31, 2007, we had net income of $1,577,956, which net income was mainly the result of changes in the value of our derivative financial instruments and not the result of our core operations, and negative cash flows from operations of $500,652. Additionally, we had negative working capital of $2,608,366 and a total accumulated deficit of $10,921,373 as of March 31, 2007. Our historical losses have been related to two primary factors as follows: 1) we are not currently generating sufficient revenue to cover our fixed costs and we believe that the break-even point from a cash flow standpoint may require that we fit as many as 100 clients, up from 79 fitted in fiscal 2006; 2) we have issued a significant number of our shares of common stock to compensate employees and consultants and those stock issuances have resulted in charges to income of $482,360 and $4,020,264 during the years ended June 30, 2006 and 2005, costs that we believe will not be recurring in future periods. In the event we are unable to increase our gross margins, reduce our costs and/or generate sufficient additional revenues, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

WE WILL NEED ADDITIONAL FINANCING TO REPAY THE $1,500,000 IN CONVERTIBLE DEBENTURES WHICH WE AGREED TO SELL IN MAY 2006, AND GROW OUR OPERATIONS.

We have limited financial resources. In May 2006, we sold certain third party investors an aggregate of $600,000 in Convertible Debentures and agreed to sell them an additional $900,000 in Convertible Debentures, $400,000 of which we have sold as of the date of this Registration Statement. These Convertible Debentures and interest may be converted into shares of our common stock at a discount to market. However, if such Convertible Debentures are not converted into shares of our common stock, we will need to obtain outside financing to fund our business operations and to repay the Convertible Debentures. If we are forced to raise additional debt or equity financing, such financing may be dilutive to our shareholders. The sale of equity securities, including the conversion of outstanding amounts under the Convertible Debentures, could dilute our existing stockholders' interest, and borrowings from third parties could result in our assets being pledged as collateral and loan terms that would increase our debt service requirements and/or restrict our operations. There is no assurance that capital will be available from any of these sources, or, if available, upon terms and conditions acceptable to us. If we are unable to repay the Convertible Debentures and/or raise additional capital, we may be forced to curtail or abandon our business operations.

WE DEPEND SUBSTANTIALLY UPON OUR PRESIDENT TO IMPLEMENT OUR BUSINESS PLAN, AND LOSING HER SERVICES WOULD BE INJURIOUS TO OUR BUSINESS.

Our success is substantially dependent upon the time, talent, and experience of Linda Putback-Bean, our President and Chief Executive Officer. Mrs. Putback-Bean possesses a comprehensive knowledge of our business and has built numerous relationships with industry representatives. We have no employment agreement with Ms. Putback-Bean. While Mrs. Putback-Bean has no present plans to leave or retire, her loss would have a negative effect on our operating, marketing and financial performance if we are unable to find an adequate replacement with similar knowledge and experience within our industry. We maintain life insurance in the amount of $1,500,000 with respect to Mrs. Putback-Bean and $500,000 with respect to Mr. Bean. If we were to lose the services of Mrs. Putback-Bean, our operations may suffer and we may be forced to curtail or abandon our business plan.

Additionally, in order for us to expand, we must continue to improve and expand the level of expertise of our personnel and we must attract, train and manage qualified managers and employees to oversee and manage our operations. As demand for qualified personnel is high, there is no assurance that we will be in a position to offer competitive compensation packages to attract or retain such qualified personnel in the future. If we are not able to obtain qualified personnel in the future, if our operations grow, of which there can be no assurance, we may be forced to curtail or abandon our plans for future growth.

OUR BUSINESS DEPENDS UPON OUR ABILITY TO MARKET OUR SERVICES TO AND SUCCESSFULLY FIT CHILDREN BORN WITH A LIMB-LOSS.

Our growth prospects depend upon our ability to identify and subsequently fit the small minority of children born with a limb-loss. The LLR&SP Report (referred to in our "Description of Business" section herein) indicates that approximately 26 out of every 100,000 live births in the United States result in a possible need for prosthetic rehabilitation. In addition, our business model demands that we continue to successfully fit these widely dispersed infants and children each year as they outgrow their prostheses. Because of the relatively small number of these children born each year and the fact that each child is different, there can be no assurance that we will be able to identify and market our services to such children (or the parents or doctors of such children) and/or that we will be able to successfully fit such children with prosthetic’s devices if retained. If we are unable to successfully market our services to the small number of children born with a limb-loss each year and/or successfully fit such children if marketed to, our results of operations and revenues could be adversely affected and/or may not grow.

DUE TO IMPROVED HEALTHCARE, THERE COULD BE FEWER AND FEWER CHILDREN EACH YEAR WITH PRE-NATAL LIMB-LOSS.

Since the majority of our first-time prospective fittings are assumed to be with children with a pre-natal limb-loss, breakthroughs in pre-natal safety regimens and treatment could end the need for the vast majority of future fittings of pediatric prosthetics. As such, there can be no assurance that the number of children requiring our services will continue to grow in the future, and in fact the number of such children may decline as breakthroughs occur.

CHANGES IN GOVERNMENT REIMBURSEMENT LEVELS COULD ADVERSELY AFFECT OUR NET SALES, CASH FLOWS AND PROFITABILITY.

We derived a significant percentage of our net sales for the years ended June 30, 2005 and 2006, from reimbursements for prosthetic services and products from programs administered by Medicare, or Medicaid. Each of these programs sets maximum reimbursement levels for prosthetic services and products. If these agencies reduce reimbursement levels for prosthetic services and products in the future, our net sales could substantially decline. Additionally, reduced government reimbursement levels could result in reduced private payor reimbursement levels because fee schedules of certain third-party payors are indexed to Medicare. Furthermore, the healthcare industry is experiencing a trend towards cost containment as government and other third-party payors seek to impose lower reimbursement rates and negotiate reduced contract rates with service providers. This trend could adversely affect our net sales. Medicare provides for reimbursement for prosthetic products and services based on prices set forth in fee schedules for ten regional service areas. Additionally, if the U.S. Congress were to legislate modifications to the Medicare fee schedules, our net sales from Medicare and other payors could be adversely and materially affected. We cannot predict whether any such modifications to the fee schedules will be enacted or what the final form of any modifications might be. As such, modifications to government reimbursement levels could reduce our revenues and/or cause individuals who would have otherwise retained our services to look for cheaper alternatives.

OUR INDEPENDENT AUDITOR HAS EXPRESSED DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Since our inception, we have suffered significant net losses. During the years ended June 30, 2006 and 2005 we had net losses of $4,413,417 and $4,356,519, respectively, and net cash flows used in operating activities of $436,226 and $298,454, respectively. During the nine months ended March 31, 2007, we had net income of $1,577,956, which net income was mainly the result of changes in the value of our derivative financial instruments and not the result of our core operations, and we had a working capital deficit of $2,608,366 as of March 31, 2007. Furthermore, we had an accumulated deficit of $10,921,373 at March 31, 2007. Due to our negative financial results and our current financial position, our independent auditor has raised substantial doubt about our ability to continue as a going concern.

IF WE CANNOT COLLECT OUR ACCOUNTS RECEIVABLE OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED.

As of March 31, 2007, our accounts receivable over 120 days old represented more than 50% of total accounts receivable outstanding. If we cannot collect our accounts receivable, our business, results of operations, and financial condition could be adversely affected.

IF WE ARE UNABLE TO MAINTAIN GOOD RELATIONS WITH OUR SUPPLIERS, OUR EXISTING PURCHASING COSTS MAY BE JEOPARDIZED, WHICH COULD ADVERSELY AFFECT OUR GROSS MARGINS.

Our gross margins have been, and will continue to be, dependent, in part, on our ability to continue to obtain favorable terms from our suppliers. These terms may be subject to changes in suppliers' strategies from time to time, which could adversely affect our gross margins over time. The profitability of our business depends, in part, upon our ability to maintain good relations with these suppliers, of which there can be no assurance.

WE DEPEND ON THE CONTINUED EMPLOYMENT OF OUR TWO PROSTHETISTS WHO WORK AT OUR HOUSTON PATIENT-CARE FACILITY AND THEIR RELATIONSHIPS WITH REFERRAL SOURCES AND PATIENTS. OUR ABILITY TO PROVIDE PEDIATRIC PROSTHETIC SERVICES AT OUR PATIENT-CARE FACILITY WOULD BE IMPAIRED AND OUR NET SALES REDUCED IF WE WERE UNABLE TO MAINTAIN THESE EMPLOYMENT AND REFERRAL RELATIONSHIPS.

Our net sales would be reduced if either of our two (2) practitioners leaves us. In addition, any failure of these practitioners to maintain the quality of care provided or to otherwise adhere to certain general operating procedures at our facility, or among our Host Affiliates, or any damage to the reputation of any of our practitioners could damage our reputation, subject us to liability and/or significantly reduce our net sales.

WE FACE REVIEWS, AUDITS AND INVESTIGATIONS UNDER OUR CONTRACTS WITH FEDERAL AND STATE GOVERNMENT AGENCIES, AND THESE AUDITS COULD HAVE ADVERSE FINDINGS THAT MAY NEGATIVELY IMPACT OUR BUSINESS.

We contract with various federal and state governmental agencies to provide prosthetic services. Pursuant to these contracts, we are subject to various governmental reviews, audits and investigations to verify our compliance with the contracts and applicable laws and regulations, including reviews from Medicare and Texas Medicaid, in connection with rules and regulations we are required to follow and comply with as a result of our position as a Medicare and Texas Medicaid approved provider. Any adverse review, audit or investigation could result in:

o	refunding of amounts we have been paid pursuant to our government contracts;

o	imposition of fines, penalties and other sanctions on us;

o	loss of our right to participate in various federal programs;

o	damage to our reputation in various markets; or

o	material and/or adverse effects on the business, financial condition and results of operations.

WE HAVE NEVER PAID A CASH DIVIDEND AND IT IS LIKELY THAT THE ONLY WAY OUR SHAREHOLDERS WILL REALIZE A RETURN ON THEIR INVESTMENT IS BY SELLING THEIR SHARES.

We have never paid cash dividends on any of our securities. Our Board of Directors does not anticipate paying cash dividends in the foreseeable future. We currently intend to retain future earnings to finance our growth. As a result, the ability of our investors to generate a profit our common stock will likely depend on their ability to sell our stock at a profit, of which there can be no assurance.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, WHICH COULD CAUSE DILUTION TO OUR THEN EXISTING SHAREHOLDERS.

We may seek to raise additional equity capital in the future. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all our then shareholders and may dilute the book value per share of our common stock, which would likely cause a decrease in value of our common stock.

WE MAY ISSUE ADDITIONAL SHARES OF PREFERRED STOCK WHICH PREFERRED STOCK MAY HAVE RIGHTS AND PREFERENCES GREATER THAN OUR COMMON STOCK.

The Board of Directors has the authority to issue up to 10,000,000 shares of Preferred Stock. As of July 9, 2007, 1,000,000 shares of the Series A Convertible Preferred Shares have been issued. Additional shares of preferred stock, if issued, could be entitled to preferences over our outstanding common stock. The shares of preferred stock, when and if issued, could adversely affect the rights of the holders of common stock, and could prevent holders of common stock from receiving a premium for their common stock. An issuance of preferred stock could result in a class of securities outstanding that could have preferences with respect to voting rights and dividends and in liquidation over the common stock, and could (upon conversion or otherwise) enjoy all of the rights of holders of common stock. Additionally, we may issue a series of preferred stock in the future, which may convert into common stock, which conversion would cause immediate dilution to our then shareholders. The Board of Directors’ authority to issue preferred stock could discourage potential takeover attempts and could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly and/or otherwise cause the value of our common stock to decrease in value.

OUR MANAGEMENT CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CURRENTLY OUTSTANDING COMMON STOCK AND THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR SHAREHOLDERS.

As of July 9, 2007, our President and Chief Executive Officer, Linda Putback-Bean beneficially owned 30,210,251 shares of common stock or approximately 31% of our outstanding common stock. Additionally, Ms. Putback-Bean owns 900,000 shares of our Series A Convertible Preferred Stock which represents 90% of the issued and outstanding shares of preferred stock. Dan Morgan, our Vice President/Chief Prosthetist owns 9,198,861 shares of our common stock as well as the remaining 100,000 shares of our Series A Convertible Preferred Stock which represents 10% of the Series A Convertible Preferred Stock. Thus, management owns 100% of our Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is convertible on a one-to-one basis for our common stock but has voting rights of 20-to-1, giving our management the right to vote a total of 59,409,112 shares of our voting shares, representing the 30,210,251 shares held by Ms. Putback-Bean, the 900,000 shares of Series A Convertible Preferred Stock which has the right to vote 18,000,000 shares of common stock, the 9,198,861 shares of common stock held by Mr. Morgan, and the 100,000 shares of Series A Convertible Preferred Stock which has the right to vote 2,000,000 shares of common stock, for a total of a total of approximately 50.1% of our total voting power based on 120,274,889 voting shares, which includes the 100,274,889 shares of common stock outstanding and the 20,000,000 shares which our Series A Convertible Preferred Stock are able to vote. This concentration of a significant percentage of voting power provides our management substantial influence over any matters that require a shareholder vote, including, without limitation, the election of Directors and/or approving or preventing a merger or acquisition, even if their interests may conflict with those of other shareholders. Such control could also have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the Company. Such control could have a material adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

WE MAY BE REQUIRED TO IMMEDIATELY PAY THE $1,500,000 IN OUTSTANDING DEBENTURES OF WHICH $1,000,000 IS CURRENTLY OUTSTANDING AND/OR BE FORCED TO PAY SUBSTANTIAL PENALTIES TO THE DEBENTURE HOLDERS UPON THE OCCURRENCE OF AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

Upon the occurrence of and during the continuance of any Event of Default under the Debentures, which includes the following events:

o	Our failure to pay any principal or interest on the Debentures when due;

o	Our failure to issue shares of common stock to the Purchasers in connection with any conversion as provided in the Debentures;

o
Our failure to obtain effectiveness of our Registration Statement by August 13, 2007, or if such Registration Statement once effective, ceases to be effective for more than ten (10) consecutive days or more than twenty (20) days in any twelve (12) month period;

o	Our entry into bankruptcy or the appointment of a receiver or trustee;

o
Our breach of any covenants in the Debentures or Purchase Agreement, or our breach of any representations or warranties included in any of the other agreements entered into in connection with the Closing; or

o	If any judgment is entered against us or our property for more than $100,000,

the Purchasers can make the Debentures immediately due and payable, and can make us pay the greater of (a) 130% of the total remaining outstanding principal amount of the Debentures, plus accrued and unpaid interest thereunder, or (b) the total dollar value of the number of shares of common stock which the funds referenced in section (a) would be convertible into (as calculated in the Debentures), multiplied by the highest closing price for our common stock during the period we are in default. As we do not currently have sufficient cash on hand to repay the debentures, if an Event of Default occurs under the Debentures, we could be forced to curtail or abandon our operations and/or sell substantially all of our assets in order to repay all or a part of the Debentures.

THE DEBENTURES ARE CONVERTIBLE INTO SHARES OF OUR COMMON STOCK AT A DISCOUNT TO MARKET.

The conversion price of the Debentures is equal to 50% of the trading price of our common stock, as described herein, which will likely cause the value of our common stock, if any, to decline in value as subsequent conversions are made, as described in greater detail under the Risk Factors below.

THE ISSUANCE AND SALE OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE NOTES AND EXERCISE OF THE WARRANTS MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As sequential conversions of the Debentures and sales of such converted shares take place, the price of our common stock may decline, and as a result, the holders of the Debentures will be entitled to receive an increasing number of shares in connection with their conversions, which shares could then be sold in the market, triggering further price declines and conversions for even larger numbers of shares, to the detriment of our investors. Upon the successful registration of the shares of common stock which the Debentures are convertible into and the Warrants are exercisable for, all of the shares issuable upon conversion of the Debentures and upon exercise of the Warrants, may be sold without restriction. The sale of these shares may adversely affect the market price, if any, of our common stock.

In addition, the common stock issuable upon conversion of the Debentures and exercise of the Warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company's stock in the market than there is demand for that stock. When this happens the price of the company's stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. The Debentures may be converted into common stock at a discount to the market price of our common stock of 50% of the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received, and such discount to market, provides the holders with the ability to sell their common stock at or below market and still make a profit. In the event of such overhang, holders will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease.

THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE DEBENTURES AND UPON EXERCISE OF THE WARRANTS WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION.

The issuance of common stock upon conversion of the Debentures and exercise of the Warrants will result in immediate and substantial dilution to the interests of other stockholders since the Debenture holders may ultimately receive and sell the full amount issuable on conversion or exercise. Although the Debenture holders may not convert the Debentures and/or exercise their Warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the Debenture holders from converting and/or exercising some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 4.99% limit. In this way, the Debenture holders could sell more than this limit while never actually holding more shares than this limit allows. If the Debenture holders choose to do this it will cause substantial dilution to the then holders of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our existing stockholders will experience substantial dilution of their investment upon conversion of the Debentures and exercise of the Warrants. The Debentures will be convertible into shares of our common stock at a discount to market of 50% of the trading value of our common stock as described herein. As a result, the number of shares issuable could prove to be significantly greater in the event of a decrease in the trading price of our common stock, which decrease would cause substantial dilution to our existing stockholders. As sequential conversions and sales take place, the price of our common stock may decline and if so, the holders of the Debentures would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, which would cause additional dilution to our existing stockholders and would likely cause the value of our common stock to decline.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR DEBENTURES MAY ENCOURAGE INVESTORS TO SELL SHORT OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The Debentures will be convertible into shares of our common stock at a discount to market of 50% of the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received (the “Conversion Price”). The significant downward pressure on the price of our common stock as the Debenture holders convert and sell material amounts of our common stock could encourage investors to short sell our common stock. This could place further downward pressure on the price of our common stock. In addition, not only the sale of shares issued upon conversion of the Debentures or exercise of the Warrants, but also the mere perception that these sales could occur, may adversely affect the market price of our common stock.

WE MUST SATISFY CERTAIN CONDITIONS BEFORE THE SELLING SECURITY HOLDERS ARE OBLIGATED TO PURCHASE THE REMAINING $500,000 OF DEBENTURES.

We sold $600,000 of Debentures in May 2006 and $400,000 of Debentures in February 2007. We also received a commitment to purchase an additional $500,000 of Debentures, upon the effectiveness of this Registration Statement. If the Registration Statement is not declared effective or an Event of Default occurs under the Debentures, as defined herein, the Debenture holders will have no obligation to purchase the remaining tranche of Debentures. If the Debenture holders do not purchase the remaining Debentures, we will not raise the additional $500,000. This could force us to curtail or abandon our business plan, which would decrease the value of our securities.

THE TRADING PRICE OF OUR COMMON STOCK ENTAILS ADDITIONAL REGULATORY REQUIREMENTS, WHICH MAY NEGATIVELY AFFECT SUCH TRADING PRICE.

Our common stock is currently listed on the Pink Sheets, an over-the-counter electronic quotation service, which stock currently trades below $4.00 per share. We anticipate the trading price of our common stock will continue to be below $4.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $4.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT INCREASED COSTS AS A RESULT OF OPERATING AS A FULLY REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Moving forward, we anticipate incurring significant legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, and as a result of the filing of our Form 10-SB to become a publicly reporting company, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, commencing in fiscal 2008, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

IF WE ARE LATE IN FILING OUR QUARTERLY OR ANNUAL REPORTS WITH THE SEC, WE MAY BE DE-LISTED FROM THE OVER-THE-COUNTER BULLETIN BOARD.

Effective May 25, 2007, our common stock began to trade on the Over-The-Counter Bulletin Board (“OTCBB”) under they symbol “PDPR.” Pursuant to OTCBB rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form 10-QSB's or 10-KSB's) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three (3) times during any twenty-four (24) month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one-year period of de-listing. If we are late in our filings three times in any twenty-four (24) month period and are de-listed from the OTCBB, our securities may become worthless and we may be forced to curtail or abandon our business plan.

WE CURRENTLY HAVE A LIMITED, SPORADIC AND VOLATILE MARKET FOR OUR COMMON STOCK, WHICH MARKET WE ANTICIPATE REMAINING LIMITED, SPORADIC AND VOLATILE IN THE FUTURE.

We currently have a limited, sporadic and volatile market for our common stock, which we anticipate will be subject to wide fluctuations in response to several factors, including, but not limited to:

(1) actual or anticipated variations in our results of operations;
(2) our ability or inability to generate new revenues;
(3) the number of shares in our public float;
(4) increased competition;
(5) insurance reimbursement rates relating to prosthetic procedures; and
(6) conditions and trends in the market for pediatric prosthetic limbs and services.

Furthermore, because our common stock is traded on the OTCBB, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Additionally, at present, we have a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock. Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, asked and closing prices) are entirely arbitrary, are not related to the actual value of the Company, and do not reflect the actual value of our common stock (and reflect a value that is higher than the actual value of our common stock). Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

Government Regulation

We are subject to a variety of federal, state and local governmental regulations. We make every effort to comply with all applicable regulations through compliance programs, manuals and personnel training. Despite these efforts, we cannot guarantee that we will be in absolute compliance with all regulations at all times. Failure to comply with applicable governmental regulations may result in significant penalties, including exclusion from the Medicare and Medicaid programs, which could have a material adverse effect on our business. In November 2003, Congress initiated a three-year freeze on reimbursement levels for all orthotic and prosthetic services starting January 1, 2004. The effect of this legislation has been a downward pressure on our gross profit; however, we have initiated certain purchasing and efficiency programs which we believe will minimize such effects. The most important efficiency program we have instituted to date was entering into contracts with our Host affiliates. By acquiring laboratory access from such Host Affiliates, and acquiring the Host Affiliates help in billing and collections from third party payers such as insurance companies and their respective state-centered Medicaid programs, we have also cut down our travel costs, and our costs of added staff to invoice and collect receivables. Additionally, in an attempt to maximize our efficiency, we modified our "just in time" inventorying of components for prosthetic devices to allow sufficient time for us to send such components via less expensive ground freight instead of higher priced overnight delivery. Finally, we have instituted a ten day lead-time policy on our airline reservations to achieve lower air-fares to our patients, when we are required to travel across the country, except in cases of emergencies.

HIPAA Violations. The Health Insurance Portability and Accountability Act ("HIPAA") provides for criminal penalties for, among other offenses, healthcare fraud, theft or embezzlement in connection with healthcare, false statements related to healthcare matters, and obstruction of criminal investigation of healthcare offenses. Unlike the federal anti-kickback laws, these offenses are not limited to federal healthcare programs. In addition, HIPAA authorizes the imposition of civil monetary penalties where a person offers or pays remuneration to any individual eligible for benefits under a federal healthcare program that such person knows or should know is likely to influence the individual to order or receive covered items or services from a particular provider, practitioner or supplier. Excluded from the definition of "remuneration" are incentives given to individuals to promote the delivery of preventive care (excluding cash or cash equivalents), incentives of nominal value and certain differentials in or waivers of coinsurance and deductible amounts. These laws may apply to certain of our operations. Our billing practices could be subject to scrutiny and challenge under HIPAA.

Physician Self-Referral Laws. We are also subject to federal and state physician self-referral laws. With certain exceptions, the federal Medicare/Medicaid physician self-referral law (the "Stark II" law) (Section 1877 of the Social Security Act) prohibits a physician from referring Medicare and Medicaid beneficiaries to an entity for "designated health services" - including prosthetic and orthotic devices and supplies - if the physician or the physician's immediate family member has a financial relationship with the entity. A financial relationship includes both ownership or investment interests and compensation arrangements. A violation occurs when any person presents or causes to be presented to the Medicare or Medicaid program a claim for payment in violation of Stark II. With respect to ownership/investment interests, there is an exception under Stark II for referrals made to a publicly traded entity in which the physician has an investment interest if the entity's shares are traded on certain exchanges, including the New York Stock Exchange, and had shareholders' equity exceeding $75.0 million for its most recent fiscal year, or an average of $75.0 million during the three previous fiscal years.

With respect to compensation arrangements, there are exceptions under Stark II that permit physicians to maintain certain business arrangements, such as personal service contracts and equipment or space leases, with healthcare entities to which they refer. We believe that our compensation arrangements comply with Stark II, either because the physician's relationship fits within a regulatory exception or does not generate prohibited referrals. Because we have financial arrangements with physicians and possibly their immediate family members, and because we may not be aware of all those financial arrangements, we must rely on physicians and their immediate family members to avoid making referrals to us in violation of Stark II or similar state laws. If, however, we receive a prohibited referral without knowing that the referral was prohibited, our submission of a bill for services rendered pursuant to a referral could subject us to sanctions under Stark II and applicable state laws.

Certification and Licensure. Most states do not require separate licensure for practitioners. However, several states currently require practitioners to be certified by an organization such as the American Board for Certification ("ABC"). Our Prosthetists are certified by the State of Texas and by the ABC. When we fit children in other States which have state licensure laws, we work, under the supervision of licensed Prosthetists in those states. The American Board for Certification Orthotics and Prosthetics conducts a certification program for practitioners and an accreditation program for patient-care centers. The minimum requirements for a certified practitioner are a college degree, completion of an accredited academic program, one to four years of residency at a patient-care center under the supervision of a certified practitioner and successful completion of certain examinations. Minimum requirements for an accredited patient-care center include the presence of a certified practitioner and specific plant and equipment requirements. While we endeavor to comply with all state licensure requirements, we cannot assure that we will be in compliance at all times with these requirements. Failure to comply with state licensure requirements could result in civil penalties, termination of our Medicare agreements, and repayment of amounts received from Medicare for services and supplies furnished by an unlicensed individual or entity.

Confidentiality and Privacy Laws. The Administrative Simplification Provisions of HIPAA, and their implementing regulations, set forth privacy standards and implementation specifications concerning the use and disclosure of individually identifiable health information (referred to as "protected health information") by health plans, healthcare clearinghouses and healthcare providers that transmit health information electronically in connection with certain standard transactions ("Covered Entities"). HIPAA further requires Covered Entities to protect the confidentiality of health information by meeting certain security standards and implementation specifications. In addition, under HIPAA, Covered Entities that electronically transmit certain administrative and financial transactions must utilize standardized formats and data elements ("the transactions/code sets standards"). HIPAA imposes civil monetary penalties for non-compliance, and, with respect to knowing violations of the privacy standards, or violations of such standards committed under false pretenses or with the intent to sell, transfer or use individually identifiable health information for commercial advantage, criminal penalties.  The privacy standards and  transactions/code sets standards went into effect on April 16, 2003 and required compliance by April 21, 2005. We believe that we are subject to the Administrative Simplification Provisions of HIPAA and have taken steps necessary to meet applicable standards and implementation specifications; however, these requirements have had a significant effect on the manner in which we handle health data and communicate with payors. Our added costs of complying with the HIPPA requirements relate primarily to attaining the on-going educational credits needed for our Prosthetists to remain current with the professional standards of practice. These credits are achieved by attending work-shops and seminars in various locations throughout North America. During fiscal year ended June 30, 2006 we spent approximately $5,000 complying with these on-going educational needs. However, since our original formation, we have been aware of impending HIPPA regulations, and have set up our systems and procedures to comply with HIPPA requirements in view of such regulations. As a result, added costs due to compliance with HIPPA guidelines have been minimal and immaterial.

In addition, state confidentiality and privacy laws may impose civil and/or criminal penalties for certain unauthorized or other uses or disclosures of individually identifiable health information. We are also subject to these laws. While we endeavor to assure that our operations comply with applicable laws governing the confidentiality and privacy of health information, we could face liability in the event of a use or disclosure of health information in violation of one or more of these laws.

USE OF PROCEEDS

We will not receive any proceeds from the resale of common stock being registered in connection with the Debentures, but will receive up to approximately $864,286 in proceeds in connection with the exercise of the warrants held by the Selling shareholders (which amount does not include approximately $5,100,000 which we may receive in connection with the exercise of Warrants held by the Purchasers, which shares are issuable in connection with the exercise of such Warrants are not being registered herein), which funds we anticipate spending (assuming such Warrants are exercised, of which there can be no assurance) as follows:

Use of Proceeds	Assuming 1/2 of the warrants are sold		Assuming all warrants are sold		Percentage of Total Funds Raised (1)

Auditor, Accounting and Attorneys Fees	$50,000	*	$100,000	*	11.6%
Inventory	$75,000	*	$150,000	*	17.4%
Equipment and Building Improvements	$50,000	*	$100,000	*	11.6%
Promotional, Marketing and Travel Costs	$200,000	*	$400,000	*	46.3%
Working Capital	$57,143	*	$114,286	*	13.2%
Totals	$432,143		$864,286		100.0%

* Estimates.

(1) Assuming the full exercise of all the shares of shares of common stock issuable in connection with the exercise of warrants, which are being registered herein, of which there can be no assurance.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

NAME	AGE	POSITION

Linda Putback-Bean	60	President, Chief Executive Officer,
		and Director

Dan Morgan	59	Vice President/Chief Prosthetist

Kenneth Bean	61	Director,
Vice President of Operations,
Chief Financial Officer,
and Secretary

Jean Gonzalez	56	Prosthetist

Linda Putback-Bean

Linda Putback-Bean (age 60), has served as a Director and President/CEO since our inception in October 2003. Ms. Putback-Bean is licensed by the State of Texas as a Prosthetist's Assistant. Ms. Putback-Bean served as a Partner in "Myoelectric Arms of The Americas" from June 2000 through September of 2003 through which Ms. Putback-Bean subcontracted pediatric prosthetic fittings for upper extremity patients. Ms. Putback-Bean also served as "National Pediatric Upper Extremity Specialist" for Hanger Corporation from October 2000 to October 2003. Prior to her contract positions, she was employed as an upper extremity specialist with two prosthetics providers in Houston, Texas from 1986 onward. Ms. Bean received her Bachelors degree from Eureka College in Education in 1970.

Dan Morgan

Dan Morgan (age 59) has served as our Vice President/Chief Prosthetist since our inception in October 2003. Mr. Morgan served as our director from October 2003 to June 2005. Mr. Morgan previously owned and operated his own prosthetics firm from 1984 to 1998. In 1998, Mr. Morgan sold his firm to Hanger Orthotics and Prosthetics. From 1998 to 2003, Mr. Morgan served as Manager of the firm sold to Hanger. Mr. Morgan is an ABC certified prosthetist and is certified by the State of Texas. Mr. Morgan received a BS in Physical Therapy from the University of Texas Medical Branch in 1970 (UTMB). Additionally, he received a certificate in Orthotics and Prosthetics, from UCLA in 1971.

Kenneth Bean

Kenneth W. Bean (age 61) has served as a Director, Vice President of Operations, Secretary and Chief Financial Officer since our inception in October 2003. From April 2000 to October 2003, Mr. Bean served as Ms. Putback-Bean's partner and pilot fitting pediatric patients with upper extremity prosthetics in "Myoelectric Arms of The Americas." Prior to marrying Linda Putback-Bean in April 2000, Mr. Bean performed business consulting and authored several books, including "Bean's About Baseball," which he also published. Mr. Bean previously served as Chief Executive Officer of the U.S. branch of the Japanese-based Far East Trading Company from 1973 to 1976 and chief executive (Saudi Arabia) of the Singapore-based Robin Group of companies.

Jean Gonzalez

Jean Gonzalez (age 56) has been employed by us as a Prothetist since January 2004. From March 1990 to December 2004, she was employed as a Prothetist Orthotist at Hanger Prosthetics and Orthotics in southern California. From September 1988 to August 1989, she served as a Prosthetic Assistant at California State University, Dominguez Hills in Dominguez Hills, California. From July 1985 to August 1989, she served as an Orthotist with various service providers in the State of California. Mrs. Gonzalez obtained a Bachelor of Music degree from the University of Alabama in 1975. She has been licensed as a Prothetist-Orthotist in Texas since June 2004. Mrs. Gonzalez is a member of the American Board of Certification for Orthotists and Prosthetists, a member of the American Academy of Orthotists and Prosthetists, and a member of the Association of Children's Prosthetists and Orthotists Clinics.

TERM OF OFFICE OF DIRECTORS

Our Directors are elected annually and hold office until our annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation may be in the form of cash, restricted stock, or stock options. Vacancies in the Board are filled by majority vote of the remaining Directors. Directors may be reimbursed by us for expenses incurred in attending meetings of the Board of Directors.

Significant Employee

Jean Gonzalez is certified as a prosthetist by the American Board of Certified Prosthetists and by the State of Texas. She has 19 years of experience and travels extensively to fit children on behalf of the Company.

Family Relationships

Linda Putback-Bean, our President, CEO and a Director, is married to Kenneth Bean, our Vice President of Operations, Chief Financial Officer, Secretary and Director.

Involvement In Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

Audit Committee

Due to the Company's size, the Board of Directors does not have an Audit Committee.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a class of our equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

To our knowledge, based solely on a review of the copies of such reports furnished to us and on representations that no other reports were required, we are of the opinion that, Linda Putback-Bean, Kenneth W. Bean and Dan Morgan are subject to Section 16(a) filing requirements and all such individuals have made all required Section 16(a) filings with the SEC as of the date of this Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information at July 9, 2007, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of July 9, 2007, we had 100,274,889 shares of common stock issued and outstanding.

	Name and address of	Number of Shares of	Percentage of Voting
Title of class	beneficial owner	Voting Stock(1)	Stock (5)

Common Stock	Linda Putback-Bean	48,210,251 (2)	40.1%
Director, President and Secretary
12926 Willow Chase Drive
Houston, Texas 77070

Common Stock	Dan Morgan	11,198,861 (3)	9.3% (3)
Vice President/Chief Prosthetist
12926 Willow Chase Drive
Houston, Texas 77070

Common Stock	Kenneth Bean	48,210,251 (4)	40.1%
Vice President, Chief
Financial Officer and Director
12926 Willow Chase Drive
Houston, Texas 77070

Common Stock	All Officers and Directors	59,408,351 (2)(3)	50.2%
as a group (total of 3)

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 9, 2007. As of July 9, 2007, there were 100,274,889 shares of our common stock issued and outstanding.

(2) This number specifically excludes 4,000,000 shares of common stock that were originally issued as part of the initial capitalization of the Company that were surrendered to the Company in September 2005, which the Company plans to reissue in the future, which shares are not included in the number of issued and outstanding shares disclosed throughout this Registration Statement. This number includes 30,210,251 shares of common stock and 900,000 shares of our Series A Convertible Preferred Stock (which can vote in aggregate 18,000,000 shares of our common stock, with each Series A Preferred share being able to vote a number of shares equal to 20 common shares) held by Ms. Putback-Bean. Ms. Putback-Bean's ownership of 900,000 shares of our Series A Convertible Preferred Stock represents 90% of our issued and outstanding shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is convertible on a one-to-one basis for our common stock.

(3) This number includes 9,198,100 shares of our common stock and 100,000 shares of our Series A Convertible Preferred Stock (which can vote in aggregate 2,000,000 shares of our common stock, with each Series A Preferred share being able to vote a number of shares equal to 20 common shares) held by Mr. Morgan. The 9,198,100 shares of common stock held by Mr. Morgan, as well as the 2,000,000 shares of stock which Mr. Morgan is able to vote due to his ownership of 100,000 shares of preferred stock, give him the right to vote in aggregate 11,198,000 shares of stock, representing 9.3% of our outstanding stock based on an aggregate of 120,274,889 voting shares outstanding, which number includes 100,274,889 shares of common stock outstanding and 1,000,000 shares of preferred stock outstanding, which preferred stock can vote in aggregate 20,000,000 shares, Mr. Morgan's ownership of 100,000 shares of our Series A Convertible Preferred Stock represents 10% of our issued and outstanding shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is convertible on a one-to-one basis for our common stock.

(4) This number represents 48,210,251 shares of common stock beneficially owned by Mr. Bean's spouse, Linda Putback-Bean, which shares Mr. Bean is deemed to beneficially own through his wife.

(5) Using 120,274,889 voting shares, which includes 100,274,889 shares of common stock outstanding and the voting rights associated with the 1,000,000 outstanding shares of Series A Preferred Stock, which are able to vote in aggregate an amount equal to 20,000,000 common shares.

We are not aware of any conditions that would result in a change of control.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form SB-2 Registration Statement was prepared by our counsel, The Loev Law Firm, PC, which does not beneficially own any shares of our common or preferred stock.

Experts

The balance sheet of Pediatric Prosthetics, Inc., as of June 30, 2006 and 2005, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended, included in this Prospectus have been audited by Malone & Bailey, PC, our independent registered public accounting firm, as stated in its report appearing herein and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Idaho Business Corporation Act and our Articles of Incorporation, as amended, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interest and, in all other cases, that his conduct was at least not opposed to our best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws also provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Additionally, our Articles of Incorporation provide, as permitted by governing Idaho law, that our directors and officers shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. The Articles further provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been our directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

The inclusion of these provisions in the Articles and the Bylaws may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

[Remainder of page left intentionally blank.]

DESCRIPTION OF BUSINESS

Pediatric Prosthetics, Inc. (the "Company," "we," and "us") is engaged in the custom fitting and fabrication of custom made prosthetic limbs for both upper and lower extremities to infants and children throughout the United States. We also provide our services to families from the international community when the parents can bring the child to the United States for fitting. We buy manufactured components from a number of manufacturers and combine those components to fabricate custom measured, fitted and designed prosthetic limbs for our patients. We also create "anatomically form-fitted suspension sockets" that allow the prosthetic limbs to fit comfortably and securely with each patient's unique residual limb. These suspension sockets must be hand crafted to mirror the surface contours of a patient's residual limb, and must be dynamically compatible with the underlying bone, tendon, ligament, and muscle structures in the residual limb.

We are accredited by the Texas Department of Health as a fully accredited prosthetics provider. We began operations as a fully accredited prosthetic facility on March 18, 2004.

We have a website at www.kidscanplay.com, which contains information which we do not desire to be incorporated by reference into this filing.

We generate an average of approximately $8,000 of gross profit per fitting of the prosthetics devices, however, the exact amount of gross profit we will receive for each fitting, will depend on the exact mix of arms versus legs fitted and the number of re-fittings versus new fittings. From July 1, 2005, until December 31, 2005, we made approximately twenty-seven fittings; from January 1, 2006, until June 30, 2006, we made approximately thirty-six fittings; and from July 1, 2006 until June 1, 2007, we made approximately fifty-nine fittings, four of which were pro bono. We averaged approximately four or five fittings per month through December 2005 and have averaged approximately five to six fittings per month since January 2006.

HISTORY OF THE COMPANY

We were formed as an Idaho corporation on January 29, 1954, under the name Uranium Mines, Inc. From January 1954 onward, we experienced various restructurings and name changes, including a name change effective March 9, 2001, to Grant Douglas Acquisition Corp. On October 10, 2003, a separate Texas corporation Pediatric Prosthetics, Inc. ("Pediatric Texas"), entered into an acquisition agreement with us, whereby Pediatric Texas agreed to exchange 100% of its outstanding stock for 8,011,390 shares of our common stock and 1,000,000 shares of our Series A Convertible Preferred Stock (the "Exchange"). We remained as the surviving accounting entity following the Exchange and Grant Douglas Acquisition Corp., the surviving legal entity, adopted a name change to Pediatric Prosthetics, Inc. on October 31, 2003 in connection with the Exchange. In connection with the Exchange, the shareholders of Pediatric Texas (who became our shareholders subsequent to the Exchange) agreed to assume $443,632 in liabilities related to the assumption of a $350,000 convertible note and $93,632 of accrued interest on such note that was held by us prior to the Exchange. From November 2003 through June of 2005 we repaid $148,955 of note principal through the issuance of common stock with a fair market value of $2,688,734 and recognized a $2,539,779 loss on extinguishment of debt. During the year ended June 30, 2006, we negotiated the extinguishment of the remaining convertible note of $201,045 and accrued interest of $139,754 for a one time cash payment of $30,000 and recognized a gain on extinguishment of debt of $310,799.

We had been a non-operating, non-reporting, publicly traded corporate shell, without assets or operations since February 6, 2001, but had traded our common stock on the Pinksheets under the symbol "GDRG," prior to the Exchange. Pediatric Texas had limited operations, consisting solely of hiring Dan Morgan, our current Vice President and Chief Prosthetist, and seeking a merger and/or acquisition candidate, and had no sales and made no fittings, prior to February 6, 2001. We had not been a reporting company prior to the share exchange. We entered into the Exchange to acquire an operating business, Pediatric, and the shareholders of Pediatric entered into the Exchange to trade Pediatric's common stock on the Pinksheets (Note: effective May 25, 2007, our common stock has been quoted on the OTCBB under the symbol “PDPR.”).

Pediatric, the Texas corporation had limited operations prior to the share exchange with us through a partnership solely controlled by the owners of Pediatric. Upon the initial funding following the share exchange, in November of 2003 we began start-up activities associated with establishing a prosthetics "patient-care facility" according to the regulations set forth by the Texas Department of Health. We also began recruiting our core team of employees, equipping our prosthesis manufacturing laboratory, and building out and furnishing our facility at 12926 Willow Chase Drive in Houston, Texas, in compliance with the Texas Board of Health and local occupancy permit requirements. Our "patient-care facility" was approved and accredited by the Texas Board of Health on March 18, 2004. We were approved at that time for the clinical fitting of and fabrication of prosthetic devices for the general public, and for the billing of third party payors, such as health insurance companies for those services.

On March 15, 2007, we filed an amendment to our Articles of Incorporation with the Secretary of State of Idaho to increase our authorized shares of common stock to 950,000,000 shares of Common Stock, $0.001 par value per share, and to re-authorize 10,000,000 shares of preferred stock, $0.001 par value per share (the “Amendment”). The affect of the Amendment is reflected throughout this registration statement, other than in the audited June 30, 2006 financial statements, contained herein, as such Amendment was affected subsequent to the end of such filing period.

Warranties

We provide an unlimited one-year warranty on each of our prostheses, which covers both materials and workmanship. Our sub-component suppliers also provide us a one-year warranty on all components, whether electrical or structural, as a result, we are in effect only responsible for the cost of the re-installation of failed sub-components. To date, warranty repair costs borne by us have been insignificant, and totaled approximately $500 and approximately 30 hours of time during the fiscal year ended June 30, 2006.

Principal Suppliers

We obtain the materials which we use to fabricate and fit our prosthetic limbs from various suppliers including, ARTech Laboratory in Midlothian, Texas; Liberating Technologies, Inc. in Holliston, Massachusetts; Otto Bock Health Care in Minneapolis, Minnesota; Ross Prosthetics in Hartsdale, New York; Southern Prosthetic Supply in Alpharetta, Georgia; Hosmer Dorrance in Campbell, California; P.V.A. Sleeves Co. in Houston, Texas; Daw Industries in Atlanta, Georgia; and American Plastics in Arlington, Texas.

Significant Events

Service Agreement With Global Media

In February 2006, the Company entered into a service agreement (the "Service Agreement") with Global Media Fund Inc. ("Global"), whereby Global agreed to distribute certain newspaper and radio features, which Global has guaranteed will be placed in at least 100 newspapers and radio features regarding the Company, which Global has guaranteed will be placed in at least 400 radio stations. In consideration for executing the Service Agreement, the Company issued Global 220,000 restricted shares of common stock and issued 30,000 shares of common stock to Andrew Austin as a commission in connection with the Global Service Agreement in March 2006. The Service Agreement provided that the Company issue shares based on the contract payments of $28,125 per payment; however the agreement contains a stock valuation provision that will provide Global with shares that are discounted by 10% of the five day average quoted market prices prior to the issuance date of the common stock. We also granted Global piggyback registration rights in connection with the shares issued to Global pursuant to the Service Agreement. On or about June 2, 2006, we issued an aggregate of 446,427 shares of common stock valued at $31,250 as consideration and commission in connection with the Global Service Agreement. We had the right to cancel the Service Agreement at anytime with thirty (30) days written notice to Global, at which time Global would keep all consideration issued as of that date. We gave Global formal notice of the termination of the Service Agreement in March 2007; however, we do not have any plans to issue Global or Mr. Austin any additional shares of common stock.

Loan Agreements

On March 1, 2006, and March 21, 2006, we entered into two separate loans for $17,500, with two shareholders to provide us with an aggregate of $35,000 in funding. The loans bear interest at the rate of 12% per annum until paid. Both loans became due in May 2006, but have since been verbally extended to May 2007, but which have not been further extended and/or repaid (other than as described below) as of the date of this Prospectus. In December 2006, $10,000 was repaid on one of the loans, leaving $25,000 outstanding under the loans as of the date of this report. Additionally, the remaining $25,000 owed pursuant to the loans are convertible into an aggregate of 714,286 shares of our common stock, with each $0.035 of each outstanding loan being able to convert into one share of our common stock.

In April 2006, we borrowed $50,000 from a shareholder of the Company and issued a promissory note and warrants in connection with such loan. The promissory note bears interest at the rate of 12% per annum, and was due and payable on September 29, 2006, which date has since been extended until May 29, 2007, but which have not been further extended and/or paid as of the date of this Prospectus. This loan is also convertible into an aggregate of 1,428,571 shares of common stock at the rate of one share for each $0.035 owed. The shareholder also received as consideration for the $50,000 promissory note, 1,428,571 warrants, which are exercisable for shares of common stock at an exercise price of $0.045 per share, and which expire on May 22, 2008.

Service Agreement with Stock Enterprises

In May 2006, we entered into a services agreement with Stock Enterprises, a privately held financial and investor relations services firm ("Stock"), whereby Stock agreed to provide us investor relations services on a non-exclusive basis for the period of one (1) year, and agreed to issue Stock 2,000,000 restricted shares of our common stock, which shares were issued in May 2007.

May 2006 Securities Purchase Agreement

On May 30, 2006 (the "Closing"), we entered into a Securities Purchase Agreement ("Purchase Agreement") with AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millennium Capital Partners II, LLC (each a "Purchaser" and collectively the "Purchasers"), pursuant to which the Purchasers agreed to purchase $1,500,000 in convertible debt financing from us. Pursuant to the Securities Purchase Agreement, we agreed to sell the investors $1,500,000 in Callable Secured Convertible Notes (the "Debentures," the “Notes” or the “Convertible Notes”), which are to be payable in three tranches, $600,000 of which was received by the Company on or around May 31, 2006, in connection with the entry into the Securities Purchase Agreement; $400,000 which was received in February 2007, upon the filing of this registration statement to register shares of common stock which the Debentures are convertible into as well as the shares of common stock issuable in connection with the exercise of the Warrants (defined below); and $500,000 upon the effectiveness of this registration statement. The Debentures are convertible into our common stock at a 50% discount to the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received (the “Conversion Price”). Additionally, in connection with the Securities Purchase Agreement, we agreed to issue the Purchasers warrants to purchase an aggregate of 50,000,000 shares of our common stock at an exercise price of $0.10 per share (the "Warrants"). We originally agreed to register all of the shares of common stock which the Debentures are convertible into and the shares of common stock which the Warrants are exercisable for; however, pursuant to the Second Waiver of Rights Agreement, described below, the Purchasers agreed to amend the terms of the Registration Rights Agreement such that we are only required to register 9,356,392 shares underlying the Debentures on this Form SB-2 registration statement. We secured the Debentures pursuant to the Security Agreement and Intellectual Property Security Agreement, described below.

We also agreed in the Purchase Agreement to use our best efforts to increase our key man life insurance on our President and Director, Linda Putback-Bean and our Vice President and Director Kenneth W. Bean, which we have been unable to increase to date.

The $600,000 we received from the Purchasers at the Closing, in connection with the sales of the Debentures was distributed as follows:

o
$100,000 to Lionheart Associates, LLC doing business as Fairhills Capital ("Lionheart" or "Fairhills"), as a finder's fee in connection with the funding (we also have agreed to pay Lionheart an additional $50,000 upon the payment of the next tranche of the funding by the Purchasers);

o
$18,000 to OTC Financial Network, as a finder's fee in connection with the funding (we also have agreed to pay OTC Financial Network an additional $27,000 upon the payment of additional tranches of funding by the Purchasers);

o	$75,000 in legal fees and closing payments to our counsel, the Purchaser's counsel and certain companies working on the Purchaser's behalf;

o	$10,000 to be held in escrow for the payment of additional key man life insurance on Linda Putback-Bean and Kenneth W. Bean; and

o
$370,000 to us, which we spent on legal and accounting fees in connection with the filing of our amended Form 10-SB, outstanding reports on Form 10-QSB, and Form SB-2 registration statement, as well as marketing and promotional fees and inventory costs, as well as other general working capital purposes.

Callable Secured Convertible Notes

Pursuant to the Purchase Agreement, we agreed to sell the Purchasers an aggregate of $1,500,000 in Debentures, which Debentures have a three year term and bear interest at the rate of six percent (6%) per annum, payable quarterly in arrears, provided that no interest shall be due and payable for any month in which the trading value of our common stock is greater than $0.10375 for each day that our common stock trades. Any amounts not paid under the Debentures when due bear interest at the rate of fifteen percent (15%) per annum until paid. The conversion price of the Debentures is equal to 50% of the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received (the "Conversion Price").

Furthermore, the Purchasers have agreed to limit their conversions of the Debentures to no more than the greater of (1) $80,000 per calendar month; or (2) the average daily volume calculated during the ten business days prior to a conversion, per conversion.

Pursuant to the Debentures, the Conversion Price is automatically adjusted if, while the Debentures are outstanding, we issue or sell, any shares of common stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price then in effect, with the consideration paid per share, if any being equal to the new Conversion Price; provided however, that each Purchaser has agreed to not convert any amount of principal or interest into shares of common stock, if, as a result of such conversion, such Purchaser and affiliates of such Purchaser will hold more than 4.99% of our outstanding common stock.

"Events of Default" under the Debentures include:

1.	Our failure to pay any principal or interest when due;

2.	Our failure to issue shares of common stock to the Purchasers in connection with any conversion as provided in the Debentures;

3.
Our failure to file a Registration Statement covering the shares of common stock which the Debentures are convertible into within sixty (60) days of the Closing (July 31, 2006), or obtain effectiveness of such Registration Statement within one hundred and forty-five (145) days of the Closing (October 22, 2006), which dates were later amended to February 15, 2007, and August 13, 2007, respectively in connection with the Waiver of Rights Agreement and the Second Waiver of Rights Agreement, described in greater detail below, or if such Registration Statement once effective, ceases to be effective for more than ten (10) consecutive days or more than twenty (20) days in any twelve (12) month period;

4.	Our entry into bankruptcy or the appointment of a receiver or trustee;

5.
Our breach of any covenants in the Debentures or Purchase Agreement, if such breach continues for a period of ten (10) days after written notice thereof by the Purchasers, or our breach of any representations or warranties included in any of the other agreements entered into in connection with the Closing; or

6.
If any judgment is entered against us or our property for more than $100,000, and such judgment is unvacated, unbonded or unstayed for a period of twenty (20) days, unless otherwise consented to by the Purchasers, which consent will not be unreasonably withheld.

Upon the occurrence of and during the continuance of an Event of Default, the Purchasers can make the Debentures immediately due and payable, and can make us pay the greater of (a) 130% of the total remaining outstanding principal amount of the Debentures, plus accrued and unpaid interest thereunder, or (b) the total dollar value of the number of shares of common stock which the funds referenced in section (a) would be convertible into (as calculated in the Debentures), multiplied by the highest closing price for our common stock during the period we are in default. If we fail to pay the Purchasers such amount within five (5) days of the date such amount is due, the Purchasers can require us to pay them in shares of common stock at the greater of the amount of shares of common stock which (a) or (b) is convertible into, at the Conversion Rate then in effect.

Pursuant to the Debentures, we have the right, assuming (a) no Event of Default has occurred or is continuing, (b) that we have a sufficient number of authorized but unissued shares of common stock, (c) that our common stock is trading at or below $0.20 per share, and (d) that we are then able to prepay the Debentures as provided in the Debentures, to make an optional prepayment of the outstanding amount of the Debentures equal to 120% of the amount outstanding under the Debentures (plus any accrued and unpaid interest thereunder) during the first 180 days after the Closing, 130% of the outstanding amount of the Debentures (plus any accrued and unpaid interest thereunder) between 181 and 360 days after the Closing, and 140% thereafter, after giving ten (10) days written notice to the Purchasers.

Additionally, pursuant to the Debentures, we have the right, in the event the average daily price of our common stock for each day of any month the Debentures are outstanding is below $0.20 per share, to prepay a portion of the outstanding principal amount of the Debentures equal to 101% of the principal amount of the Debentures divided by thirty-six (36) plus one month's interest. Additionally, the Purchasers have agreed in the Debentures to not convert any principal or interest into shares of common stock in the event we exercise such prepayment right.

At the Closing, we entered into a Security Agreement and an Intellectual Property Security Agreement (collectively, the "Security Agreements"), with the Purchasers, whereby we granted the Purchasers a security interest in, among other things, all of our goods, equipment, machinery, inventory, computers, furniture, contract rights, receivables, software, copyrights, licenses, warranties, service contracts and intellectual property to secure the repayment of the Debentures.

Stock Purchase Warrants

In connection with the Closing, we sold an aggregate of 50,000,000 Warrants to the Purchasers, which warrants are exercisable for shares of our common stock at an exercise price of $0.10 per share (the "Exercise Price"). Each Purchaser, however, has agreed not to exercise any of the Warrants into shares of common stock, if, as a result of such exercise, such Purchaser and affiliates of such Purchaser will hold more than 4.99% of our outstanding common stock.

The Warrants expire, if unexercised at 6:00 p.m., Eastern Standard Time on May 30, 2013. The Warrants also include reset rights, which provide for the Exercise Price of the Warrants to be reset to a lower price if we (a) issue any warrants or options (other than in connection with our Stock Option Plans), which have an exercise price of less than the then market price of the common stock, as calculated in the Warrants, at which time the Exercise Price of the Warrants will be equal to the exercise price of the warrants or options granted, as calculated in the Warrants; or (b) issue any convertible securities, which have a conversion price of less than the then market price of the common stock, as calculated in the Warrants, at which time the Exercise Price of the Warrants will be equal to the conversion price of the convertible securities, as calculated in the Warrants.

Pursuant to the Warrants, until we register the shares of common stock which the Warrants are exercisable for, the Warrants have a cashless exercise feature, where the Purchasers can exercise the Warrants and pay for such exercise in shares of common stock, in lieu of paying the exercise price of such Warrants in cash.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement entered into at the Closing, we agreed to file a registration statement on Form SB-2, to register two (2) times the number of shares of common stock which the Debentures are convertible into (to account for changes in the Conversion Rate and the conversion of interest on the Debentures) as well as the shares of common stock issuable in connection with the exercise of the Warrants, within sixty (60) days of the Closing which we were not able to accomplish, but which date was amended from sixty (60) days from the Closing until January 15, 2007, in connection with the Waiver of Rights Agreement, and until February 15, 2007, in connection with the Second Waiver of Rights Agreement (both described below), which filing date was met by us. Additionally, the number of shares of common stock we are now required to register on this Registration Statement has been amended to include only 9,356,392 shares of common stock underlying the Debentures, due to amendments to the Registration Rights Agreement affected by the Second Waiver of Rights Agreement.

If we do not obtain effectiveness of this registration statement with the SEC by August 13, 2007 (pursuant to the Second Waiver of Rights Agreement), or if after the registration statement has been declared effective by the SEC, sales of common stock cannot be made pursuant to the registration statement, or our common stock ceases to be traded on the Over-the-Counter Bulletin Board (the "OTCBB") or any equivalent replacement exchange, then we are required to make payments to the Purchasers in connection with their inability and/or delay to sell their securities. The payments are to be equal to the then outstanding amount of the principal amount of the Debentures, multiplied by $0.02, multiplied by the number of months after August 13, 2007 and/or the date sales are not able to be effected under the registration statement, pro rated for partial months. For example, for each month that passes in which we fail to obtain effectiveness of our registration statement, after August 13, 2007, we would owe the Purchasers an aggregate of $20,000 in penalty payments, based on $1,000,000 currently outstanding under the Debentures.

Waiver of Rights Agreement

On October 25, 2006, with an effective date of July 31, 2006, we entered into a Waiver of Rights Agreement with the Purchasers, whereby the Purchasers agreed to waive our prior defaults under the Securities Purchase Agreement and Registration Rights Agreement. In connection with the Waiver of Rights Agreement, the Purchasers agreed to amend the Securities Purchase Agreement to state that we are required to use our best efforts to timely file our periodic reports with the Commission, which amendment waived the previous default caused by our failure to timely file our annual report on Form 10-KSB with the Commission. The Waiver of Rights Agreement also amended the Securities Purchase Agreement to provide for us to use our best efforts to obtain shareholder approval to increase our authorized shares of common stock as was required by the Securities Purchase Agreement, which amendment waived our failure to obtain shareholder approval to increase our authorized shares of common stock by August 15, 2006. Finally, the Waiver of Rights Agreement amended the dates we were required to file this registration statement from July 31, 2006 to January 15, 2007, which filing date was not met, and the date this registration statement was required to be effective with the Commission from October 22, 2006 to April 16, 2007. The amendments affected by the Waiver of Rights Agreement were later modified pursuant to the Second Waiver of Rights Agreement, described below.

RECENT EVENTS

Amendment to Articles of Incorporation

On March 15, 2007, we filed an amendment to our Articles of Incorporation with the Secretary of State of Idaho to increase our authorized shares of common stock to 950,000,000 shares of Common Stock, $0.001 par value per share, and to re-authorize 10,000,000 shares of preferred stock, $0.001 par value per share (the “Amendment”).

Additionally, the Amendment provided that shares of our preferred stock may be issued from time to time in one or more series, with distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The Amendment was approved by the affirmative vote of 61,290,112 shares entitled to vote at our special meeting of shareholders held on March 9, 2007, consisting of 41,290,112 shares voted by our common stock holders and 1,000,000 shares of preferred stock which vote 20,000,000 shares, voted by our preferred stockholders, which shares represented approximately 52% of our outstanding common stock as of February 12, 2007, the record date of the meeting.

The affect of the Amendment is reflected throughout this registration statement, other than in the audited June 30, 2006 financial statements, contained herein, as such Amendment was affected subsequent to the end of that filing period.

Closing of Second Funding Tranche

On or about February 16, 2007 (the "Second Closing”) we sold an aggregate of $400,000 in Callable Secured Convertible Notes (“Debentures," the “Notes” or the “Convertible Notes”), to the Purchasers. The sale of the Debentures represented the second tranche of funding in connection with our Securities Purchase Agreement ("Purchase Agreement") entered into with the Purchasers on May 30, 2006.

The Debentures are convertible into our common stock at a 50% discount to the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received (the “Trading Price”), and bear interest at the rate of six percent (6%) per annum, payable quarterly in arrears, provided that no interest shall be due and payable for any month in which the trading price of our common stock is greater than $0.10375 for each day that our common stock trades. Any amounts not paid under the Debentures when due bear interest at the rate of fifteen percent (15%) per annum until paid.

The $400,000 we received from the Purchasers at the Second Closing, in connection with the sales of the second tranche of Debentures was distributed as follows (all amounts listed are approximate):

o	$50,000 to Lionheart Associates, LLC doing business as Fairhills Capital ("Lionheart"), as a finder's fee in connection with the funding;

o	$50,000 in legal fees owed to our corporate counsel in connection with the preparation of our Form 10-SB and Form SB-2 registration statements and various other of our public filings;

o
$60,000 in accounting/auditing fees in connection with the audit of and review of our financial statements contained in our Form 10-SB and Form SB-2 registration statements and our other quarterly and annual report filings;

o
$18,000 to OTC Financial Network, as a finder's fee in connection with the funding (we also have agreed to pay OTC Financial Network an additional $9,000 upon the payment of the final tranche of funding by the Purchasers);

o	$5,000 in closing costs associated with the funding;

o	$40,000 to be used by us in connection with the purchase of additional equipment and machinery in connection with the fitting of prosthesises;

o	$100,000 to be used by us in connection with our continuing marketing and advertising plans (as described in greater detail under “Plan of Operations” in our latest periodic filing); and

o	$77,000 to be used by us as needed for general working capital and the purchase of inventory for our prosthesises on an ongoing basis.

Second Waiver of Rights Agreement

On April 17, 2007, with an effective date of January 15, 2007, we entered into a Second Waiver of Rights Agreement (the “Second Waiver”) with the Purchasers. Pursuant to the previous Waiver of Rights Agreement we entered into with the Purchasers in October 2006 (the “First Waiver”), we agreed to use our best efforts to obtain shareholder approval to increase our authorized shares by December 15, 2006; to file a registration statement with the SEC covering the Underlying Shares no later than January 15, 2007, and to obtain effectiveness of such registration statement with the SEC by April 16, 2007.

Pursuant to the Second Waiver, the Purchasers agreed to waive our failure to file a registration statement by the prior January 15, 2007, deadline (we filed the registration statement on February 9, 2007), agreed we are not in default of the Rights Agreement; agreed to waive our inability to maintain effective controls and procedures as was required pursuant to the Purchase Agreement, that we are required to use our “best efforts” to maintain effective controls and procedures moving forward; to waive the requirement pursuant to the Purchase Agreement that we keep solvent at all times (defined as having more assets than liabilities); to waive the requirement pursuant to the Purchase Agreement that we obtain authorization to obtain listing of our common stock on the Over-the-Counter Bulletin Board (“OTCBB”), and to allow for us to use our “best efforts” to obtain listing of our common stock on the OTCBB, which listing we obtained effective May 25, 2007.

We also agreed along with the Purchasers, pursuant to the Second Waiver, to amend the Rights Agreement to reduce the number of shares we are required to register pursuant to the Rights Agreement, from all of the Underlying Shares, to only 9,356,392 of the shares issuable upon conversion of the Notes and to amend the date we are required to obtain effectiveness of our registration statement by from April 16, 2007, to August 13, 2007. The 9,356,392 shares of common stock we are required to register pursuant to the Second Waiver is equal to the amount remaining after calculating approximately 30% of our then public float (17,909,961 shares, with our public float equal to approximately 58,866,538 shares as of the date of the Second Waiver), and subtracting the 8,553,569 shares of common stock held by other shareholders, which were being registered in this Registration Statement, which gave us a total of 9,356,392 shares available to be registered for the Purchasers. Because we believe that the registration of shares totaling only approximately 30% of our public float clearly does not represent a primary offering of our securities, we and the Purchasers believe that the registration of only 9,356,392 shares underlying the Notes would expedite the review and effectiveness of this Registration Statement.

It is anticipated that the Purchasers will rely on Rule 144 under the Securities Act of 1933, as amended in the future for any sales of shares issuable in connection with the conversion of the Notes and/or exercise of the Warrants which are no longer required to be registered on a registration statement by us pursuant to the amendments above.

In consideration for their entry into the Second Waiver, we granted the Purchasers an additional 1,000,000 warrants to purchase shares of our common stock at an exercise price of $0.10 per share, which warrants shall expire if unexercised on the same date as the original Warrants expire if unexercised, May 30, 2013, which warrants were granted to the Purchasers as follows:

AJW Partners, LLC	102,000 warrants
AJW Offshore, Ltd.	606,000 warrants
AJW Qualified Partners, LLC	279,000 warrants
New Millennium Capital Partners II, LLC	13,000 warrants
Total	1,000,000 warrants

We plan to use the $500,000 in proceeds from the sale of the additional Convertible Debentures (assuming all $500,000 of the additional debentures are sold) as follows:

o	$50,000 - Repayment of a stockholder loan;
o	$10,000 - Inventory for our prosthetics operations;
o	$60,000 - Equipment and building improvements;
o	$200,000 - Promotional, marketing and travel costs associated with our increased marketing campaign;
o	$45,000 - Legal and accounting fees associated with this Registration Statement and our ongoing public reporting costs with the Commission;
o	$14,000 - Closing costs and finders fees in connection with the funding; and
o
$121,000- General working capital, including certain amounts for officers and directors salaries, rent and office expenses, of which a portion may be used to pay accrued interest on the Convertible Notes. We have not paid any of the accrued interest on the Convertible Notes to date, and have not been requested to pay such interest by the Purchasers to date.

As the amounts above are only estimates, investors should keep in mind that any amounts of funding we have left over for working capital may be further reduced by additional fees and expenses we may be required to pay in connection with additional legal and accounting costs associated with our need to file amendments and obtain effectiveness of this Form SB-2 Registration Statement.

The Market Place

According to the Limb Loss Research and Statistics Program ("LLR&SP"), a multi-year statistical study done by the American Amputee Coalition in 2001, in concert with the Johns Hopkins Medical School, and the United States Center of Disease Control, approximately 1,000 children are born each year with a limb loss in the United States. The LLR&SP can be found at www.amputee-coalition.org. During their high growth years, ages 1 through age 12, these children will be candidates for re-fitting once per year as they grow. We calculate that there are presently approximately up to 12,000 pre-adolescent (younger than age 12) children in the United States in need of prosthetic rehabilitation, based on the fact that there are approximately 1,000 children born each year with a limb-loss in the United States.

Competition

Although there are many prosthetic provider companies in the United States, to the best of our knowledge, there is no other private sector prosthetics provider in the country specializing in fitting infants and children. The delivery of prosthetic care in the United States is extremely fragmented and is based upon a local practitioner "paradigm." Generally, a local practitioner obtains referrals for treatment from orthopedic physicians in their local hospitals based on geographic considerations. Management believes the inherent limitation of this model for pediatric fittings is that the local practitioner may never encounter more than a very few small children with a limb loss, even during an entire career. The result is that the local practice is a "general practice", and in prosthetics that is considered an "adult practice" because of the overwhelming percentage of adult patients. In any given year, according to The American Amputee Coalition, over 150,000 new amputations are performed, suggesting the need for prosthetic rehabilitation. The overwhelming majority of those amputations are performed upon adults. For children ages 1-14, there will be approximately 1,200 limb losses per year due primarily to illness, vascular problems, and congenital accidents. Children, especially small children, cannot provide practitioners the critical verbal feedback they usually receive from their adult patients.

Management believes the challenge to effectively treat children with a limb-loss in the United States is compounded by the time constraints of local practitioners working primarily with their adult patients and a limited overall number of board certified prosthetists. To engage in the intensive patient-family focus required to fit the occasional infant or small child puts enormous time pressure on local practitioners trying to care for their adult patients.

Though not competitors in a business sense, the Shriner's Hospital system, a non-profit organization with 22 orthopedic hospitals throughout North America, has historically extended free prosthetic rehabilitation in addition to providing medical and surgical services to children at no charge. The free care offered by Shriner's may put downward pressure on the prices we charge for our services and/or lower the number of potential clients in the marketplace, which may in turn lower our revenues.

Employees

As of July 9, 2007, we had five employees, three of which are in management positions. We also use the services of outside consultants as necessary to provide therapy, public relations and business and financial services. Our employees include the following individuals:

o
Linda Putback-Bean, our President, Chief Executive Officer, Director and upper extremity fabricating specialist, who works for us full time. Her Texas certification and licensure is that of a "Prosthetist's Assistant", (PA).

o	Dan Morgan is Our Vice President/Chief Prosthetist, he is an ABC and Texas certified Prosthetist licensed to perform "critical care events" in all of our prosthetic fittings. He is on call full-time.

o	Jean Gonzalez is an ABC and Texas certified Prosthetist, also licensed to perform "critical care events" in all of our prosthetic fittings, full time.

o	Kenneth W. Bean is our Vice President of Operations, Chief Financial Officer, Secretary and Director, and works for us full time. He is in charge of the non-patient care side of the business.

o	Kim Hardberger is our office manager/ bookkeeper, and third party payer liaison in charge of coding and billing and accounts receivable, who works for us full time.

Consultants

Occupational Therapists

1. Nancy Conte-Fisher
2. JoAnne Liberatore

Physical Therapist

Kim Ramey

Other Consultants

1. James Stock, Investor Relations Consultant.
2. Joe Gordon, Business Consultant.
3. Mark Santos, Marketing Consultant.
4. George Boomer, Marketing Consultant.
5. John Beagan, Marketing Consultant.
6. OTC Financial Network, Geoffery Eiten.

Agreements with Host Affiliates

We have entered into consulting contracts with fifteen (15) host prosthetic providers ("Host Affiliates") with facilities at various locations in 19 states.

These consulting agreements allow us to utilize the Host Affiliate's patient-care facilities and billing personnel to aid us in fitting and fabricating custom-made artificial limbs and provide related care and training in multiple geographic locations. We receive a consulting fee from the Host Affiliate on a case-by-case basis but generally we receive 70% of the net cash after components costs for the fitting and fabrication, and the Host receives 30% of the net cash for billing services and use of their lab-facilities. These contracts generally have automatic renewals every six months unless either party provides notice of termination.

We have incorporated by reference a sample of one of our Host Affiliates contracts to this filing as Exhibit 10.2.

As of July 9, 2007, our Host Affiliate companies were:

1. Restorative Health Services, Nashville, TN
2. Mandelbaum O&P, Port Jefferson, NY (covers New England as well)
3. Douglass Orthotics & Prosthetics, Seattle, WA
4. Union Prosthetics, Pittsburgh, PA
5. Advanced O&P, Springfield, MO (operates in MO, AR, KS, and OK)
6. AZ Prosthetics, Scottsdale, AZ (also operates in CA, and NC)
7. Orthotic Solutions, Fairfax, VA (also operates in MD)
8. Temecula Valley O&P, Temecula, CA
9. Hemet O&P Los Angeles, CA
10. Michigan Orthotics & Prosthetics, Saganaw, MI
11. American Orthopedics, Columbus, OH
12. Harlingen O&P, Harlingen, TX
13. Land of Lakes O&P Minneapolis, MN, and St. Paul, WI

14. O&P Clinical Technologies, Gainesville, FL
15. Capitol Prosthetics, Columbia, SC

Regulations

We are accredited by the Texas Department of Health and are subject to certain state and federal regulations related to the certification of our prosthetists, patient-care facility and billing practices with insurance companies and various state and federal health programs including Medicare and Medicaid.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

PLAN OF OPERATIONS

We have established working relationships with fifteen (15) Host Affiliates operating in approximately 21 states. In establishing the relationships with the fifteen Host Affiliates, we also provided one-on-one pediatric training to fifteen prosthetists who are employed by those Host Affiliates. We currently plan to hire one more certified prosthetist and two additional support personnel during the next twelve months, funding permitting, of which there can be no assurance.

As of July 2007, we believe we can operate for approximately the next twelve (12) months in connection with the additional $500,000 in Convertible Debentures which we plan to sell upon the effectiveness of our Registration Statement, and approximately three to four months if we are not able to gain effectiveness of this Registration Statement and sell the additional $500,000 in Convertible Debentures based on our current estimate of non-discretionary, and recurring cash overhead at approximately $54,000 per month, and monthly gross profits of approximately $50,000 per month we anticipate receiving in connection with fittings of our prosthetic limbs. However, we believe that we will need to raise additional financing in the next three to four months if we are unable to obtain effectiveness of our registration statement with the Commission, which effectiveness triggers the additional sale of the $500,000 in additional Convertible Debentures. If we are required to raise additional funding, we will likely do so through the sale of debt or equity securities.

We received $600,000 on May 30, 2006 (less closing costs and structuring fees), from the sale of certain Convertible Debentures described above and an additional $400,000 through the sale of additional Convertible Debentures in connection with our filing of this Registration Statement with the Commission. Assuming we receive these additional funds subsequent to the filing of this report and are able to sell the additional tranche of Convertible Debentures, we expect to increase our fiscal 2007 cash advertising and marketing budget five fold over our fiscal 2006 advertising budget. We believe the five fold increase in our advertising and marketing budget will generate a substantial ramp-up of our monthly prosthetic fittings rate and resulting gross profits due to a growing national awareness of our specialization in personalized pediatric services, combined with the re-fitting of the growing number of clients we have already fitted.

The increases in our advertising and marketing budget have already allowed us to undertake the following advertising and marketing activities:

o	The composition of and distribution of certain feature newspaper articles through our agreement with Global, which agreement we subsequently terminated in March 2007; and

o	Publicity and marketing campaign, pursuant to which we previously issued 7,000,000 shares of common stock to certain consultants.

Additionally, we believe the increases in our advertising and marketing budget will allow us to undertake the following activities during the next twelve (12) months, due to the $400,000 which we received in connection with the sale of Debentures in February 2007, and assuming the Purchasers purchase the additional $500,000 in Convertible Debentures:

o
The production, filming, editing and narration of informational videos on the value of modern prosthetic options for children, which videos describe the success stories we have had in helping children overcome limb loss by fitting such children with artificial limbs, as well as the distribution of such videos to fellow pediatric professionals such as nurses, physical therapists, doctors and hospital-based family counselors nationally, at a cost of approximately $300,000;

o	Costs associated with publicizing and scholarships for our four day "whole family summer get-together" for children with a limb-loss and their families, at a cost of approximately $50,000;

o	Travel and associated costs involved with appearances on television shows, medical conventions and nursing schools at a cost of approximately $20,000; and

o	Sponsorship costs of non-profit organizations such as the "Amputee Coalition of American" and the Para-Olympics, at a cost of approximately $50,000.

As stated above, we anticipate receiving $500,000 in a subsequent tranche in connection with the funding agreement described above, however, investors should keep in mind that any amounts of funding we receive pursuant to the funding will be reduced by fees paid to the lending source in connection with closing costs and legal and accounting costs associated with our need to file amendments and obtain effectiveness of this Form SB-2 Registration Statement.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with U.S. GAAP. Preparing financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. Critical accounting policies for us relate primarily to revenue recognition.

Revenue Recognition

We recognize revenues from the sale of prosthetic devices and related services generated through the billing departments of the Host-Affiliates upon the performance of services by that Host-Affiliate.

When we directly bill customers or bill customers through our Host-Affiliates, the revenue from the sale of prosthetic devices and related services to patients, are recorded when the device is accepted by the patient, provided that (i) there are no uncertainties regarding customer acceptance; (ii) persuasive evidence of an arrangement exists; (iii) the sales price is fixed and determinable; and (iv) collection is deemed probable. We require each patient to sign a standard acknowledgement of delivery of device form in connection with each sale at the time of sale, which provides that the patient has 1) received the device and 2) is satisfied with the device. Our patients normally accept our products upon delivery.

When we directly bill customers or bill customers through our Host-Affiliates, revenue is recorded at "usual and customary" rates, expressed as a percentage above Medicare procedure billing codes. Billing codes are frequently updated and as soon as we receive updates we reflect the change in our billing system. There is generally a "co-payment" component of each billing for which the patient-family is responsible. When the final appeals process to the third party payors is completed, we bill the patient family for the remaining portion of the "usual and customary" rate. As part of our preauthorization process with third-party payors, we validate our ability to bill the payor, if applicable, for the service provided before we deliver the device. Subsequent to billing for devices and services, problems may arise with pre-authorization or with other insurance issues with payors. If there has been a lapse in coverage, or an outstanding "co-payment" component, the patient is financially responsible for the charges related to the devices and services received. If we are unable to collect from the patient, a bad debt expense is recognized.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standard Board (FASB) issued a revision to Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS 123R). SFAS 123R eliminates our ability to use the intrinsic value method of accounting under APB 25, and generally requires us to reflect in our income statement, instead of pro forma disclosures in our financial footnotes, the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. We will estimate the grant-date fair value using option-pricing models adjusted for the unique characteristics of those equity instruments. Among other things, SFAS 123R requires us to estimate the number of instruments for which the requisite service is expected to be rendered, and if the terms or conditions of an equity award are modified after the grant date, to recognize incremental compensation cost for such a modification by comparing the fair value of the modified award with the fair value of the award immediately before the modification. In addition, SFAS 123R amends FASB Statement No. 95, "Statement of Cash Flows," to require that we treat excess tax benefits as a financing cash inflow rather than as a reduction of taxes paid in our statement of cash flows. SFAS 123R was effective for us beginning July 1, 2005. The Company had no outstanding warrants or options at the date of adoption of SFAS 123R and, accordingly, the adoption had no impact on us.

In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS Statement No. 154 ("SFAS 154"), Accounting Changes and Error Corrections. SFAS 154 requires that, when a company changes its accounting policies, the change must be applied retrospectively to all prior periods presented instead of a cumulative effect adjustment in the period of the change. SFAS 154 may also apply when the FASB issues new rules requiring changes in accounting. If the new rule allows cumulative effect treatment, it will take precedence over SFAS 154. This statement is effective for fiscal years beginning after December 15, 2005. The adoption of SFAS 154 is not expected to have a significant impact on the Company's financial position or its results of operations.

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income taxes ("FIN 48"). FIN 48, which is an interpretation of SFAS No. 109, "Accounting for Income Taxes," provides guidance on the manner in which tax positions taken or to be taken on tax returns should be reflected in an entity's financial statements prior to their resolution with taxing authorities. The Company is required to adopt FIN 48 during the first quarter of fiscal 2008. The Company is currently evaluating the requirements of FIN 48 and has not yet determined the impact, if any; this interpretation may have on its consolidated financial statements.

COMPARISON OF OPERATING RESULTS

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2007 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2006

We had revenue of $133,323 for the three months ended March 31, 2007, compared to revenue of $274,679 for the three months ended March 31, 2006, a decrease in revenue of $141,356 or 51.5% from the prior period. The decrease in revenue for the three months ended March 31, 2007, compared to the three months ended March 31, 2006, was mainly due to an unusual number of delayed fittings caused by those clients’ insurance providers requesting additional information regarding the fitting process. From time to time, prospective clients may have their fittings delayed by their insurance providers (usually Medicaid and Medicare) requesting additional information and/or clarification regarding the procedures we perform prior to those insurance providers paying for the prospective clients procedures. During the three months ended March 31, 2007, an unusually large amount of our prospective clients had their procedures delayed due to an increased number of such questions from their insurance providers. While we believe that we had an unusually high number of such delays during the three months ended March 31, 2007, and that such delays will not be nearly as extreme or prevalent during the remainder of fiscal 2007, there can be no assurance that our future revenues will not be impacted by such delays in the future.

We had total operating expenses of $474,900 for the three months ended March 31, 2007, compared to total operating expenses of $454,134 for the three months ended March 31, 2006, an increase in total operating expenses of $20,766 or 4.6% from the previous year’s period. The increase in total operating expenses was mainly due to a $23,803 or 61.2% increase in cost of sales, to $62,707 for the three months ended March 31, 2007, compared to $38,904 for the three months ended March 31, 2006 and a $979 or 19.4% increase in depreciation expense to $6,038 for the three months ended March 31, 2007, compared to $5,059 for the three months ended March 31, 2006, offset by a $4,016 or 1% decrease in selling, general and administrative expenses, to $406,155 for the three months ended March 31, 2007, compared to $410,171 for the three months ended March 31, 2006.

The 1% decrease in our selling, general and administrative expenses was mainly attributable to our decrease in revenue over the same period.

Selling, general and administrative expenses as a percentage of revenue for the three months ended March 31, 2007 were 305% compared to selling, general and administrative expenses as a percentage of revenue of 149% for the three months ended March 31, 2006, which represented an increase in selling, general and administrative expenses as a percentage of revenue of 156% from the prior period. This increase was mainly due to the 51.5% decrease in revenue for the three months ended March 31, 2007, offset by the 1% decrease in selling, general and administrative expenses for the three months ended March 31, 2007. We expect our selling, general and administrative expenses as a percentage of revenue to initially be higher than future percentages due to early stage startup costs associated with building an administrative infrastructure

We had a loss from operations of $341,577 for the three months ended March 31, 2007, compared to a loss from operations of $179,455 for the three months ended March 31, 2006, an increase in loss from operations of $162,122 or 90.3% from the prior period. The increase in loss from operations was caused by the 51.5% decrease in revenue and the 4.6% increase in total operating expenses for the three months ended March 31, 2007, compared to the prior year’s period.

We had total other income, net of $341,637 for the three months ended March 31, 2007, compared to total other expense, net of $12,885 for the three months ended March 31, 2006, which represented an increase in other income of $354,522 from the prior period. The increase in net other income was mainly due to the $411,778 in income from the change in value of the derivative financial instruments for the three months ended March 31, 2007, that was not represented for the three months ended March 31, 2006, which was offset by an increase of $57,282 of interest expense also in connection with our outstanding Convertible Debentures, to interest expense of $70,141 for the three months ended March 31, 2007, compared to interest expense of $12,859 for the three months ended March 31, 2006.

We had net income of $60 for the three months ended March 31, 2007, compared to net loss of $192,340 for the three months ended March 31, 2006, an increase in net income of $192,400 from the previous period. The increase in net income was mainly due to the $411,778 of income from derivative financial instruments which was not represented during the three months ended March 31, 2006. Investors should keep in mind that our net income for the three months ended March 31, 2007, was the result of changes in the value of our derivative financial instruments and not the result of our core operations. Without the changes to net income due to the changes in the fair value of derivative instruments, we would have had a significant net loss for the three months ended March 31, 2007.

Investors should keep in mind that our net income for the three months ended March 31, 2007, was only the result of the positive changes in the value of our derivative financial instruments and that but for these changes, a substantial net loss for the three months ended March 31, 2007 would have resulted.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2007 COMPARED TO THE NINE MONTHS ENDED MARCH 31, 2006

We had revenue from operations of $595,086 for the nine months ended March 31, 2007, compared to revenue of $558,321 for the nine months ended March 31, 2006, an increase in revenue of $36,765 or 6.6% from the prior period.

We had total operating expenses of $1,552,384 for the nine months ended March 31, 2007, compared to total operating expenses of $1,025,786 for the nine months ended March 31, 2006, an increase in total operating expenses of $526,598 or 51.3% from the previous year’s period. The increase in total operating expenses was mainly due to a $487,612 or 57.6% increase in selling, general and administrative expenses to $1,334,606 for the nine months ended March 31, 2007, compared to $846,994 for the nine months ended March 31, 2006, which increase was primarily due to increased marketing expenses in connection with our advertising and marketing campaign (described above), and increases in our legal and accounting expenses in connection with our amended Form 10-SB registration statement and Form SB-2 filings and the preparation of our public filings, as well as a $36,125 or 22.1% increase in cost of sales, to $199,743 for the nine months ended March 31, 2007, compared to $163,618 for the nine months ended March 31, 2006, and an increase of $2,861or 18.9% in depreciation expense, to $18,035 for the nine months ended March 31, 2007, compared to $15,174 for the nine months ended March 31, 2006, in connection with an increase in our depreciable asset base.

Selling, general and administrative expenses as a percentage of revenue for the nine months ended March 31, 2007 were 224%, compared to selling, general and administrative expenses as a percentage of revenue of 152% for the nine months ended March 31, 2006, which represented an increase in selling, general and administrative expenses as a percentage of revenue of 72% from the prior period. This increase was mainly due to the 57.6% increase in selling, general and administrative expenses for the nine months ended March 31, 2007, coupled with the 6.6% increase in revenue from operations for the nine months ended March 31, 2007, compared to the nine months ended March 31, 2006. We expect our selling, general and administrative expenses as a percentage of revenue to initially be higher than future percentages due to early stage startup costs associated with building an administrative infrastructure.

We had a loss from operations of $957,298 for the nine months ended March 31, 2007, compared to a loss from operations of $467,465 for the nine months ended March 31, 2006, an increase of $489,833 or 104.8% from the prior period. The increase in loss from operations was mainly caused by the $526,598 or 51.3% increase in total operating expenses (which was mainly due to the 57.6% increase in selling, general and administrative expenses) for the nine months ended March 31, 2007, compared to the nine months ended March 31, 2006, coupled with the 6.6% increase in revenue for the nine months ended March 31, 2007, compared to the prior period.

We had total other income, net of $2,535,254 for the nine months ended March 31, 2007, compared to total other income, net of $279,622 for the nine months ended March 31, 2006, which represented an increase in other income, net of $2,255,632 from the prior period. The increase in other income, net was mainly due to the $2,764,979 in income related to the change in value of the derivative financial instruments for the nine months ended March 31, 2007, that was not represented for the nine months ended March 31, 2006, which was offset by an increase of $201,356 of interest expense also in connection with our outstanding Convertible Debentures, to interest expense of $229,726 for the nine months ended March 31, 2007, compared to interest expense of $28,370 for the nine months ended March 31, 2006, and a decrease in gain on extinguishment of debt of $310,799 to $0 for the nine months ended March 31, 2007, from a gain on extinguishment of debt of $310,799 for the nine months ended March 31, 2006, in connection with the Release, described below.

The gain on extinguishment of debt for the nine months ended March 31, 2006, was in connection with a Settlement Agreement and Release we entered into in November 2005, with Secured Releases, LLC ("Secured" and the "Release"). Pursuant to the Release, we and Secured agreed to settle our claims against each other in connection with a convertible promissory note issued in February 2001. In connection with the Release, we agreed to pay Secured $30,000, which has been paid to date and we and Secured agreed to release each other, our officers, directors, shareholders, members, agents, employees, representatives and assigns from any and all causes of action, suits, claims, demands, obligations, liabilities, damages of any nature, whatsoever, known or unknown in connection with the promissory note or any other dealings, negotiations or transactions between us and Secured. Under the settlement agreement, we paid $30,000 for the compete discharge of $201,045 of convertible debt and $139,754 of related accrued interest, resulting in a gain on extinguishment of debt of $310,799 for the nine months ended March 31, 2006.

We had net income of $1,577,956 for the nine months ended March 31, 2007, compared to net loss of $187,843 for the nine months ended March 31, 2006, an increase in net income of $1,765,799 from the previous period. The increase in net income was mainly due to the $2,255,632 increase in total other income, which was mainly due to the $2,764,979 of change in the value of the derivative financial instruments, which was offset by our $526,598 or 51.3% increase in operating expenses for the nine months ended March 31, 2007, compared to the nine months ended March 31, 2006. Investors should keep in mind that our net income for the nine months ended March 31, 2007, was the result of changes in the value of our derivative financial instruments and not the result of our core operations. Without the changes to net income due to the changes in the fair value of derivative financial instruments, we would have had a significant net loss for the nine months ended March 31, 2007.

RESULTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2006 COMPARED TO THE YEAR ENDED JUNE 30, 2005

We had revenue of $716,107 for the year ended June 30, 2006, compared to revenue of $566,001 for the year ended June 30, 2005, an increase in revenue of $150,106 or 26.5% from the prior period. The increase in revenue for the year ended June 30, 2006, compared to the year ended June 30, 2005, was mainly due to increased fees received from our Host Affiliates in connection with increased fittings due to our national awareness and marketing program, as well as a significant number of re-fittings of existing patients due to such patient's physical growth.

We had total operating expenses of $1,613,442 for the year ended June 30, 2006, compared to total operating expenses of $4,897,329 for the year ended June 30, 2005, a decrease in total operating expenses of $3,283,887 or 67.0% from the previous year. The decrease in total operating expenses was mainly due to the $3,299,352 or 70.61% decrease in selling, general and administrative expenses, which amount included a significant decrease in share-based compensation of $482,360 for the year ended June 30, 2006, from $4,020,264 for the year ended June 30, 2005. Also included in total operating expenses for the year ended June 30, 2006 were depreciation expenses of $20,231 and $16,388 for the year ended June 30, 2005, which was an increase of $3,843 or 23.5% from the prior period.

Additionally, our cost of sales, except for separately stated items increased to $219,272 for the year ended June 30, 2006, compared to $207,650 for the year ended June 30, 2005, an increase of $11,622 or 5.6% from the prior period. Costs of sales increased for the year ended June 30, 2006, compared to the year ended June 30, 2005 due to increased purchases of parts and components during the year ended June 30, 2006 in connection with our increased sales.

Selling, general and administrative expenses as a percentage of revenue for the year ended June 30, 2006 were 191.9%, compared to selling, general and administrative expenses as a percentage of revenue of 825.7% for the year ended June 30, 2005, which represented a decrease in selling, general and administrative expenses as a percentage of revenue of 633.8% from the prior period. This decrease was mainly due to the 26.5% increase in revenue for the year ended June 30, 2006 and the 67.0% decrease in total operating expenses for the year ended June 30, 2006, compared to the year ended June 30, 2005. We expect our selling, general and administrative expenses as a percentage of revenue to initially be higher than future percentages due to early stage startup costs associated with building an administrative infrastructure.

We had a total loss from operations of $897,335 for the year ended June 30, 2006, compared to a total loss from operations of $4,331,328 for the year ended June 30, 2005, a decrease of $3,433,993 or 79.3% from the prior period. The decrease in loss from operations was mainly caused by the $3,537,904 or 88.0% decrease in share-based compensation from the year ended June 30, 2006, compared to the year ended June 30, 2005.

 We had total other expense of $3,516,082 for the year ended June 30, 2006, compared to total other expense of $25,191 for the year ended June 30, 2005, which represented an increase in other expenses of $3,490,891 for the year ended June 30, 2006, compared to the year ended June 30, 2005. The increase in net other expenses was mainly due to the $3,742,205 increase in change in value of derivative financial instruments in connection with the value of our outstanding Convertible Debentures, and $81,873 of interest expense also in connection with our outstanding Convertible Debentures, which was offset by $310,799 of gain on extinguishment of debt for the year ended June 30, 2006 in connection with our Release with Secured (described above).

We had a total net loss of $4,413,417 for the year ended June 30, 2006, compared to a total net loss of $4,356,519 for the year ended June 30, 2005, an increase in net loss of $56,898 or 1.3% from the previous year. The increase in net loss was mainly due to the $3,490,891 or 13,857.7% increase in total other expenses, which was mainly due to the $3,742,205 of change in the value of derivative financial instruments in connection with the fair value of our Convertible Debentures, which expense was not sufficiently offset by our $3,283,887 or 67.0% decrease in total operating expenses and our $150,106 or 26.5% increase in sales for the year ended June 30, 2006, compared to the year ended June 30, 2005.

LIQUIDITY AND CAPITAL RESOURCES

We had total assets of $750,236 as of March 31, 2007, which included current assets of $519,857, furniture and equipment, net of accumulated depreciation, of $52,917, and deferred financing cost of $177,462. Current assets included cash and cash equivalents of $79,175, trade and accounts receivable, net of $274,649, prepaid expenses and other current assets of $13,920, and current portion of net deferred financing cost of $152,113.

We had total liabilities of $3,301,010 as of March 31, 2007, which included current liabilities of $3,128,223, consisting of trade accounts payable of $131,451; accrued liabilities of $249,954; which included deferred salary payable to our officers; current portion of convertible debt of $75,000 which includes the loans entered into in March 2006 and April 2006, as described in greater detail herein; amounts due to related party of $500, which amounts were owed to our Chief Executive Officer, Linda Putback-Bean, in connection with the initial funding of our corporate bank account, which amounts have not been repaid to date; derivative financial instruments of $2,671,318, in connection with our Convertible Debentures and Warrants; and non-current liabilities consisting of deferred rent of $11,166 and long term portion of convertible debt, net of discount of $161,621.

We had a working capital deficit of $2,608,366 and an accumulated deficit of $10,921,373 as of March 31, 2007.

We had total net cash used by operating activities of $500,652 for the nine months ended March 31, 2007, which was mainly due to $2,764,979 of change in value of derivative liability, offset by $1,557,956 of net income and $506,997 of stock-based compensation, which included amounts amortized in connection with Global Media and other stock-based consulting agreements, as described above.

We had net cash used in investing activities of $11,814 for the nine months ended March 31, 2007, which was used solely in connection with the purchase of furniture and equipment.

We had $317,000 in net cash provided by financing activities for the nine months ended March 31, 2007, which included $10,000 paid on an outstanding convertible note held by a shareholder of the Company, $73,000 of payment of debt issuance costs associated with fees and costs paid to finders in connection with the current $400,000 raised through the February 2007 tranche of the Convertible Notes sold.

ANALYSIS OF TRADE ACCOUNTS RECEIVABLE TRENDS

	NINE MONTHS	NINE MONTHS	YEAR	YEAR	INCEPTION
	ENDED	ENDED	ENDED	ENDED	TO
	MARCH 31,	MARCH 31,	JUNE 30,	JUNE 30,	JUNE 30,
	2007	2006	2006	2005	2004

Trade accounts receivable,
net	$274,649	$240,652	$268,642	$107,851	$53,704

Revenue	$595,086	$558,321	$716,107	$566,001	$157,530

Annualized	$793,448	$744,428	$716,107	$566,001	$218,625

Annualized increase in sales	$77,341	$178,427	$150,106	$347,376

Percentage increase
in annualized sales	10.80%	31.52%	26.52%	158.89%

Increase in net
accounts receivable	$6,007	$132,801	$160,791	$54,147

Percentage increase in net
accounts receivable	2.24%	123.13%	149.09%	100.82%

Days sales in net receivables	126	118	137	47

The above is an analysis of trade accounts receivable and revenue and our how our trade accounts receivables are increasing in relation to our revenues. The analysis shows that since we began business, our trade accounts receivable balance has consistently risen over time. The primary reason for this constant increase in receivables is that our trade accounts receivable are often for substantial amounts that can generate challenges by insurance companies and, in certain cases, the need to pursue collections directly from the patients. These challenges have continually increased our days in receivables because our sales have continually increased. We believe that our trade accounts receivable balances will continue to increase at a greater rate than revenue growth until such revenue growth subsides. Management constantly reviews receivables for collectibility issues and has recognized a provision for bad debts of approximately 14% of revenue in 2006. The growth in trade accounts receivable is expected to present liquidity issues in future periods if we do not substantially increase sales and/or raise funds from other sources.

ANALYSIS OF TRADE ACCOUNTS PAYABLE TRENDS

	MARCH 31,	MARCH 31,	JUNE 30,	JUNE 30,
	2007	2006	2006	2005

Trade accounts payable	$131,451	$153,949	$143,167	$89,280

Accrued liabilities	$249,954	$66,280	$257,680	$183,791

Accounts payable have grown with the increase in our business and include a substantial amount of professional fees related to our SEC filings. Accrued liabilities include accrued salaries and accrued stock based compensation, and as with accounts payable, the balance of accrued liabilities has increased based on the growth of our business. Timely payment of accounts payable and accrued liabilities will require that we raise additional debt or equity funding in the near term.

In April 2006, we borrowed $50,000 from a shareholder of the Company, and issued that individual a promissory note and warrants in connection with such loan. The promissory note bears interest at the rate of 12% per annum, and was due and payable on September 29, 2006, which date has since been extended until May 29, 2007, but which has not been further extended and/or paid as of the date of this Prospectus . The shareholder has the option to convert this loan into 1,428,571 shares of our common stock at the rate of one share for each $0.035 then owed. The shareholder also has 1,428,571 outstanding warrants to purchase shares of our common stock at an exercise price of $0.045 per share, which warrants expire if unexercised on May 22, 2008.

On March 1, 2006, and March 21, 2006, we entered into two separate loans for $17,500, with two separate shareholders to provide us with an aggregate of $35,000 in funding. The loans bear interest at the rate of 12% per annum until paid. Both loans became due in March 2007, but have since been verbally extended to May 2007, but which have not been further extended and/or repaid (other than as described below) as of the date of this Prospectus. In December 2006, $10,000 was repaid on one of the loans, leaving $25,000 outstanding under the loans as of the date of this report. Additionally, the remaining $25,000 owed pursuant to the loans are convertible into an aggregate of 714,286 shares of our common stock, with each $0.035 of each outstanding loan being able to convert into one share of our common stock.

In May 2006, we entered into a Securities Purchase Agreement with certain third parties to provide us $1,500,000 in convertible debt financing (the "Purchase Agreement"). Pursuant to the Purchase Agreement, we agreed to sell the investors an aggregate of $1,500,000 in Convertible Debentures, which are to be payable in three tranches, $600,000 upon signing the definitive agreements on May 30, 2006, which are due May 30, 2009, $400,000 upon the filing of our original Registration Statement filing, which Registration Statement we filed on February 9, 2007, and which Convertible Debentures we sold shortly thereafter, and $500,000 upon the effectiveness of this Registration Statement. The Convertible Debentures are to be convertible into shares of our common stock at a discount to the then trading value of our common stock. Additionally, in connection with the Securities Purchase Agreement, we agreed to issue the third parties warrants to purchase an aggregate of 50,000,000 shares of our common stock at an exercise price of $0.10 per share (the "Warrants").

The fees and costs associated with the $1,000,000 in funding we have received to date are disclosed in the table below:

First Closing Fees and Costs (on $600,000 received through the sale of Notes in May 2006)

$100,000	Finder	Lionheart Associates, LLC doing business as Fairhills Capital as a finder's fee in connection with the funding;
$18,000	Finder	OTC Financial Network, as a finder's fee in connection with the funding;
$75,000*	Legal Fees and Closing Payments
To our counsel, the Purchasers' counsel and National Investment Resources, a company working on the Purchasers’ behalf, which drafted closing documents used by us in connection with the May 2006 closing; and Held in Escrow for the payment of additional Key Man life insurance on Linda Putback-Bean and

$10,000	Held in escrow	Kenneth W. Bean
Total	$203,000

Second Closing Fees and Costs (on $400,000 received through the sale of Notes in February 2007)

	$50,000	Finder	Lionheart Associates, LLC doing business as Fairhills Capital as a finder's fee in connection with the funding;
	$18,000	Finder	OTC Financial Network, as a finder's fee in connection with the funding; and Escrow fees
	$5,000	Closing costs
Total	$73,000

Total Notes sold to the Purchasers as of the date of this filing:

			$1,000,000
		Minus fees described above	$276,000
		Total funds received by the Company	$724,500

* Which amount includes funds paid by the Company to its legal counsel and independent auditor in connection with its reporting requirements and the drafting and review of this Registration Statement and the financial statements contained herein.

Other than the payments already paid to the Purchasers in connection with the first and second tranche, described above, we do not anticipate having to pay any additional money, other than approximately $5,000 in closing costs associated with the final funding tranche and $9,000 to our finder OTC Financial Network, out of the funds we will receive from the final funding tranche, to the Purchasers or any entities associated with the Purchasers. However, we may choose to prepay interest and/or principal on the Notes pursuant to the terms of the Notes in the future. We have not however paid any of the accrued interest on the Convertible Notes to date, and although we have not been requested to pay such interest by the Purchasers to date, we may choose to pay such accrued interest out of the funds we receive from the third funding tranche.

We have historically been dependent upon the sale of common stock for funding our operations. In connection with such funding, we issued 4,700,000 shares of common stock at prices ranging from $0.035 to $0.05 per share during the year ended June 30, 2006, for aggregate net proceeds of $220,000. Additionally, we issued 8,696,437 shares of common stock to consultants ranging from $0.08 and $0.11 per share during the year ended June 30, 2006 and recognized compensation expense of $482,360.

We received $1,000,000 from the sale of Convertible Debentures in May 2006 and February 2007, and anticipate spending the additional $500,000 from the sale of the last tranche of Notes upon the effectiveness of this Registration Statement as follows:

o	$50,000 - Repayment of a stockholder loan;
o	$10,000 - Inventory for our prosthetics operations;
o	$60,000 - Equipment and building improvements;
o	$200,000 - Promotional, marketing and travel costs associated with our increased marketing campaign;
o	$45,000 - Legal and accounting fees associated with this Registration Statement and our ongoing public reporting costs with the Commission;
o	$14,000 - Closing costs and finders fees in connection with the funding; and
o
$121,000- General working capital, including certain amounts for officers and directors salaries, rent and office expenses, of which a portion may be used to pay accrued interest on the Convertible Notes. We have not paid any of the accrued interest on the Convertible Notes to date, and have not been requested to pay such interest by the Purchasers to date.

As the amounts above are only estimates, investors should keep in mind that any amounts of funding we have left over for working capital may be further reduced by additional fees and expenses we may be required to pay in connection with additional legal and accounting costs associated with our need to file amendments and obtain effectiveness of this Form SB-2 Registration Statement.

As of June 2007, we believe we can operate for approximately the next twelve (12) months as we plan to sell an additional $500,000 in Convertible Debentures upon the effectiveness of this Registration Statement, and approximately three to four months if we are not able to gain effectiveness of this Registration Statement and sell the additional $500,000 in Convertible Debentures, based on our current estimate of non-discretionary, and recurring cash overhead at approximately $54,000 per month, and monthly gross profits of approximately $50,000 per month we anticipate receiving in connection with fittings of our prosthetic limbs. However, we believe that we will need to raise additional financing in the next three to four months if we are unable to obtain effectiveness of our registration statement with the Commission, which effectiveness triggers the additional sale of the $500,000 in additional Convertible Debentures. If we are required to raise additional funding, we will likely do so through the sale of debt or equity securities.

We also plan to increase our yearly advertising and marketing budget approximately five fold, for the fiscal year ending June 30, 2007, compared to the fiscal year ending June 30, 2006, by utilizing a large portion of the $1,000,000 which we have received pursuant to the funding tranches, which we believe will allow us to increase our monthly sales and gross profits substantially over the next fiscal year, due to our increased advertising and marketing of our services, explained above. However, investors should keep in mind that any amounts of funding we receive pursuant to the Convertible Debentures will be reduced by the fees and expenses described in the table above in connection with the funding, and may be further reduced by additional legal and accounting costs associated with our need to file amendments to and obtain effectiveness of this Form SB-2 Registration Statement.

Other than the funding transaction described above, no additional financing has been secured. The Company has no commitments from officers, directors or affiliates to provide funding. However, management does not see the need for any additional financing in the foreseeable future, other than the money the Company will receive from the sale of the Debentures. We currently anticipate that our operations will continue to grow as a result of our increased advertising and marketing expenditures, which has allowed a greater number of potential clients to become aware of our operations and services, as we have already seen a higher volume of sales due to such advertising over the past several months.

CONTROLS AND PROCEDURES

(a)  Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Principal Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of our March 31, 2007 quarterly period (the "Evaluation Date"), have concluded that as of the Evaluation Date, our disclosure controls and procedures were not effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Our controls were not effective, as we failed to timely file our Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2005, March 31, 2006, and September 30, 2006 and we failed to timely file our Annual Report on Form 10-KSB for the period ending June 30, 2006. Moving forward, our management believes that as we become more familiar and gain more experience in completing our periodic filings and providing our outside auditors with the required financial information on a timely basis, we will be able to file our periodic reports within the time periods set forth by the Securities and Exchange Commission.

Subsequent to the year ended June 30, 2006, and during the quarters ended September 30, 2006, December 31, 2006, and March 31, 2007, our management has undertaken a concerted effort to spend the appropriate time and resources to complete our financial statements and disclosures in our periodic and annual reports within the time periods set forth by the Commission. Our management hopes to accomplish this goal by putting in place stricter controls and procedures and beginning management's dialogue with our inside and outside accountants regarding our periodic filings at an earlier stage in the review and/or audit process, which our management believes will allow us to timely file our periodic reports moving forward.

(b)  Changes in internal control over financial reporting. Our management hired a new inside auditor to review the Company’s financial statements prior to the review and audit of our outside accountants during the three months ended March 31, 2007, which the Company believes will expedite its auditor’s review process.

DESCRIPTION OF PROPERTY

We lease approximately 3,220 square feet of space that includes our fabrication laboratory, six offices, three fitting/therapy rooms and a playroom/waiting area at 12926 Willow Chase Drive in Houston, Texas. We have a five year and four month lease that expires in April 2008 for which we currently pay approximately $3,891 per month in rent and approximately $900 per month in additional charges in connection with operating costs on the building and real estate taxes in connection with such lease. We have an option to renew the lease for an additional five years upon the expiration date of the original lease term. The monthly rental charges for the original term of the lease and the five year extension, should we choose to renew the lease for an additional five year term, are set forth below:

Lease year:	Monthly Rent:

1	$3,488
2	$3,623
3	$3,757
4	$3,891
5	$4,025

option year 1	$4,159
option year 2	$4,293
option year 3	$4,428
option year 4	$4,562
option year 5	$4,696

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

None of the following persons have any direct or indirect material interest in any transaction to which we were or are a party during the past three years, or in any proposed transaction to which the Company proposes to be a party:

a.	any of our directors or executive officers;
b.	any nominee for election as one of our directors;
c.	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
d.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (a), (b) or (c) above.

DIVIDEND POLICY

We have paid no dividends to date on our common stock. We reserve the right to declare a dividend when operations merit. However, payments of any cash dividends in the future will depend on our financial condition, results of operations, and capital requirements as well as other factors deemed relevant by our board of directors.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for the following individuals (our "named executive officers") for the fiscal years ended June 30, 2006, 2005 and 2004. None of our executive officers received compensation over $100,000 during the fiscal years listed below.

Summary Compensation Table

	ANNUAL COMPENSATION					LONG TERM COMPENSATION
		Fiscal				AWARDS		PAYOUTS
		Year			Other
		ended			Annual	Restricted
Name and		June			Comp-	Stock	Options/	LTIP payouts	All Other
Principal Position	Title	30	Salary	Bonus	ensation	Awarded	SARs(#)	($)	Compensation

Linda Putback-	CEO, President	2006	$84,000	$0	0	0	0	0	0
Bean	and Director	2005	$84,000	$0	0	0	0	0	$2,700,000(2)
		2004	$56,000(1)	$0	$0	0	0	0	0

Dan Morgan	Vice	2006	$37,000	$0	0	0	0	0	0
	President/Chief	2005	$48,000	$0	0	0	0	0	$ 919,886(3)
	Prosthetist	2004	$20,000(4)	$0	0	0	0	0	0

Kenneth W.	Vice President,	2006	$47,000	$0	0	0	0	0	0
Bean	Chief Financial
	Officer, Secretary
	and Director

(1) Ms. Putback-Bean was paid $10,000 as contract labor during our start-up phase (3 months). $17,500 of her salary was accrued rather than paid during fiscal years 2005, and 2004 and $10,500 of that amount remains in accrued liabilities at December 31, 2006.

(2) Ms. Putback-Bean received 27,000,000 shares which were valued at $0.10 per share as compensation during the fiscal year ended June 30, 2005. In 2006, Ms. Putback-Bean returned 4,000,000 shares to us for cancellation, which shares we plan to reissue to Ms. Putback-Bean in the future, but which have not been reissued to her to date.

(3) Mr. Morgan received 9,198,861 shares which were valued at $0.10 per share as compensation during the fiscal year ended June 30, 2005.

(4) Mr. Morgan was paid $4,000 as contract labor during our start-up phase (3 months). $22,500 of his salary was accrued rather than paid during the fiscal years ended 2005, and 2004 and remains in accrued liabilities at December 31, 2006.

Option/SAR Grants In Last Fiscal Year To
Executive Employees And Directors

		(Individual Grants)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term		Alternative to (f) and (g): Grant Date Value

Name	Securities Underlying Options/ SARS Granted (#)	Number of Percent of Total Options/SARs Granted to Employees in Fiscal Year (%)	Exercise of Base Price ($/Sh)	Expiration Date	5%($)	10%($)	Grant Date Present Value ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Linda Putback-Bean,
CEO and President	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Dan Morgan,
Vice President and
Chief Prosthetist	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Kenneth W. Bean	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Vice President of Operations,
Chief Financial Officer, and
Secretary
TOTAL	-0-	-0-	-0-	-0-	-0-	-0-	-0-

The Company currently has no outstanding options or warrants held by any of its employees or Directors.

Aggregated Option/SAR Exercises In
Last Fiscal Year and Fy-End Option/SAR Values
			Number of	Value of
			Unexercised	Unexercised In-
			Underlying	The-Money
			Options/SARs at FY	Options/SARs at
	Shares		end (#);	FY end ($);
	Acquired on	Value Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)	Unexercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)

Linda Putback-Bean,
CEO and President	-0-	$-0-	-0-/-0-	$-0-

Dan Morgan, Vice
President and Chief
Prosthetist	-0-	$-0-	-0-/-0-	$-0-

Kenneth W. Bean
Vice President of Operations,	-0-	$-0-	-0-/-0-	$-0-
Chief Financial Officer, and
Secretary

Long-Term Incentive Plans

None.

Equity Compensation Plan Information
	Number of securities to be		available for future issuance
	issued upon exercise of	Weighted-average exercise	under equity compensation
	outstanding options, warrants	price of outstanding options,	plans (excluding securities
	and rights	warrants and rights	reflected in column (a))

Plan category	(a)	(b)	(c)

Equity compensation plans
approved by security holders	-0-	-0-	-0-

Equity compensation plans
not approved by security holders	-0-	$-0-	-0-

Total	-0-	$-0-	-0-

Stock Option Grants

None of our officers, Directors or employees have any outstanding stock option grants.

Director Compensation

We do not currently pay any compensation to our directors for their services. In the future, we may pay directors' expenses related to the attendance of board meetings.

Employment Contracts, Termination of Employment and/or Change-In-Control Arrangements

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are currently authorized to issue 950,000,000 shares, $0.001 per share par value common stock. The following description of our common stock and certain provisions of our Articles of Incorporation, as amended (the "Articles") is a summary, does not purport to be complete, and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Articles and Bylaws, copies of which have been filed as exhibits to this Registration Statement.

The holders of common stock have the right to vote for the election of directors and for all other purposes. Each share of common stock is entitled to one vote in any matter presented to shareholders for a vote. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable. In the event of liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, with characteristics to be determined by the Board of Directors. On October 31, 2003, Articles of Amendment to the Articles of Incorporation provided for a series of preferred stock consisting of 1,000,000 shares, par value $0.001 per share, and designated as Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder, into one fully paid and nonassessable share of common stock but includes voting privileges of 20 to 1. The holders of Series A Convertible Preferred Stock have the right to vote for the election of directors and for all other purposes. It is non-cumulative but participates in any declared distributions on an equal basis with common stock. The holders of Series A Convertible Preferred Shares are entitled to receive dividends when declared by the Board of Directors and have the same liquidation preference as the common stock. As of July 9, 2007, 1,000,000 shares of Series A Convertible Preferred Stock have been issued.

SHARES AVAILABLE FOR FUTURE SALE

Upon the date of this Prospectus, there are 100,274,889 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement a total of 17,909,961 shares of common stock, which shares represent 9,356,392 shares of common stock issuable upon conversion of the Debentures; 1,428,571 shares of common stock issuable upon conversion of a $50,000 convertible note which is convertible into shares of our common stock at the rate of one share for each $0.035 of debt owed; 6,428,571 shares exercisable in connection with three separate warrant agreements with separate individuals and entities, which provide for the issuance of 1,428,571 shares in connection with warrants to purchase 1,428,571 shares of common stock at an exercise price of $0.045 per share, 2,000,000 warrants to purchase shares of common stock at an exercise price of $0.10 per share, and warrants to purchase 3,000,000 shares of common stock, with 1,000,000 warrants exercisable at $0.10 per share, 1,000,000 shares exercisable at $0.20 per share and 1,000,000 warrants exercisable at $0.30 per share; 612,856 shares of common stock which have been previously issued to Global Media and 83,571 shares of common stock which have previously been issued to Andrew Austin, will be eligible for immediate resale in the public market, subject to the Purchasers' exercise of their Warrants and conversion of their Debentures, and Mr. Kertes', Fairhills', and OTC Financial's exercise of their warrants, and Mr. Kertes conversion of his note, and subject to none of the selling shareholders holding a sufficient number of shares of our common stock at any one time as to cause them to be an affiliate and subject to the volume limitation provisions of Rule 144 of the Securities Act of 1933, as amended. There currently exists only a limited and sporadic market for the Company's common stock on the Pink Sheets.

Upon the effectiveness of this Registration Statement, there will be approximately 49,601,059 shares of our common stock which will be subject to the resale provisions of Rule 144, which shares are currently outstanding to date, which assumes that no additional shares are sold utilizing Rule 144 and assumes that the Purchasers never convert an amount of the Debentures and/or exercise an amount of the Warrants, which would result in any such Purchaser being deemed an affiliate of us, and therefore subject to the volume limitations described below. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144, unregistered resales of restricted common stock cannot be made until such stock has been held for one year from the later of its acquisition from the Company or an affiliate of the Company.

Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This Prospectus relates to the resale of 17,909,961 shares of common stock by the selling shareholders. The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding or in connection with the resale of the shares of common stock issuable upon conversion of the Dentures or convertible note or for previous outstanding shares of common stock being registered herein, however, we will receive approximately $864,286 in connection with the exercise of warrants to purchase 6,428,571 shares registered herein, assuming such warrants are exercised. None of the selling shareholders are broker-dealers or affiliates of broker-dealers. None of the selling shareholders have had a material relationship with us since our inception other than in connection with the transactions pursuant to which they received the convertible securities, and/or shares registered herein, as described in greater detail above.

SELLING SHAREHOLDERS

Selling Stockholder	Common Stock beneficially owned prior to offering		Percentage owned before offering		Common stock included in this prospectus		Common Stock beneficially owned after offering		Percentage owned after offering (1)

AJW Partners, LLC (2)	5,165,000	(9)	4.99%	*(9)(14)	954,352	(20)(A)	5,165,000	(21)	4.99%	*(9)
AJW Offshore Ltd.(3)	5,165,000	(9)	4.99%	*(9)(14)	5,669,974	(20)(A)	5,165,000	(21)	4.99%	*(9)
AJW Qualified Partners, LLC (4)	5,165,000	(9)	4.99%	*(9)(14)	2,610,433	(20)(A)	5,165,000	(21)	4.99%	*(9)
New Millennium Partners II, LLC (5)	1,638,000	(10)	1.55%	(15)	121,633	(20)(A)	1,371,155	(22)	1.35%	(23)
Peter Kertes	2,857,142	(11)	2.74%	(16)	2,857,142	(11)	0		0.00%	(17)
Lionheart Associates, LLC, d/b/a Fairhills Capital (6)	2,000,000	(12)	1.96%	(17)	2,000,000	(12)	0		0.00%
OTC Financial Network (7)	3,000,000	(13)	2.90%	(18)	3,000,000		0		0.00%
Global Media Fund Inc. (8)	612,856		0.61%	(19)	612,856		0		0.00%
Andrew Austin	83,571		(a)%	(19)	83,571		0		0.00%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

No Selling Security Holder has held any position or office, or had any material relationship with us or any of our affiliates within the past three (3) years. No Selling Security Holder is a broker-dealer nor is any Selling Security Holder an affiliate of any broker-dealer.

* Approximate.

(a) less than 1%.

(1) Assumes that all common stock listed in the column, "beneficially owned prior to the offering," for each selling shareholder will be sold.

(2) AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers and have voting, investment and dispositive control over the shares offered by AJW Qualified Partners, LLC.

(3) AJW Offshore, Ltd is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC., of which Corey S. Ribotsky is the fund manager and has voting, investment and dispositive control over the shares offered by AJW Offshore, Ltd.

(4) AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers and have voting, investment and dispositive control over the shares offered by AJW Qualified Partners, LLC.

(5) New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLP., of which Corey S. Ribotsky is the fund manager and has voting, investment and dispositive control over the shares offered by New Millennium Capital Partners II, LLC.

(6) Lionheart Associates, LLC, doing business as Fairhills Capital is beneficially owned by Edward Bronson its Managing Partner, who has voting, investment and dispositive control over the securities held by Fairhills Capital.

(7) OTC Financial Network is beneficially owned by Geoff Eiten its President, who has voting, investment and dispositive control.

(8) Global Media Fund is beneficially owned by Don Rose its President, who has voting, investment and dispositive control over the securities held by Global Media Fund.

(9) Represents an amount of shares of common stock equal to approximately 4.99% of our outstanding common stock. Each of the Purchasers have agreed not to not convert any portion of the outstanding Debentures and/or exercise any portion of the Warrants into shares of our common stock, if after such conversion and/or exercise they would own more than 4.99% of our outstanding common stock; however, this limitation shall not apply in the event that an Event of Default (as defined in the Debentures) occurs and is continuing. If the 4.99% ownership limitation was not in place, based on a conversion of the outstanding Debentures on July 9, 2007, AJW Partners LLC ("Partners") would have the ability to convert its $153,000 in Debentures into 10,200,000 shares, AJW Offshore, Ltd. ("Offshore") would have the ability to convert its $909,000 in Debentures into 60,600,000 shares of common stock; and AJW Qualified Partners, LLC ("Qualified") would have the ability to convert its $418,500 in Debentures into 27,900,000 shares of common stock, at a conversion price of $0.015 per share (equal to a 50% discount to the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received), assuming each of the Purchasers continued to purchase the same pro rata amount of Debentures as they did at the first closing. Additionally, Partners holds 5,202,000 Warrants to purchase shares of our common stock, Offshore holds 30,906,000 Warrants to purchase shares of our common stock, and Qualified holds 14,229,000 Warrants to purchase shares of our common stock, which Warrants are exercisable at an exercise price of $0.10 per share.

(10) Represents 975,000 shares of common stock issuable in connection with the conversion of $13,000 in Debentures currently outstanding and held by New Millennium Capital Partners II, LLC ("New Millennium"), as well as an additional $6,500 in Debentures which we have agreed to sell to New Millennium (which amount assumes the same pro rata purchase of Debentures by the Purchasers during the third tranche of the sale of the Debentures), at the conversion price in effect as of July 9, 2007 as well as 663,000 Warrants to purchase shares of our common stock, which Warrants are exercisable at an exercise price of $0.10 per share.

(11) Represents 1,428,571 shares of common stock issuable upon conversion of a $50,000 convertible promissory note, convertible at the rate of one share for each $0.035 of debt outstanding, and 1,428,571 shares of common stock issuable in connection with the exercise of warrants to purchase shares of common stock at an exercise price of $0.045 per share.

(12) Represents 2,000,000 warrants to purchase shares of our common stock at an exercise price of $0.10 per share.

(13) Represents 3,000,000 warrants to purchase shares of our common stock, with one third of such warrants exercisable at $0.10 per share, one-third exercisable at $0.20 per share, and one-third exercisable at $0.30 per share.

(14) Based on 105,439,889 shares of common stock outstanding, which amount assumes the conversion of 5,165,000 shares of common stock in connection with the purchaser's outstanding Debentures and/or exercise of the purchaser's outstanding warrants.

(15) Based on 101,912,889 shares of common stock outstanding, which amount assumes the conversion of 121,633 shares of common stock in connection with the purchaser's Debentures which are being registered herein.

(16) Based on 104,132,031 shares of common stock outstanding, which amount assumes the conversion of 1,428,571 shares of common stock in connection with the Selling Shareholder's outstanding convertible note and the exercise of 1,428,571 shares in connection with the Selling Shareholder's outstanding warrants.

(17) Based on 102,274,889 shares of common stock outstanding, which amount assumes the exercise of 2,000,000 shares in connection with the Selling Shareholder's outstanding warrants.

(18) Based on 103,274,889 shares of common stock outstanding, which amount assumes the exercise of 3,000,000 shares in connection with the Selling Shareholder's outstanding warrants.

(19) Based on 100,274,889 shares of common stock outstanding as of July 9, 2007.

(20) Represents a portion of the shares of common stock issuable in connection with the conversion of the Selling Shareholder's Debentures.

(21) Approximate amount of shares of common stock subject to the 4.99% ownership limit described above under (9), and dependent on the exact amount of shares converted and/or exercised and sold by the named Selling Shareholder as well as the other Selling Shareholders, which amount of converted or exercised shares will affect the 4.99% ownership limit.

(22) Assumes the sale of all shares of common stock issuable upon conversion of the Debentures registered in this offering.

(23) Based on 101,912,889 shares of common stock outstanding, which assumes the exercise and conversion of all of the shares of common stock underlying the warrant and convertible note, which the Selling Shareholder holds.

(A) The aggregate dollar value of the shares of common stock underlying the Convertible Notes registered herein on behalf of the Purchasers totals approximately $748,511, based on 9,356,392 shares of common stock being registered herein on behalf of the Selling Shareholders and the trading price of the Company’s common stock on the date of the sale of the Securities on May 30, 2006. Pursuant to the Second Waiver of Rights Agreement (described herein), the Purchasers agreed that we would only be required to register a total of 9,356,392 shares of common stock underlying the Convertible Notes on their behalf. Those 9,356,392 shares of common stock have been included in this Registration Statement on behalf of the Purchasers pursuant to their pro-rata amount of the total amount of the Convertible Notes sold to such Purchasers to date.

Total profit which may be realized by the Purchasers due to the conversion and sale of the shares of common stock underlying the Convertible Notes:

Selling Shareholder	Dollar Value of the Convertible Notes (assuming the sale of the final $500,000 tranche of Convertible Notes)	Date the Convertible Notes were sold	Closing price of the Company's common stock on the date the Convertible Notes were sold	Conversion price per share of common stock underlying the Convertible Notes at a 50% discount to the trading price of the Company's common stock on the date the Convertible Notes were sold
Total possible shares underlying the Convertible Notes (assuming no interest payments and complete conversion throughout the term of the Notes, based on the Conversion Price as of the date the Notes were sold)

Combined market price of the total number of shares underlying the Convertible Notes, calculated by using the market price per share on the date of the original sale of the Convertible Notes and the total possible number of shares the selling shareholders may receive

The total possible shares that the Purchasers' may receive and the combined conversion price of the total number of shares underlying the Convertible Notes calculated by using the conversion price on the date of the sale of the Convertible Notes and the total number of shares the Purchasers' may receive

The total possible discount to market price as of the date of the sale of the Convertible Notes, calculated by subtracting the total conversion price of the on the date of the sale of the Convertible Notes from the combined market price of the total number of shares underlying the Convertible Notes on that date

AJW Partners, LLC	$153,000	May 30, 2006	$0.08	$0.04	3,825,000	$ 306,000	3,825,000	$ 153,000
AJW Offshore Ltd.	$909,000	May 30, 2006	$0.08	$0.04	22,725,000	$ 1,818,000	22,725,000	$ 909,000
AJW Qualified Partners, LLC	$418,500	May 30, 2006	$0.08	$0.04	10,462,500	$ 837,000	10,462,500	$ 418,500
New Millennium Partners II, LLC	$19,500	May 30, 2006	$0.08	$0.04	487,500	$ 39,000	487,500	$ 19,500
Totals	$1,500,000	May 30, 2006	$0.08	$0.04	37,500,000	$ 3,000,000	37,500,000	$ 1,500,000

The table above is as of the closing date of the Securities Purchase Agreement, pursuant to which the Purchasers’ agreed to purchase an aggregate of $1,500,000 in Convertible Notes. As the Conversion Price of the Convertible Debentures is equal to the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received (the “Conversion Price”), if the value of our common stock declines in value, the number of shares of common stock which the Purchasers’ are able to convert the Convertible Notes into increases and their potential profit in connection with such increased number of shares issuable in connection with the conversion of the Convertible Notes increases as well.

Total possible profit which may be realized as a result of any conversion discounts for securities underlying any other warrants or notes held by any other of the Selling Shareholders:

Selling Shareholder	Security held	Date Security Sold	Market price per share of the underlying securities on the date of the sale of such security	Conversion/Exercise price per share as of the date of the sale of the security	Total possible shares to be received assuming the complete exercise/conversion of the security	Combined market price of the total number of underlying shares, calculated by using the market price per share on the date of the sale and the total possible number of shares to be received
Total possible shares to be received and the combined conversion price of the total number of shares underlying the security calculated by using the conversion price on the date of sale of the security and the total possible number of underlying shares

Total possible aggregate discount to the market price as of the date of the sale of the security, calculated by subtracting the total conversion/exercise price in the date of sale of the security by the combined market price of the security

AJW Partners, LLC	Common Stock Purchase Warrant	5/30/2006	$0.08	$0.10	5,100,000	$408,000	5,100,000	0
AJW Partners, LLC	Common Stock Purchase Warrant	4/17/2007	$0.05	$0.10	102,000	$5,100	102,000	0
AJW Offshore Ltd.	Common Stock Purchase Warrant	5/30/2006	$0.08	$0.10	30,300,000	$2,424,000	30,300,000	0

AJW Offshore Ltd.	Common Stock Purchase Warrant	4/17/2007	$0.05	$0.10	606,000	$30,300	606,000	0
AJW Qualified Partners, LLC	Common Stock Purchase Warrant	5/30/2006	$0.08	$0.10	13,950,000	$1,116,000	13,950,000	0
AJW Qualified Partners, LLC	Common Stock Purchase Warrant	4/17/2007	$0.05	$0.10	279,000	$13,950	279,000	0
New Millennium Partners II, LLC	Common Stock Purchase Warrant	5/30/2006	$0.08	$0.10	650,000	$52,000	650,000	0
New Millennium Partners II, LLC	Common Stock Purchase Warrant	4/17/2007	$0.05	$0.10	13,000	$650	13,000	0
Peter Kertes	Common Stock Purchase Warrant	3/28/2006	$0.07	$0.045	1,428,571	$100,000	1,428,571	$35,714
Peter Kertes	Convertible Note	3/28/2006	$0.07	$0.035	1,428,571	$100,000	1,428,571	$50,000
Lionheart Associates, LLC, d/b/a Fairhills Capital	Common Stock Purchase Warrant	5/30/2006	$0.08	$0.10	2,000,000	$160,000	2,000,000	0
OTC Financial Network	Common Stock Purchase Warrant	5/30/2006	$0.08	$0.10	1,000,000	$80,000	1,000,000	0
OTC Financial Network	Common Stock Purchase Warrant	5/30/2006	$0.08	$0.20	1,000,000	$80,000	1,000,000	0
OTC Financial Network	Common Stock Purchase Warrant	5/30/2006	$0.08	$0.30	1,000,000	$80,000	1,000,000	0

Gross proceeds received by us in connection with the sale of the Purchasers' Debentures to date	All payments paid by us in connection with the Debenture funding to date*	Net proceeds received by us in connection with the Debenture funding to date
Combined total possible profit to be realized as a result of any conversion of the Debentures and/or exercise of any other Warrants held by the Purchasers based on the trading value of our common stock on the original sale date of the Debentures (May 30, 2006)

$1,000,000	$285,000	$715,000	$1,000,000

* Not including any accrued and unpaid interest on the Debentures.

Effective yearly interest rate of money received by us in connection with the sale of the Debentures, based on the total fees paid by us in connection with the Debenture funding and the total profits which may be realized by the Purchasers in connection with the conversion of the Debentures, based on the trading price of our common stock on the date of the sale of such Debentures:

(1) Gross proceeds received by us in connection with the sale of the Purchasers' Debentures to date	(2) All payments paid by us in connection with the Debenture funding to date*	(3) Net proceeds received by us in connection with the Debenture funding to date
(4)
Combined total possible profit to be realized by the Purchasers as a result of any conversion of the Debentures and/or exercise of any other Warrants held by the Purchasers based on the trading value of our common stock on the original sale date of the Debentures (May 30, 2006)

(5)
Total amount of payments paid by us in connection with the Debenture funding to date and the total possible discount to the market price of the shares underlying Debentures, divided by the net proceeds to us from the sale of the Debentures*

(6)
Total amount of payments calculated in column (5) averaged over the term of the Debentures, per year such Debentures are outstanding (assuming such Debentures are outstanding for the entire term of the Debentures)*

(7)
Total amount of payments calculated in column (5) averaged over the term of the Debentures, per year such Debentures are outstanding (assuming such Debentures are outstanding for the entire term of the Debentures), including interest on such Debentures

$1,000,000	$285,000	$715,000	$1,000,000	180%	59.91%	68%

* Not including any accrued and unpaid interest on the Debentures.

Breakdown of shares of our common stock previously registered on behalf of the Selling Shareholders, registered shares of common stock still outstanding, and shares of common stock registered in this Prospectus held by the Selling Shareholders:

Number of shares of common stock outstanding prior to the Funding transaction that were held by persons other than the Selling Shareholders, affiliates of the Company and affiliates of the Selling Shareholders
	Number of shares of common stock registered for resale by the Selling Shareholders or affiliates of the Selling Shareholders in prior Company registration statements
Number of shares of the Company's common stock registered for resale by the Selling Shareholders or affiliates of the Selling Shareholders that continue to be held by the Selling Shareholders or affiliates of the Selling Shareholders
			Number of shares of the Company's common stock that have been sold in registered resale transactions by the Selling Shareholders or affiliates of the Selling Shareholders to date	Number of shares of common stock registered for resale on behalf of the Selling Shareholders or affiliates of the Selling Shareholders in the current funding transaction
58,866,538	0	0	0	17,909,961

Upon the effectiveness of this registration statement the 17,909,961 shares offered by the Selling Shareholders pursuant to this Prospectus may be sold by one or more of the following methods (assuming the conversion of the shares of common stock underlying the Convertible Notes and/or exercise of the shares of common stock issuable in connection with the exercise of the warrants, registered herein), without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security Holders may sell their shares of common stock short and redeliver our common stock to close out such short positions; however, the Selling Security Holders may not use shares of our common stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our common stock.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

We plan to advise the Selling Security Holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Security Holders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

On November 11, 2003, the common stock of the Company commenced trading on the "pink sheets" published by the National Quotation Bureau under the symbol "PDPR". On May 25, 2007, our common stock was approved to trade on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “PDPR.”. However, the fact that our securities have historically had limited and sporadic trading on the pink sheets, and has only recently been approved for trading on the OTCBB, does not by itself constitute a public market, and as such, historical price quotations relating to trades in our stock on the pink sheets (and as of May 25, 2007, the OTCBB) have not been included in this registration statement

As of July 9, 2007, there were 100,274,889 shares of common stock outstanding held by approximately 450 stockholders of record, including approximately 50,297,486 restricted shares of common stock outstanding, of which approximately 47,592,488 shares of restricted common stock had been held for at least one year and were eligible to be sold pursuant to Rule 144, assuming the other requirements of Rule 144 are met in connection with such sales.

ADDITIONAL INFORMATION

Our fiscal year ends on June 30. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. We are a reporting company, and as such, plan to continue to file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC of Bellaire, Texas.

FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Pediatric Prosthetics, Inc. are filed as part of this Prospectus.

PEDIATRIC PROSTHETICS, INC.
TABLE OF CONTENTS TO
FINANCIAL STATEMENTS

Unaudited Financial Statements for the Three and Nine Months Ended
March 31, 2007 and 2006:

Unaudited Balance Sheets as of March 31, 2007	F-2
and June 30, 2006

Unaudited Statements of Operations for the Three and Nine Months Ended	F-3
March 31, 2007 and 2006

Unaudited Statement of changes in Stockholders' Deficit for the	F-4
Nine Months Ended March 31, 2007

Unaudited Statements of Cash Flows for the Nine Months	F-5
Ended March 31, 2007 and 2006

Notes to Unaudited Financial Statements	F-6 - F-8

Audited Financial Statements for the Years Ended
June 30, 2006 and 2005:

Report of Independent Registered Public Accounting Firm	F-9

Balance Sheets as of June 30, 2006 and 2005	F-10

Statements of Operations for the Years Ended	F-11
June 30, 2006 and 2005

Statement of changes in Stockholders' Deficit for the	F-12 - F-13
Years Ended June 30, 2006 and 2005

Statements of Cash Flows for the Years Ended	F-14
June 30, 2006 and 2005

Notes to Financial Statements	F-15 - F-28

PEDIATRIC PROSTHETICS, INC.
UNAUDITED BALANCE SHEETS
March 31, 2007 and June 30, 2006
	March 31, 2007	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$79,175	$274,641
Trade accounts receivable, net	274,649	268,642
Prepaid expenses and other current assets	13,920	13,396
Current portion of deferred financing costs, net	152,113	109,693
Total current assets	519,857	666,372

Furniture and equipment, net	52,917	59,138
Deferred financing costs	177,462	239,334
Total assets	$750,236	$964,844
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Trade accounts payable	$131,451	$143,167
Accrued liabilities	249,954	257,680
Current portion of convertible debt, net of discount of $0 as of
March 31, 2007 and $25,000 at June 30, 2006, respectively	75,000	60,000
Due to related party	500	500
Derivative financial instruments	2,671,318	5,119,365
Total current liabilities	3,128,223	5,580,712

Convertible debt, net of discount of $838,379 and $592,716 at
March 31, 2007 and June 30, 2006, respectively	161,621	7,284
Deferred rent	11,166	12,575

Total liabilities	3,301,010	5,600,571

Commitments and contingencies:	-	-

Stockholders' deficit:
Preferred stock, par value $0.001; authorized
10,000,000; 1,000,000 issued and outstanding	1,000	1,000
Common stock, par value $0.001; authorized 950,000,000 and 100,000,000
Shares, respectively; issued and outstanding 98,274,889 shares	98,275	98,275
Additional paid-in capital	8,271,324	7,764,327
Accumulated deficit	(10,921,373)	(12,499,329)
Total stockholders’ deficit	(2,550,774)	(4,635,727)

Total liabilities and stockholders' deficit	$750,236	$964,844

The accompanying notes are an integral part of these financial statements.

PEDIATRIC PROSTHETICS, INC.
UNAUDITED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended March 31, 2007 and 2006

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Revenue	$133,323	$274,679	$595,086		$558,321
Operating expenses:
Cost of sales, except for items
stated separately below	62,707	38,904	199,743		163,618
Selling, general and
administrative expenses	406,155	410,171	1,334,606		846,994
Depreciation expense	6,038	5,059	18,035		15,174

Total operating expenses	474,900	454,134	1,552,384		1,025,786

Loss from operations	(341,577)	(179,455)	(957,298)		(467,465)

Other income and (expenses):
Interest income	-	4	1		4
Interest expense	(70,141)	(12,859)	(229,726)		(28,370)
Loss on disposal of equipment	-	-	-		(2,811)
Gain on extinguishment of debt	-	-	-		310,799
Change in value of derivative
financial instruments	411,778	-	2,764,979		-

Total other income (expense), net	341,637	(12,885)	2,535,254		279,622

Net income (loss)	$60	$(192,340)	$1,577,956	$	(187,843)

Net income (loss) per common share - basic
and diluted	$0.00	$(0.00)	$0.02		$(0.00)

Weighted average shares of common
stock outstanding - basic and diluted	98,274,889	99,108,452	98,274,889		95,581,737

The accompanying notes are an integral part of these financial statements.

PEDIATRIC PROSTHETICS, INC.
UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Nine Months Ended March 31, 2007

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at June 30, 2006	1,000,000	$1,000	98,274,889	$98,275	$7,764,327	$(12,499,329)	$(4,635,727)

Amortization of stock-based
Compensation	-	-	-	-	506,997	-	506,997

Net income	-	-	-	-	-	1,577,956	1,577,956

Balance at March 31, 2007	1,000,000	$1,000	98,274,889	$98,275	$8,271,324	$(10,921,373)	$(2,550,774)

The accompanying notes are an integral part of these financial statements.

PEDIATRIC PROSTHETICS, INC.
UNAUDITED STATEMENTS OF CASH FLOWS
For the Nine Months Ended March 31, 2007 and 2006
	2007	2006
Cash Flows From Operating Activities
Net income (loss)	$1,577,956	$(187,843)
Adjustments to reconcile net income (loss) to net cash used by operating activities
Depreciation expense	18,035	15,174
Loss on disposal of equipment	-	2,811
Deferred rent	(1,409)	(908)
Stock-based compensation	506,997	264,874
Provision for doubtful accounts	120,094	36,921
Amortization of debt discount	96,269	-
Amortization of debt issue costs	102,424	11,667
Change in value of derivative financial instruments	(2,764,979)	-
Gain on extinguishment of debt	-	(310,799)
Changes in operating assets and liabilities:
Accounts receivable	(126,101)	(169,723)
Other assets	(10,496)	644
Accounts payable	(11,716)	64,669
Accrued liabilities	(7,726)	22,243
Net cash used by operating activities	(500,652)	(250,270)

Cash Flows From Investing Activities
Purchase of furniture and equipment	(11,814)	-
Net cash used by investing activities	(11,814)	-
Cash Flows From Financing Activities:
Proceeds from issuance of debt	400,000	35,000
Payment of debt issue cost	(73,000)	(30,000)
Payment of convertible debt	(10,000)	-
Proceeds from common stock, net of expenses	-	220,000
Net cash provided by financing activities	317,000	225,000

Net increase (decrease) in cash and cash equivalents	(195,466)	(25,270)

Cash and cash equivalents, beginning of period	274,641	29,818

Cash and cash equivalents, end of period	$79,175	$4,548

Supplemental Disclosure of Cash Flow Information
Cash paid for interest expense	$6,500	$12,107
Cash paid for income taxes	-	-

The accompanying notes are an integral part of these financial statements.

PEDIATRIC PROSTHETICS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND CRITICAL ACCOUNTING POLICIES

GENERAL

Pediatric Prosthetics, Inc. designs, fabricates and fits custom-made artificial limbs. Pediatric's focus is infants and children and the comprehensive care and training needed by those infants and children and their parents.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION

Certain prior period amounts have been reclassified to conform to the current period presentation.

INTERIM FINANCIAL STATEMENTS

The unaudited condensed financial statements included herein have been prepared by Pediatric pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although Pediatric believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP), have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements and the notes thereto included in Pediatric's 2006 Annual Report. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending June 30, 2007.

2. GOING CONCERN CONSIDERATIONS

Since its inception, Pediatric has suffered significant net losses and has been dependent on outside investors to provide the cash resources to sustain its operations. During the years ended June 30, 2006 and 2005, Pediatric reported net losses of $4,413,417 and $4,356,519, respectively, and negative cash flows from operations of $436,226 and $298,454, respectively. For the nine months ended March 31, 2007 Pediatric reported net income of $1,577,956 and negative cash flows from operations of $500,652.

Although Pediatric has net income of $1,577,956 for the nine months ended March 31, 2007, such net income was the result of changes in the value of derivative financial instruments and not the result of core operations. Negative operating results have produced a working capital deficit of $2,608,366 and a stockholders' deficit of $2,550,774 at March 31, 2007. Pediatric's negative financial results and its current financial position raise substantial doubt about Pediatric's ability to continue as a going concern. The financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or liability amounts that might be necessary should Pediatric be unable to continue in existence.

Pediatric is currently implementing it plans to deal with going concern issues. The first step in that plan was its recapitalization into a public shell on October 10, 2003. Management believes that the recapitalization and its current plan to become a fully reporting public company will allow Pediatric, through private placements of its common stock, to raise the capital to expand operations to a level that will ultimately produce positive cash flows from operations.

Pediatric's long-term viability as a going concern is dependent on certain key factors, as follows:

•	Pediatric's ability to obtain adequate sources of outside financing to support near term operations and to allow Pediatric to continue forward with current strategic plans.

•	Pediatric's ability to increase its customer base and broaden its service capabilities.

•	Pediatric's ability to ultimately achieve adequate profitability and cash flows to sustain continuing operations.

3. Stockholders’ Equity

Amendment to Articles of Incorporation

On March 15, 2007, we filed an amendment to our Articles of Incorporation with the Secretary of State of Idaho to increase our authorized shares of common stock to 950,000,000 shares of Common Stock, $0.001 par value per share, and to re-authorize 10,000,000 shares of preferred stock, $0.001 par value per share (the “Amendment”).

Additionally, the Amendment provided that shares of our preferred stock may be issued from time to time in one or more series, with distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

4. Convertible Debt

On or about February 16, 2007 we sold an aggregate of $400,000 in Callable Secured Convertible Notes (“Debentures"), to various third parties (the “Purchasers”). The sale of the Debentures represented the second tranche of funding in connection with our Securities Purchase Agreement ("Purchase Agreement") entered into with the Purchasers on May 30, 2006. In connection with the issuance of the Debentures we paid various consultants debt issue costs totaling $73,000, which will be amortized over the term of the Debentures.

The Debentures are convertible into our common stock at a 50% discount to the average of the lowest three trading days which our common stock trades on the market or exchange which it then trades over the most recent twenty (20) day trading period, ending one day prior to the date a conversion notice is received (the “Trading Price”), and bear interest at the rate of six percent (6%) per annum, payable quarterly in arrears, provided that no interest shall be due and payable for any month in which the trading price of our common stock is greater than $0.10375 for each day that our common stock trades. Any amounts not paid under the Debentures when due bear interest at the rate of fifteen percent (15%) per annum until paid.

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the debt conversion feature provision (the "Debt Feature") contained in the terms of the Notes is not clearly and closely related to the characteristics of the Note. Accordingly, the Debt Feature qualified as an embedded derivative instrument at issuance and, because it does not qualify for any scope exception within SFAS 133, it was required by SFAS 133 to be accounted for separately from the debt instrument and recorded as a derivative financial instrument.

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. The Debt Feature represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes, the Debt Feature had an estimated initial fair value of $316,932.

5. Subsequent Event

On April 17, 2007, with an effective date of January 15, 2007, we entered into a Second Waiver of Rights Agreement (the “Second Waiver”) with the Purchasers. Pursuant to the previous Waiver of Rights Agreement we entered into with the Purchasers in October 2006 (the “First Waiver”), we agreed to use our best efforts to obtain shareholder approval to increase our authorized shares by December 15, 2006, which we accomplished as of March 15, 2007; to file a registration statement with the SEC covering the shares underlying instruments issued to the Purchasers no later than January 15, 2007, and to obtain effectiveness of such registration statement with the SEC by April 16, 2007.

Pursuant to the Second Waiver, the Purchasers agreed to waive our failure to file a registration statement by the prior January 15, 2007, deadline (we filed the registration statement on February 9, 2007), and agreed we are not in default of the Rights Agreement; agreed to waive our inability to maintain effective controls and procedures as was required pursuant to the Purchase Agreement, that we are required to use our “best efforts” to maintain effective controls and procedures moving forward; to waive the requirement pursuant to the Purchase Agreement that we keep solvent at all times (defined as having more assets than liabilities); to waive the requirement pursuant to the Purchase Agreement that we obtain authorization to obtain listing of our common stock on the Over-the-Counter Bulletin Board (“OTCBB”), and to allow for us to use our “best efforts” to obtain listing of our common stock on the OTCBB, which listing we were able to obtain effective May 25, 2007.

We also agreed along with the Purchasers, pursuant to the Second Waiver, to amend the Rights Agreement to reduce the number of shares we are required to register pursuant to the Rights Agreement to only 9,356,392 of the shares issuable upon conversion of the Notes and to amend the date we are required to obtain effectiveness of our registration statement by from April 16, 2007, to August 13, 2007.

In consideration for their entry into the Second Waiver, we granted the Purchasers an additional 1,000,000 warrants to purchase shares of our common stock at an exercise price of $0.10 per share, which warrants shall expire if unexercised on the same date as the original Warrants expire if unexercised, May 30, 2013.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Pediatric Prosthetics, Inc.
Houston, Texas

We have audited the accompanying balance sheets of Pediatric Prosthetics, Inc. as of June 30, 2006 and 2005, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at June 30, 2006 and 2005, and the results of its operations and its cash flows for the for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and has negative working capital and a net capital deficiency at June 30, 2006 that raise substantial doubt about its ability to continue as a going concern. Management's plans with regard to this matter are also discussed in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 3, the June 30, 2005 financial statements have been restated to properly reflect revenues received from Host Affiliates.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

September 21, 2006

PEDIATRIC PROSTHETICS, INC. BALANCE SHEETS JUNE 30, 2006 AND 2005
		2005
	2006	(RESTATED)
ASSETS

Current assets:
Cash and cash equivalents	$274,641	$29,818
Trade accounts receivable, net	268,642	107,851
Prepaid expenses and other current assets	13,396	16,492
Current portion of deferred financing cost, net	109,693	-

Total current assets	666,372	154,161

Furniture and equipment, net	59,138	81,229
Deferred financing cost	239,334	-

Total assets	$964,844	$235,390

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Trade accounts payable	$143,167	$89,280
Accrued liabilities	257,680	183,791
Current portion of convertible debt, net of
discount of $25,000 and $0 as of June 30, 2006 and June 30, 2005, respectively	60,000	201,045
Due to related party	500	500
Derivative financial instruments	5,119,365	-

Total current liabilities	5,580,712	474,616

Convertible debt, net of discount of $592,716	7,284	-
Deferred rent	12,575	14,188

Total liabilities	5,600,571	488,804

Commitments and Contingencies (See Note 9)	-	-

Stockholders' deficit:
Preferred stock, par value $0.001; authorized 10,000,000
shares; issued and outstanding 1,000,000 shares	1,000	1,000
Common stock, par value $0.001; authorized 100,000,000
shares; issued and outstanding 98,274,889 and 88,878,452
shares at June 30, 2006 and 2005, respectively	98,275	88,878
Additional paid-in capital	7,764,327	7,742,620
Accumulated deficit	(12,499,329)	(8,085,912)

Total stockholders' deficit	(4,635,727)	(253,414)

Total liabilities and stockholders' deficit	$964,844	$235,390

The accompanying notes are an integral part of these financial statements

PEDIATRIC PROSTHETICS, INC. STATEMENTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
		2005
	2006	(RESTATED)

Revenue	$716,107	$566,001

Operating expenses:
Cost of sales, except for items stated separately below	219,272	207,650
Selling, general and administrative expenses	1,373,939	4,673,291
Depreciation expense	20,231	16,388

Total operating expenses	1,613,442	4,897,329

Loss from operations	(897,335)	(4,331,328)

Other income and (expense):
Interest income	8	83
Interest expense	(81,873)	(25,274)
Change in value of derivative financial instruments	(3,742,205)	-
Gain on extinguishment of debt	310,799	-
Other expenses	(2,811)	-

Total other expense, net	(3,516,082)	(25,191)

Net loss	$(4,413,417)	$(4,356,519)

Net loss per common share - basic and diluted	$(0.05)	$(0.07)

Weighted average common shares outstanding - basic and diluted	95,998,042	66,593,932

The accompanying notes are an integral part of these financial statements

PEDIATRIC PROSTHETICS, INC. STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT For the Years Ended June 30, 2006 and 2005

	PREFERRED STOCK		COMMON STOCK
					ADDITIONAL
	SHARES	AMOUNT	SHARES	AMOUNT	PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL

Balance at June 30, 2004	1,000,000	$1,000	37,435,892	$37,436	$3,452,298	$(3,729,393)	$(238,659)

Common stock issued for cash	-	-	9,210,000	9,210	312,290	-	321,500

Common stock issued for
services to non-employees	-	-	5,588,699	5,589	349,539	-	355,128

Common stock issued for
services to employees	-	-	36,643,861	36,643	3,628,493	-	3,665,136

Net loss, as restated	-	-	-	-	-	(4,356,519)	(4,356,519)

Balance at June 30, 2005,
as restated	1,000,000	$1,000	88,878,452	$88,878	$7,742,620	$(8,085,912)	$(253,414)

The accompanying notes are an integral part of these financial statements

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE YEARS ENDED JUNE 30, 2006 AND 2005

					ADDITIONAL
	PREFERRED STOCK		COMMON STOCK		PAID-IN	ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL
Balance at June 30, 2005,
as restated	1,000,000	$1,000	88,878,452	$88,878	$7,742,620	$(8,085,912)	$(253,414)

Common stock issued for cash	-	-	4,700,000	4,700	215,300	-	220,000

Common stock issued for
services to non- employees	-	-	10,696,437	10,697	471,663	-	482,360

Accrued share-based compensation for unissued
shares	-	-	-	-	(145,096)	-	(145,096)

Common stock surrendered
to treasury by officer/director	-	-	(4,000,000)	(4,000)	4,000	-	-

Common stock surrendered
to treasury by consultant	-	-	(2,000,000)	(2,000)	2,000	-	-

Value of warrants issued to
consultants for financing cost	-	-	-	-	166,000	-	166,000

Value of beneficial conversion feature and warrants issued to
originate debt	-	-	-	-	85,000	-	85,000

Reclassification of value of warrants and value of beneficial conversion feature to
derivative liabilities	-	-	-	-	(777,160)	-	(777,160)

Net loss	-	-	-	-	-	(4,413,417)	(4,413,417)
Balance at June 30, 2006	1,000,000	$1,000	98,274,889	$98,275	$7,764,327	$(12,499,329)	$(4,635,727)

The accompanying notes are an integral part of these financial statements

PEDIATRIC PROSTHETICS, INC. STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
		2005
	2006	(RESTATED)
Cash Flows From Operating Activities
Net loss	$(4,413,417)	$(4,356,519)
Adjustments to reconcile net loss to net cash used by
operating activities
Depreciation expense	20,231	16,388
Provision for doubtful accounts	70,324	71,964
Stock-based compensation	482,360	4,020,264
Amortization of deferred financing cost	9,972	-
Amortization of debt discount	67,284	-
Change in value of derivative financial instruments	3,742,205	-
Gain on extinguishment of debt	(310,799)	-
Deferred rent	(1,613)	-
Changes in operating assets and liabilities:
Accounts receivable	(231,116)	(126,110)
Prepaid expenses and other current assets	3,096	(6,230)
Accounts payable	53,889	25,327
Accrued liabilities and other	71,358	56,462

Net cash used by operating activities	(436,226)	(298,454)

Cash Flows From Investing Activities
Purchase of furniture and equipment	(951)	(2,338)

Cash Flows From Financing Activities:
Proceeds from sale of common stock	220,000	321,500
Proceeds from convertible debt	685,000	-
Payment of convertible debt	(30,000)	-
Payment of debt origination costs	(193,000)	-

Net cash provided by financing activities	682,000	321,500

Net increase in cash and cash equivalents	244,823	20,708

Cash and cash equivalents, beginning of period	29,818	9,110

Cash and cash equivalents, end of period	$274,641	$29,818

Supplemental disclosure of cash flow information

Interest expense	$9,839	$4,833
Income taxes	$-	$-

Non-cash disclosures
Net value of beneficial conversion feature and warrants to
originate debt	$284,919	$-
Fair value of warrants issued for financing cost	$166,000	$-

The accompanying notes are an integral part of these financial statements

PEDIATRIC PROSTHETICS, INC.
NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Pediatric Prosthetics, Inc. designs, fabricates and fits custom-made artificial limbs. The Company's focus is infants and children and the comprehensive care and training needed by those infants and children and their parents.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Cash and cash equivalents and accounts receivable are the primary financial instruments that subject the Company to concentrations of credit risk. The Company maintains its cash deposits with major financial institutions selected based upon management's assessment of the financial stability. Balances periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits.

Accounts receivable arise from sales of orthopedic and prosthetic devices and related services to individual customers located primarily in the United States. The Company receives payment for sales and services from individual patients, third-party insurers, private donors and governmentally funded health insurance programs. The Company does not require collateral for credit granted, but periodically reviews accounts receivable for collection issues and provides an allowance for doubtful accounts based on those reviews.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

FURNITURE AND EQUIPMENT

Furniture and equipment is recorded at cost. The cost and related accumulated depreciation of assets sold, retired or otherwise disposed of are removed from the respective accounts, and any resulting gains or losses are included in the results of operations. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (See Note 6). Repairs and maintenance costs are expensed as incurred.

INCOME TAXES

The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

REVENUE RECOGNITION

When the Company directly bills the customer and when the customer is billed through our host affiliates, the revenues on the sale of prosthetic devices and related services to patients, are recorded when the device is accepted by the patient, provided that (i) there are no uncertainties regarding customer acceptance; (ii) persuasive evidence of an arrangement exists; (iii) the sales price is fixed and determinable; and (iv) collection is deemed probable.

Revenues from the sale of prosthetic devices and related services generated through the billing departments of the Host-Affiliates are recorded at the Company's contracted portion of the total amounts billed by that Host-Affiliate.

Sales billed directly by the Company and its host affiliates are recorded at "usual and customary" rates, expressed as a percentage above Medicare procedure billing codes. Billing codes are frequently updated. As soon as updates are received, the Company reflects the change in its billing system. There is generally a "co-payment" component of each billing for which the patient-family is responsible. When the final appeals process to the third party payors is completed, the patient family is billed for the remaining portion of the "usual and customary" rate. As part of the Company's preauthorization process with payors, it validates its ability to bill the payor, if applicable, for the service provided before the delivery of the device. Subsequent to billing for devices and services, there may be problems with pre-authorization or with other insurance issues with payors. If there has been a lapse in coverage, or an outstanding "co-payment" component, the patient is financially responsible for the charges related to the devices and services received. If the Company is unable to collect from the patient, a bad debt expense is recognized.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

We review the terms of convertible debt and equity instruments issued to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. The Company may also issue options or warrants to non-employees in connection with consulting or other services they provide.

Certain instruments, including convertible debt and equity instruments and the freestanding options and warrants issued in connection with those convertible instruments, may be subject to registration rights agreements, which impose penalties for failure to register the underlying common stock by a defined date. These potential cash penalties may require the Company to account for the debt or equity instruments or the freestanding options and warrants as derivative financial instrument liabilities, rather than as equity. In addition, when the ability to physically or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value using the Black-Scholes option pricing model and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, the Company also uses the Black-Scholes option pricing model to value the derivative instruments. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt or equity instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method. When the instrument is convertible preferred stock, the dividends payable are recognized as they accrue and, together with the periodic amortization of the discount, are charged directly to retained earnings.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument is not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

STOCK BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payments" ("FAS 123R"). The Company adopted the requirements of FAS 123R as of July 1, 2005 using the modified prospective transition method approach as allowed under FAS 123R. FAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. FAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. FAS 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. The Company had no outstanding warrants or options at the date of adoption SFAS 123R and, accordingly, the adoption had no impact on us. However, it may have a significant impact in the future to the extent that Company issues options for employee compensation.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS Statement No. 154 ("SFAS 154"), Accounting Changes and Error Corrections. SFAS 154 requires that, when a company changes its accounting policies, the change must be applied retrospectively to all prior periods presented instead of a cumulative effect adjustment in the period of the change. SFAS 154 may also apply when the FASB issues new rules requiring changes in accounting. If the new rule allows cumulative effect treatment, it will take precedence over SFAS 154. This statement is effective for fiscal years beginning after December 15, 2005. The adoption of SFAS 154 is not expected to have a significant impact on the Company's financial position or its results of operations.

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income taxes ("FIN 48"). FIN 48, which is an interpretation of SFAS No. 109, "Accounting for Income Taxes," provides guidance on the manner in which tax positions taken or to be taken on tax returns should be reflected in an entity's financial statements prior to their resolution with taxing authorities. The Company is required to adopt FIN 48 during the first quarter of fiscal 2008. The Company is currently evaluating the requirements of FIN 48 and has not yet determined the impact, if any; this interpretation may have on its financial statements.

2. GOING CONCERN CONSIDERATIONS

Since its inception, the Company has suffered significant net losses and has been dependent on outside investors to provide the cash resources to sustain its operations. During the years ended June 30, 2006 and 2005, the Company had net losses of $4,413,417 and $4,356,519, respectively, and negative cash flows from operations of $436,226 and $298,454, respectively.

Negative operating results have produced a working capital deficit of $4,914,340 and a stockholders' deficit of $4,635,727, at June 30, 2006. The Company's negative financial results and its current financial position raise substantial doubt about the Company's ability to continue as a going concern.

The Company is currently implementing it plans to deal with going concern issues. The first step in that plan was its recapitalization into a public shell on October 10, 2003. Management believes that the recapitalization and its current plan to become a fully reporting public company will allow the Company, through private placements of its common stock, to raise the capital to expand operations to a level that will ultimately produce positive cash flows from operations.

The Company's long-term viability as a going concern is dependent on certain key factors, as follows:

- The Company's ability to obtain adequate sources of outside financing to support near term operations and to allow the Company to continue forward with current strategic plans.

- The Company's ability to increase its customer base and broaden its service capabilities.

- The Company's ability to ultimately achieve adequate profitability and cash flows to sustain continuing operations.

3. RESTATEMENT

The accompanying June 30, 2005 financial statements have been restated to properly recognize revenue and cost of services for services provided by Host Affiliates. The effects of this restatement on the accompanying financial statements are as follows:

BALANCE SHEET

Current assets, as previously reported	$119,732
Change in current assets related to
receivables from host affiliates	34,429

Current assets, as restated	$154,161

Stockholders' equity, as previously reported	$(287,843)
Change in stockholders' equity related to
change in net loss	34,429

Stockholders' equity, as restated	$(253,414)

STATEMENT OF OPERATIONS

Revenue, as previously reported	$416,459
Change in revenue related to billings by
host affiliates	149,542

Revenue, as restated	$566,001

Operating expenses, as previously reported	$4,782,219
Change in operating expenses related to
change in cost of sales for costs
incurred by Host Affiliates	115,110

Operating expenses, as restated	$4,897,329

Loss from operations, as previously reported	$(4,365,760)

Loss from operations, as restated	$(4,331,328)

Net loss, as previously reported	$(4,390,951)

Net loss, as restated	$(4,356,519)

The restatement had no impact on the reported net loss per share for the year ended June 30, 2005.

4. RECAPITALIZATION

On October 10, 2003, Pediatric Prosthetics, Inc., entered into an acquisition agreement (the "Agreement") with Grant Douglas Acquisition Corp. ("GDAC") whereby the Company agreed to exchange 100% of its outstanding stock for 8,011,390 shares or 53% of GDAC common stock and 1,000,000 shares or 100% of GDAC Series A Convertible Preferred Stock. The Agreement represented a re-capitalization of Pediatric Prosthetics, Inc., with accounting treatment similar to that used in a reverse acquisition, except that no goodwill or intangibles are recorded. A re-capitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. Pediatric Prosthetics, Inc., the private operating company, emerged as the surviving financial reporting entity under the Agreement, but GDAC remained as the legal reporting entity and adopted a name change to Pediatric Prosthetics, Inc. The accompanying financial statements present the historical financial results of the previously private Pediatric Prosthetics, Inc.

The consideration given by the Company in the re-capitalization was $443,632 related to the assumption of a $350,000 convertible note and  $93,632 of accrued interest on such note that was held in the public shell. In November through June of 2005 the Company repaid $148,955 of note principal through issuance of common stock with a fair value of $2,688,734 and recognized a $2,539,779 loss on extinguishment of debt.

During the year ended June 30, 2006, the Company negotiated the extinguishment of the remaining convertible debt of $201,045 and accrued interest of $139,754 for a cash payment of $30,000 and recognized a gain on extinguishment of debt of $310,799.

5. ACCOUNTS RECEIVABLE

Accounts receivable, at June 30, 2006 and 2005, consisted of the following:

	2006	2005

Accounts receivable	$410,930	$179,814
Less allowance for doubtful accounts	142,288	71,963

Total	$268,642	$107,851

6. FURNITURE AND EQUIPMENT

Property and equipment, at June 30, 2006 and 2005, consisted of the following:

	LIFE	2006	2005

Furniture and fixtures	1-5 years	$17,295	$17,295
Machinery and equipment	2- 7 years	25,942	25,848
Leasehold improvements	5 years	63,793	62,937
		107,030	106,080
Less accumulated depreciation		(47,892)	(24,851)
		$59,138	$81,229

7. CONVERTIBLE DEBT

Following is a summary of convertible debt at June 30, 2006 and 2005 (Details of the loan agreements follow the summary):

	2006	2005

Notes payable under Securities Purchase Agreement	$600,000	$-

Convertible debt to individuals	85,000	-
Convertible note settled in 2006	-	201,045
Total convertible debt at contractual amount	685,000	201,045

Less unamortized discount and loan costs	617,716	-
	$67,284	$201,045

NOTES PAYABLE UNDER SECURITIES PURCHASE AGREEMENT

In May 2006, we entered into a Securities Purchase Agreement with certain third parties to provide us $1,500,000 in convertible debt financing (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, we agreed to sell the investors $1,500,000 in convertible debentures (the "Notes"), which have been paid or are payable in three tranches as follows:

- $600,000 upon signing the definitive agreements on May 30, 2006, due May 30, 2009

- $400,000 upon the filing of a registration statement to register shares of common stock which the Convertible Debentures are convertible into as well as the shares of common stock issuable in connection with the Warrants (defined below), and

- $500,000 upon the effectiveness of such registration statement.

The Notes are convertible into our common stock at a discount to the then trading value of our common stock. Additionally, in connection with the Securities Purchase Agreement, we issue the third parties warrants to purchase an aggregate of 50,000,000 shares of our common stock at an exercise price of $0.10 per share (the "Warrants"). As of June 30, 2006 the warrants had a value of $4,000,000 using the Black-Scholes option pricing model.

We also agreed to issue to the finder, Lionheart Associates, LLC doing business as Fairhills Capital ("Lionheart"), a finder's fee in connection with the funding of $100,000 and warrants to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.10 per share. The Lionheart warrants, which had a fair value of $166,000 on the grant date, were recorded as deferred financing cost, and expire if unexercised on or before May 30, 2013.

The proceeds from the Securities Purchase Agreement were allocated to the debt features and to the warrants based upon their fair values. After the latter allocations, the remaining value, if any, is allocated to the other Notes in the financial statements.

The debt discount is being accreted using the effective interest method over the term of the note. For the year ended June 30, 2006 the Company accreted $7,284 of debt discount. The accretion of debt discount is adjusted in direct proportion to the conversions of debt to stock during the period. Accretion of the debt discount for the other current convertible notes was $60,000, resulting in total accretion of debt discount for the year ended June 30, 2006 of $67,284.

WARRANTS ISSUED

The estimated fair value of the 50,000,000 warrants was $4,150,000 at the date of issue. These amounts have been classified as derivative financial instruments and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model. The model uses several assumptions including: historical stock price volatility, risk-free interest rate, remaining time till maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. During the year ended June 30, 2006, due in part to a decrease in the market value of the Company's common stock, the Company recorded as "other income" on the statement of operations the change in fair value of the Warrants of approximately $150,000. These warrants make up $4,000,000 of the derivative liability balance of $5,119,365 as of June 30, 2006.

In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of other income (expense). The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

The other warrants issued to Lionheart, Geoff Eiten and Kertes in connection with the convertible debt to individuals described below had an estimated fair value of $503,163 at the date of issue or at the date of change to derivative accounting. During the year ended June 30, 2006, due in part to a decrease in the market value of the Company's common stock, the Company recorded as "other income" on the statement of operations the change in fair value of the Warrants of approximately $20,425. These warrants make up $482,738 of the derivative liability balance of $5,119,365 as of June 30, 2006.

DEBT FEATURES

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the debt conversion feature provision ( the "Debt Feature") contained in the terms of the Notes is not clearly and closely related to the characteristics of the Note. Accordingly, the Debt Feature qualified as embedded derivative instruments at issuance and, because it does not qualify for any scope exception within SFAS 133, it was required by SFAS 133 to be accounted for separately from the debt instrument and recorded as a derivative financial instrument.

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. The Debt Feature represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes, the Debt Feature had an estimated initial fair value of $513,044.

In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the Debt Feature will be adjusted to the fair value with the corresponding charge or credit to other expense or income. The estimated fair value of the debt features was determined using the probability weighted average expected cash flows / Lattice Model with the closing price on original date of issuance, a conversion price based on the terms of the respective contract, a period based on the terms of the notes, and a volatility factor on the date of issuance. During the year ended June 30, 2006, due in part to a decrease in the market value of the Company's common stock, the Company recorded as "other income" on the statement of operations the change in fair value of the Debt Features of approximately $139,601. The Debt Feature makes up $373,443 of the derivative liability balance of $5,119,365 as of June 30, 2006.

The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

The significant fluctuations can create significant income and expense items on the financial statements of the company.

Because the terms of the convertible notes ("notes") require such classification, the accounting rules required additional convertible notes and non-employee warrants to also be classified as liabilities, regardless of the terms of the new notes and / or warrants. This presumption has been made due to the company no longer having the control to physical or net share settle subsequent convertible instruments because it is tainted by the terms of the notes. Whether or not the notes had contained those terms or even if the transactions were not entered into, it could have altered the treatment of the other notes and the conversion features of the latter agreement may have resulted in a different accounting treatment from the liability classification. The notes and warrants, as well as any subsequent  convertible notes or warrants, will be treated as derivative liabilities until all such provisions are settled.

CONVERTIBLE NOTE SETTLED IN 2006

Convertible debt at June 30, 2005 represents remaining amounts due under a $350,000 convertible note agreement (The "Note") dated February 27, 2001, and bearing interest at the Bank of America prime rate plus 5% per year (Interest rate of 11.25% at June 30, 2006). The Company assumed the Note in connection with the re-capitalization described in Note 3. Under the original terms of the Note, the holder was entitled, at any time after April 25, 2001, to convert the principal amount of this Note or any portion of the principal amount into shares of the Company's common stock at a conversion price equal (at the holder's discretion) to the lesser of (i) the opening bid price on the first trading day immediately following the date that GDAC began trading or (ii) the 5 day average closing bid price immediately preceding the date of notice of conversion. In no event, however, was the conversion price to be lower than $0.005 per share.

Subsequent to the re-capitalization, the Company allowed the holder to convert $148,955 of the Note principal into 14,895,470 shares of the Company's common stock using a price of $0.01 per share. The conversions were not in accordance with the original convertible note agreement and the shares issued had a fair value of $2,688,734 on the dates of conversion. Accordingly, the Company recognized a $2,539,779 loss on extinguishment of debt as of June 30, 2004.

In November 2005, the Company entered into a settlement agreement regarding its convertible debt. Under the settlement agreement the Company paid $30,000 for complete discharge of $201,045 of convertible debt and $139,754 of related accrued interest. The Company recognized a $310,799 gain on extinguishment of debt in connection with the settlement.

CONVERTIBLE DEBT TO INDIVIDUALS

On March 1, 2006, and March 21, 2006, we entered into two separate loans for $17,500, with two shareholders to provide us with an aggregate of $35,000 in funding. The loans bear interest at the rate of 12% per annum, and are were due sixty (60) days from the date the money was loaned, both loans were extended through November 2006. Additionally, both loans are convertible into 1,000,000 shares of our common stock at the rate of one share for each $0.035 owed.

In April 2006, the Company borrowed $50,000 from a shareholder of the Company, and issued that individual a promissory note in connection with such loan. The promissory note bears interest at the rate of 12% per year, and is due and payable on September 29, 2006. This promissory note may also be renewed for additional thirty-day periods at the option of the holder. This loan is convertible into an aggregate of 1,428,571 shares of common stock at the rate of one share for each $0.035 owed. The shareholders also have 1,428,571 outstanding warrants with the Company, which are exercisable for shares of common stock at an exercise price of $0.045 per share, and which expire on May 22, 2008.

The value of the beneficial conversion features associated with convertible debt to individuals originated during March 2006 was estimated to be $35,000 and that value was originally included in additional paid-in capital, treated as a loan cost and was being amortized to interest expense over the term of the debt using the effective yield method. However, the convertible debt issued under the Securities Purchase Agreement in May 2006 caused the Company to have an inadequate number of authorized shares to satisfy the conversion of all convertible debt and exercise of all outstanding warrants and caused the Company to adopt liability treatment of the conversion feature as a derivative financial instrument. At the date the conversion features qualified as embedded derivative instruments and liability treatment was adopted, the fair value of the embedded derivatives was estimated to be $273,997. During the year ended June 30, 2006, due in part to a decrease in the market value of the Company's common stock, the Company recorded as "other income" on the statement of operations, the change in fair value of the embedded derivative of $10,813. The embedded derivative makes up $263,184 of the derivative liability balance of $5,119,365 as of June 30, 2006.

The warrants issued with the $50,000 convertible note issued on April 2006, were originally afforded equity treatment as a loan cost valued at $50,000 and were being amortized to interest expense over the term of the debt using the effective yield method. However, as with the beneficial conversion feature, an inadequate number of authorized shares caused the Company to adopt liability treatment of the warrants as derivative financial instruments in May 2006.

8. INCOME TAXES

At June 30, 2006 the Company has a net operating loss carry-forward ("NOL") of approximately $974,000 expiring through 2025. The Company has a deferred tax asset of approximately $384,000 resulting from this NOL. The loss carry-forwards related to GDAC prior to the re-capitalization are insignificant and are subject to certain limitations under the Internal Revenue Code, including Section 382 of the Tax Reform Act of 1986. Accordingly, such losses are not considered in the calculation of deferred tax assets. The ultimate realization of the Company's deferred tax asset is dependent upon generating sufficient taxable income prior to expiration of the NOL. Due to the nature of this NOL and because realization is not assured, management has established a valuation allowance relating to the deferred tax asset at both June 30, 2006 and 2005, in an amount equal to the deferred tax asset.

The composition of deferred tax assets and the related tax effects at June 30, 2006 and 2005 are as follows:

	2006	2005

Net operating losses	$331,388	$218,122
Deferred rent	4,275	4,824
Allowance for doubtful accounts	48,378	9,207

Total deferred tax assets	384,041	232,153
Valuation allowance	(384,041)	(232,153)

Net deferred tax asset	$-	$-

The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. federal statutory rate of 34% were applied to pre-tax loss for the years ended June 30, 2006 and 2005, is as follows:

	2006		2005
	AMOUNT	%	AMOUNT	%

Benefit for income tax at federal	$1,500,562	34.0%	$1,481,216	34.0%
statutory rate
Gain on debt extinguishments	105,672	2.3	-	-
Non-deductible interest expense	(22,876)	(0.5)	(10,173)	(0.2)
Gain from derivatives	(1,272,350)	(28.8)	-	-
Non-deductible stock-based
compensation	(164,002)	(3.7)	(1,366,890)	(31.4)
Other	(238)	-	9,682	0.2
Change in valuation allowance	(146,767)	(3.3)	(113,835)	(2.6)
Effective rate	$-	-%	$-	-%

9. COMMITMENTS AND CONTINGENCIES

OPERATING LEASE

The Company leases office facilities under a long-term operating lease. The lease provides for one, five- year renewal option and includes provisions for the Company to pay certain maintenance and operating costs of the landlord, that increase if the costs to the landlord increase. The lease agreement includes scheduled base rent increases over the term of the lease; however, rent expense is being recognized on a straight-line basis over the term of the lease. Accordingly, at June 30, 2006 and 2005, the balance sheet reflects $12,575 and $14,188, respectively, of deferred lease expense.

Rent expense under operating leases was $54,001 and $62,032 during the years ended June 30, 2006 and 2005, respectively.

Minimum lease payments due under leases with original lease terms of greater than one year and expiration dates subsequent to June 30, 2006, are summarized as follows:

YEAR ENDING
JUNE 30,	AMOUNT
2007	45,616
2008	47,226
2009	32,200
$125,042

Included in other current assets at June 30, 2006 and 2005 is a security deposit of $3,488, related to the Company's office lease.

CONSULTING CONTRACTS

The Company has entered into consulting contracts with fourteen host companies with facilities at various locations in the United States. These consulting agreements allow the Company to use the host facilities to provide fitting of custom-made artificial limbs and related care and training in exchange for a split of revenues of 30% to the Company and 70% to the host company if the host company provides the patient and 70% to the Company and 30% to the host company if the Company provides the patient. These contracts generally have automatic renewals every six months unless either party gives a termination notice.

CONTINGENCIES

The Company is subject to legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not have a materially adverse effect on the financial position, liquidity or results of operations of the Company.

10. STOCKHOLDERS' EQUITY

PREFERRED STOCK

The Company has 10,000,000 authorized shares of preferred stock, par value $0.001 per share in addition to its authorized common stock. To date the Company has issued 1,000,000 shares of Series A Convertible Preferred Stock ("Series A") to the founders of Pediatric Prosthetics, Inc. The Series A is convertible into common stock on a share for share basis but includes voting privileges of 20 to 1. It is non-cumulative but participates in any declared distributions on an equal basis with common stock.

COMMON STOCK ISSUED FOR CASH

From time to time, in order to fund operating activities of the Company, common stock is issued for cash. Depending on the nature of the offering and restrictions imposed on the shares being sold, the sales price of the common stock may be below the fair market value of the underlying common stock on the date of issuance. During the year ended June 30, 2006, the Company issued 4,700,000 shares of common stock at prices ranging from $0.05 to $0.035, for net cash proceeds of $220,000. During the year ended June 30, 2005 the Company issued 9,210,000 shares of common stock at prices ranging from $0.04 to $0.15, for net cash proceeds of $321,500.

COMMON STOCK ISSUED FOR SERVICES

The Company has issued shares of common stock for services to both employees/directors and outside consultants. During the year ended June 30, 2006 the Company issued 8,696,437 net shares of common stock to outside consultants at market values ranging from $0.08 to $0.11 and recognized compensation expense of $482,360. During the year ended June 30, 2005 the Company issued 36,643,861 shares of common to employee/directors stock at market values ranging from $0.10 to $0.138 and recognized compensation expense of $3,665,136. During such period, the Company also issued 5,588,699 shares of common stock to outside consultants at market values ranging from $0.053 to $0.145 and recognized compensation expense of $355,128.

Additionally, we granted Geoff Eiten, 3,000,000 options in connection with a consulting agreement entered into May 9, 2006. The 3,000,000 options are exercisable into shares of our common stock as follows, 1,000,000 options are exercisable at $0.10 per share, 1,000,000 options are exercisable at $0.20 per share, and 1,000,000 options are exercisable at $0.30 per share. The options granted to Mr. Eiten were valued at $241,241 using the Black-Scholes pricing model and will be expensed as share-based compensation over the 12 month term of the contract ending May 8, 2007. The options carry a three year term and expire on May 8, 2010.

GLOBAL MEDIA FUND, INC. AGREEMENT

In February 2006, we entered into a service agreement (the "Service Agreement") with Global Media Fund Inc. ("Global"), whereby Global agreed to distribute certain newspaper features, which Global has guaranteed will be placed in at least 100 newspapers and radio features regarding the Company, which Global has guaranteed will be placed in at least 400 radio stations. In consideration for the Service Agreement, we agreed to issue Global 250,000 restricted shares of our common stock, which were issued in March 2006. The terms of the agreement call for the Company to issue Global a remaining value of shares equal to $125,000, which will be paid by issuances of common stock on May 1, 2006, August 1, 2006, November 1, 2006 and February 1, 2007. The Service Agreement provides that we will issue shares valued at $28,125 per payment; however the agreement contains a provision that provides Global with shares that are at a 10% discount to the quoted market price, therefore Global will receive common stock valued at $31,250 for each of the remaining installment payments.

GLOBAL MEDIA FUND, INC. AGREEMENT, CONTINUED

If we fail to issue Global any consideration owed pursuant to the Service Agreement when due, Global may terminate the Service Agreement with thirty (30) days written notice to us at which time Global will keep all consideration issued as of that date. We have the right to cancel the Service Agreement at anytime with thirty (30) days written notice to Global, at which time Global will keep all consideration issued as of that date.

STOCK OPTIONS AND WARRANTS

In connection with the origination of various convertible debt agreements the Company issued warrants for shares of its common stock during the year ended June 30, 2006 (See Note 6). Following is a summary of option and warrant activity:

	NUMBER OF		WEIGHTED
	COMMON	EXERCISE	AVERAGE
	STOCK	PRICE	EXERCISE
	EQUIVALENTS	RANGE	PRICE

Outstanding at June 30, 2004 and 2005	-	$-	$-

Warrants issued to Note Holders Under Securities
Purchase Agreement	50,000,000	0.10	0.10

Warrants issued as finders fee Under Securities
Purchase Agreement	2,000,000	0.10	0.10

Warrants issued to originate convertible debt
to Individuals	1,428,571	0.045	0.045

Options issued for consulting services	3,000,000	0.10 - 0.30	0.16

Outstanding at June 30, 2006	56,428,571	$0.045 - 0.30	$0.14

Following is a summary of outstanding stock options and warrants at June 30,
2006:

	REMAINING			WEIGHTED
	CONTRACTED			AVERAGE
	LIFE		EXERCISE	EXERCISE
EXPIRATION DATE	(YEARS)	SHARES	PRICE	PRICE
May 2008	1.9	1,428,571	$0.045	$0.045
May 2010	3.9	1,000,000	0.10	0.10
May 2010	3.9	1,000,000	0.20	0.20
May 2010	3.9	1,000,000	0.30	0.30
May 2013	6.9	52,000,000	0.10	0.10
Outstanding at June 30, 2006		56,428,571

11. 401(K) SALARY DEFERRAL PLAN

The Company has a 401(k) salary deferral plan (the "Plan") which became effective on January 1, 1998, for eligible employees who have met certain service requirements. The Plan provides for discretionary Company matching contributions; however the Company made no contributions and recognized no expense during the years ended June 30, 2006 or 2005.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid
Filing Fee - Securities and Exchange Commission	$19.24
Attorney's fees and expenses	35,000.00*
Accountant's fees and expenses	10,000.00*
Transfer agent's and registrar fees and expenses	1,500.00*
Printing and engraving expenses	1,500.00*
Miscellaneous expenses	5,000.00*
Total	$53,019.24

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the period from inception until June 30, 2005, we effected the following transactions in reliance upon exemptions from registration under the Securities Act of 1933 as amended (the "Act") as provided in Section 4(2) thereof or, upon exemptions from registration under the Act as provided in Regulation D thereof. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. None of the transactions involved a public offering. We believe that each person had knowledge and experience in financial and business matters, which allowed them to evaluate the merits and risk of the receipt of our securities. We believe that each person was knowledgeable about our operations and financial condition.

COMMON STOCK ISSUED FOR CASH DURING THE FISCAL YEARS ENDED JUNE 30, 2004 AND 2005

During the period from inception, October 10, 2003, to June 30, 2004, the Company sold 4,200,000 shares of common stock at prices ranging from $0.10 to $0.125, for net cash proceeds of $425,000, as follows:

Date	Shares sold	Price per share	Cash Proceeds
December 2003	500,000	$0.100	$50,000
December 2003	200,000	$0.125	$25,000
December 2003	750,000	$0.100	$75,000
January 2004	400,000	$0.100	$40,000
February 2004	1,500,000	$0.100	$150,000
March 2004	350,000	$0.100	$35,000
June 2004	500,000	$0.100	$50,000
Totals	4,200,000		$425,000

We claim an exemption from registration for the above issuances of shares, which shares were issued free of restrictive legend, pursuant to Rule 504 of Regulation D of the Securities Act of 1933 (the "Act"). We believe we qualified for an exemption from registration pursuant to Rule 504, because i) at the time of such sales, we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act of 1934, we were not (and are still not) an investment company, and we were not (and are still not) a development stage company with no specific business plan or purpose or which has indicated that its business plan is to engage in a merger or acquisition; ii) we complied with the terms and conditions of Rule 501 and Rule 502 of the Act; iii) such sales were made in a state which specifically provided for such Rule 504 exemptions and we complied with the rules and regulations of such state in connection with such issuances; and iv) because the aggregate offering price for the offering of our securities issued pursuant to Rule 504 did not exceed $1,000,000 for all securities sold within the twelve months before the start of and during the offering of such securities.

During the year ended June 30, 2005 the Company sold 9,210,000 shares of common stock at prices ranging from $0.014 to $0.10, for net cash proceeds of $321,500, as follows:

Date	Shares sold	Price per share	Cash Proceeds
July 2004	350,000	$0.100	$35,000
September 2004	2,500,000	$0.010	$25,000
October 2004	1,750,000	$0.014	$25,000
December 2004	1,000,000	$0.050	$50,000
January 2005	500,000	$0.050	$25,000
February 2005	1,000,000	$0.050	$50,000
March 2005	810,000	$0.050	$40,500
March 2005	300,000	$0.070	$21,000
April 2005	1,000,000	$0.050	$50,000
Totals	9,210,000		$321,500

We claim an exemption from registration for the above issuances of shares, which shares were issued free of restricted legend, pursuant to Rule 504 of the Act. We believe we qualified for an exemption from registration pursuant to Rule 504, because i) at the time of such sales, we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act of 1934, we were not (and are still not) an investment company, and we were not (and are still not) a development stage company with no specific business plan or purpose or which has indicated that its business plan is to engage in a merger or acquisition; ii) we complied with the terms and conditions of Rule 501 and Rule 502 of the Act; iii) such sales were made in a state which specifically provided for such Rule 504 exemptions and we complied with the rules and regulations of such state in connection with such issuances; and iv) because the aggregate offering price for the offering of our securities issued pursuant to Rule 504 did not exceed $1,000,000 for all securities sold within the twelve months before the start of and during the offering of such securities.

COMMON STOCK ISSUED FOR SERVICES DURING THE FISCAL YEARS ENDED JUNE 30, 2004 AND 2005

During the period from inception, October 10, 2003, to June 30, 2004, we issued 3,750,000 shares of common stock at market values ranging from $0.110 to $0.184 and recognized share-based compensation expense of $454,000, as follows:

Date	Shares issued	Share value	Consideration
January 2004	500,000 (1)	$78,000	Services rendered by a consultant in connection with our state reporting requirements and certain filings required to maintain and update our trading profile on the Pinksheets.com

March 2004	3,000,000(2)	$330,000	Investor relations and consultation in connection with press releases

June 2004	250,000(2)	$46,000	Administrative assistance services rendered

(1) We claim an exemption from registration for the above issuances of shares, which shares were issued free of restricted legend, pursuant to Rule 504 of the Act. We believe we qualified for an exemption from registration pursuant to Rule 504, because i) at the time of such sales, we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act of 1934, we were not (and are still not) an investment company, and we were not (and are still not) a development stage company with no specific business plan or purpose or which has indicated that its business plan is to engage in a merger or acquisition; ii) we complied with the terms and conditions of Rule 501 and Rule 502 of the Act; iii) such sales were made in a state which specifically provided for such Rule 504 exemptions and we complied with the rules and regulations of such state in connection with such issuances; and iv) because the aggregate offering price for the offering of our securities issued pursuant to Rule 504 did not exceed $1,000,000 for all securities sold within the twelve months before the start of and during the offering of such securities.

(2) We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above restricted share issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

During the year ended June 30, 2005 we issued 36,643,861 restricted shares of common stock to employee/directors at market values ranging from $0.100 to $0.138 and recognized compensation expense of $3,665,136, as follows:

Employee	Date	Shares issued	Services Rendered
Dan Morgan	December 2004	9,198,861	Services as the
			Company's Chief Prosthetist

Linda Putback-Bean	December 2004	27,000,000	Services as the
			Company's President

Gordon Cooley	December 2004	25,000	Bonus for services
			Rendered as our
			then lab manager

Jean Gonzalez	December 2004	275,000	Bonus for services
			rendered as one of
			our employee prosthetist's

Kimberly Harberger	December 2004	125,000	Bonus for services
			rendered

Nancy Conte Fisher	April 2005	20,000	Occupational therapy
			services
	Totals	36,643,861

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

During the year ended June 30, 2005, we also issued 5,588,699 shares of common stock to outside consultants at market values ranging from $0.053 to $0.145 and recognized compensation expense of $355,128, as follows:

		Value attributed
Date	Shares issued	to Shares	Compensation
August 2004	3,013,699(1)	$165,753	Investor relations
		($0.055 per share)	services rendered

August 2004	2,000,000(1)	$106,000	Investor relations
		($0.053 per share)	services rendered

January 2005	75,000(1)	$10,875	Marketing services
		($0.145 per share)

January 2005	500,000(2)	$72,500	Investor relations
		($0.145 per share)	services rendered
			including the drafting of
			press releases and
			assistance with a
			national distribution and
			marketing campaign for
			the Company
Totals	5,588,699	$355,128

(1) We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above restricted share issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

(2) We claim an exemption from registration for the above issuances of shares, which shares were issued free of restrictive legend, pursuant to Rule 504 of the Act. We believe we qualified for an exemption from registration pursuant to Rule 504, because i) at the time of such sales, we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act of 1934, we were not (and are still not) an investment company, and we were not (and are still not) a development stage company with no specific business plan or purpose or which has indicated that its business plan is to engage in a merger or acquisition; ii) we complied with the terms and conditions of Rule 501 and Rule 502 of the Act; iii) such sales were made in a state which specifically provided for such Rule 504 exemptions and we complied with the rules and regulations of such state in connection with such issuances; and iv) because the aggregate offering price for the offering of our securities issued pursuant to Rule 504 did not exceed $1,000,000 for all securities sold within the twelve months before the start of and during the offering of such securities.

COMMON STOCK ISSUED FOR CONVERSION OF DEBT AND PAYMENT OF ACCRUED INTEREST DURING THE FISCAL YEARS ENDED JUNE 30, 2004 AND 2005

During the period from inception, October 10, 2003, to June 30, 2004, we issued 14,895,470 shares of common stock for the conversion of convertible debt and accrued interest on convertible debt notes totaling $148,955, as follows:

Date	Shares issued	Debt forgiven
November 2003	7,839,470	$78,395 in connection with
		the forgiveness of debt assumed
		from the operations of the Company
		prior to the Exchange discussed
		above under "History of the Company"

December 2003	1,456,000	$14,560 in connection with the
		further forgiveness of debt assumed
		from the Company prior the Exchange

January 2004	2,600,000	$26,000 in connection with the
		further forgiveness of debt assumed
		from the Company prior the Exchange

June 2004	3,000,000	$30,000 in connection with the
		further forgiveness of debt assumed
		from the Company prior the Exchange
Totals	14,895,470	$148,955

We claim an exemption from registration for the above issuances of shares, which shares were issued free of restrictive legend, pursuant to Rule 504 the Act. We believe we qualified for an exemption from registration pursuant to Rule 504, because i) at the time of such sales, we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act of 1934, we were not (and are still not) an investment company, and we were not (and are still not) a development stage company with no specific business plan or purpose or which has indicated that its business plan is to engage in a merger or acquisition; ii) we complied with the terms and conditions of Rule 501 and Rule 502 of the Act; iii) such sales were made in a state which specifically provided for such Rule 504 exemptions and we complied with the rules and regulations of such state in connection with such issuances; and iv) because the aggregate offering price for the offering of our securities issued pursuant to Rule 504 did not exceed $1,000,000 for all securities sold within the twelve months before the start of and during the offering of such securities.

COMMON STOCK ISSUED DURING THE FISCAL YEAR ENDED JUNE 30, 2006

In July 2005, we sold an aggregate of 2,500,000 shares of common stock to three individuals for aggregate consideration of $125,000 or $0.05 per share. We claim an exemption from registration for the above issuances pursuant to Rule 504 of the Securities Act of 1933.

In August 2005, we sold 1,000,000 shares of common stock to one individual for $50,000 or $0.05 per share. We claim an exemption from registration for the above issuance pursuant to Rule 504 of the Securities Act of 1933.

In September 2005, we issued an aggregate of 10,000,000 restricted shares of common stock to four consultants (which included 2,000,000 shares which were later cancelled) in connection with their entry into marketing agreements, whereby they agreed to market our prosthetics services. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In September 2005, our Chief Executive Officer and Director, Linda Putback-Bean cancelled 4,000,000 of the shares which she held, which shares were previously issued to Mrs. Putback-Bean for services in 2005, so that we would have a sufficient number of shares of authorized but unissued common stock to pay consultants in shares of our common stock. It is anticipated that once we increase our authorized shares of common stock, Mrs. Putback-Bean will be reissued the 4,000,000 shares of common stock which she previously agreed to cancel.

In December 2005, we sold 1,000,000 shares of common stock to one individual for $35,000 or $0.035 per share. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuance, since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In January 2006, we sold 200,000 shares of common stock to one individual for $10,000 or $0.05 per share. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuance, since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In March 2006, we issued 220,000 shares of common stock to Global in connection and in consideration for Global's entry into the Service Agreement and 30,000 shares of common stock to Andrew Austin as a commission in connection with the Global Media Service Agreement. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In May 2006, we entered into a services agreement with Stock Enterprises, a privately held financial and investor relations services firm ("Stock"), whereby Stock agreed to provide us investor relations services on a non-exclusive basis for the period of one (1) year, and we agreed to issue Stock 2,000,000 restricted shares of our common stock, which shares have not been issued to Stock to date. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuance, since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

On May 30, 2006, we entered into a Securities Purchase Agreement, with various third parties (the "Purchasers") to sell an aggregate of $1,500,000 in Callable Secured Convertible Notes, which bear interest at the rate of 6% per annum (the "Debentures," the “Notes” or the “Convertible Notes”), of which an aggregate of $600,000 in Debentures was sold to the Purchasers on May 30, 2006, and the remaining $900,000 is to be sold in two separate tranches, $400,000 on or around the date we file a registration statement to register the shares of common stock the Debentures are convertible into (which Debentures were sold in February 2007), and $500,000 upon the date such registration statement is declared effective by the SEC. We claim an exemption from registration provided by Rule 506 of Regulation D for the above issuances.

In connection with the sale of the Debentures, we granted the various third party Purchasers Stock Purchase Warrants to purchase an aggregate of 50,000,000 shares of our common stock at an exercise price of $0.10 per share, which warrants expire if unexercised on May 30, 2013. We claim an exemption from registration provided by Rule 506 of Regulation D for the grant of the warrants.

We also agreed to grant a finder, Lionheart Associates, LLC doing business as Fairhills Capital ("Lionheart"), a finder's fee in connection with the funding which included warrants to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.10 per share. The Lionheart warrants expire if unexercised on May 30, 2013. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, since the foregoing transaction did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the grant for investment and not resale and we took appropriate measures to restrict transfer.

Additionally, in connection with the closing of the sale of the Debentures, described above, we agreed to grant OTC Financial, as a finder's fee in connection with the funding, 3,000,000 warrants to purchase shares of our common stock. The 3,000,000 warrants are exercisable into shares of our common stock as follows, 1,000,000 warrants are exercisable at $0.10 per share, 1,000,000 warrants are exercisable at $0.20 per share, and 1,000,000 warrants are exercisable at $0.30 per share. The warrants granted to OTC Financial expire if unexercised on May 8, 2010. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, since the foregoing transaction did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the grant for investment and not resale and we took appropriate measures to restrict transfer.

In June 2006, we issued an aggregate of 446,427 shares of common stock valued at $31,250, of which 392,856 shares of common stock were issued to Global in connection with the May 1, 2006, payment of $28,125 on the Service Agreement (described above) and 53,571 shares of common stock were issued to Andrew Austin as a commission in connection with the Global Media Service Agreement. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

SHARES OF COMMON STOCK ISSUED SUBSEQUENT TO THE YEAR ENDED JUNE 30, 2006:

On or about February 16, 2007, we sold an aggregate of $400,000 in Callable Secured Convertible Notes, which bear interest at the rate of 6% per annum to the Purchasers in connection with a Securities Purchase Agreement entered into with the Purchasers on May 30, 2006. We claim an exemption from registration provided by Rule 506 of Regulation D for the above issuances.

On April 17, 2007, we granted an aggregate of 1,000,000 warrants to purchase shares of our common stock to the Purchasers, as described above. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above grants, since the foregoing grants did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions.

In May 2007, we issued an aggregate of 2,000,000 restricted shares of our common stock to Stock Enterprises, a privately held financial and investor relations services firm ("Stock"), in connection with our May 2006 entry into a services agreement with Stock, whereby Stock agreed to provide us investor relations services on a non-exclusive basis for the period of one (1) year. We were unable to issue the shares of common stock to Stock until May 2007, because we did not have a sufficient number of authorized but unissued shares of common stock until our Annual Meeting of Shareholders held in March 2007. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuance, since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

ITEM 27. EXHIBITS

Exhibits	Description

Exhibit 3.1(1)	Articles of Incorporation (Pediatric Prosthetics, Inc.-Texas) dated September 15, 2003

Exhibit 3.2(4)	Restated Articles of Incorporation of the Company (March 9, 2001)

Exhibit 3.3(4)	Reinstatement (June 29, 2003)

Exhibit 3.4(1)	Amendment to Articles of Incorporation of the Company (October 31, 2003)

Exhibit 3.5(1)	Amendment to Articles of Incorporation of the Company (November 7, 2003)
(Series A Convertible Preferred Stock Designation of Rights)

Exhibit 3.6(6)	Amendment to Articles of Incorporation of the Company (March 15, 2007)

Exhibit 3.7(4)	Bylaws of the Company

Exhibit 4.1(1)	Shareholder Voting Agreement dated October 31, 2003

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1(1)	Acquisition Agreement between Grant Douglas Acquisition Corp. and Pediatric Prosthetics, Inc. dated October 10, 2003

Exhibit 10.2(4)	Sample Host Affiliate Agreement

Exhibit 10.3(2)	Settlement Agreement with Secured Releases, LLC

Exhibit 10.3(3)	Securities Purchase Agreement

Exhibit 10.4(3)	Callable Secured Convertible Note with AJW Offshore, Ltd.

Exhibit 10.5(3)	Callable Secured Convertible Note with AJW Partners, LLC

Exhibit 10.6(3)	Callable Secured Convertible Note with AJW Qualified Partners, LLC

Exhibit 10.7(3)	Callable Secured Convertible Note with New Millennium Capital Partners II, LLC

Exhibit 10.8(3)	Stock Purchase Warrant with AJW Offshore, Ltd.

Exhibit 10.9(3)	Stock Purchase Warrant with AJW Partners, LLC

Exhibit 10.10(3)	Stock Purchase Warrant with AJW Qualified Partners, LLC

Exhibit 10.11(3)	Stock Purchase Warrant with New Millennium Capital Partners II, LLC

Exhibit 10.12(3)	Security Agreement

Exhibit 10.13(3)	Intellectual Property Security Agreement

Exhibit 10.14(3)	Registration Rights Agreement

Exhibit 10.15(4)	Consulting Agreement with National Financial Communications Corp.

Exhibit 10.16(4)	Warrant Agreement with Lionheart Associates, LLC doing business as Fairhills Capital

Exhibit 10.17(4)	Investor Relations Consulting Agreement with Joe Gordon

Exhibit 10.18(5)	Waiver of Rights Agreement

Exhibit 10.20(7)	Kertes Convertible Note and Warrant

Exhibit 10.21(7)	Global Media Agreement

Exhibit 10.22(8)	Second Closing - Callable Secured Convertible Note with AJW Offshore, Ltd.

Exhibit 10.23(8)	Second Closing - Callable Secured Convertible Note with AJW Partners, LLC

Exhibit 10.24(8)	Second Closing - Callable Secured Convertible Note with AJW Qualified Partners, LLC

Exhibit 10.25(8)	Second Closing - Callable Secured Convertible Note with New Millennium Capital Partners II, LLC

Exhibit 10.26(9)	Second Waiver of Rights Agreement

Exhibit 10.27(10)	Stock Purchase Warrant with AJW Offshore, Ltd.

Exhibit 10.28(10)	Stock Purchase Warrant with AJW Partners, LLC

Exhibit 10.29(10)	Stock Purchase Warrant with AJW Qualified Partners, LLC

Exhibit 10.30(10)	Stock Purchase Warrant with New Millennium Capital Partners, LLC

Exhibit 23.1*	Consent of Malone & Bailey, PC

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

(1) Filed as exhibits to our Form 10-SB, filed with the Commission on February 13, 2006, and incorporated herein by reference.

(2) Filed as an exhibit to our quarterly report on Form 10-QSB, filed with the Commission on July 5, 2006, and incorporated herein by reference.

(3) Filed as exhibits to our report on Form 8-K, filed with the Commission on June 2, 2006, and incorporated herein by reference.

(4) Filed as exhibits to our Form 10-SB, filed with the Commission on July 14, 2006, and incorporated herein by reference.

(5) Filed as an exhibit to our Form 10-KSB filed with the Commission on October 27, 2006, and incorporated herein by reference.

(6) Filed as an exhibit to our report on Form 8-K filed with the Commission on March 20, 2007, and incorporated herein by reference.

(7) Filed as exhibits to our Form SB-2 Registration Statement filed with the Commission on February 9, 2007, and incorporated herein by reference.

(8) Filed as exhibits to our report on Form 8-K filed with the Commission on February 26, 2007, and incorporated herein by reference.

(9) Filed as an exhibit to our report on Form 8-K filed with the Commission on April 18, 2007, and incorporated herein by reference.

(10) Filed as exhibits to our report on Form 8-K filed with the Commission on May 15, 2007, and incorporated herein by reference.

* Filed as an exhibit to this Form SB-2 Registration Statement.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Houston, Texas, July 11, 2007.

PEDIATRIC PROSTHETICS, INC.

Date: July 11, 2007	By:/s/ Linda Putback-Bean
Linda Putback-Bean
Chief Executive Officer and
President

Date: July 11, 2007	By:/s/ Kenneth W. Bean
Kenneth W. Bean
Chief Financial Officer
(Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: July 11, 2007	By:/s/ Linda Putback-Bean
Linda Putback-Bean
Chief Executive Officer, President and Director

Date: July 11, 2007	By:/s/ Kenneth Bean
Kenneth Bean
Vice President of Operations,
Secretary, Chief Financial
Officer (Principal Accounting Officer) and Director